Exhibit 10.1

CREDIT AGREEMENT

among

SMILE BRANDS INC.,

SMILE BRANDS WEST, INC.,

SMILE BRANDS OF TEXAS, L.P.,

and

SMILE BRANDS EAST, INC.

as Borrowers,

THE LENDERS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger and Joint Bookrunner,

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arranger and Joint Bookrunner,

and

SUNTRUST BANK,

as Syndication Agent

Dated as of February 26, 2010

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

SCHEDULES

SCHEDULE I	-	THE LENDERS
SCHEDULE 3.01	-	CONDITIONS PRECEDENT
SCHEDULE 4.01(g)	-	LITIGATION
SCHEDULE 4.01(h)	-	REAL PROPERTY
SCHEDULE 4.01(j)		OUTSTANDING SUBSCRIPTIONS, OPTIONS, ETC.
SCHEDULE 4.01(k)	-	MULTIEMPLOYER PLANS
SCHEDULE 4.01(n)		GOVERNMENTAL CHARGES
SCHEDULE 4.01(o)	-	SUBSIDIARIES
SCHEDULE 4.01(u)	-	INSURANCE
SCHEDULE 4.01(x)		SERVICE AGREEMENTS
SCHEDULE 5.02(a)	-	EXISTING INDEBTEDNESS
SCHEDULE 5.02(b)	-	EXISTING LIENS
SCHEDULE 5.02(e)	-	EXISTING INVESTMENTS
SCHEDULE 5.02(j)		EXISTING TRANSACTIONS WITH AFFILIATES
SCHEDULE 5.02(n)		EXISTING RESTRICTIVE AGREEMENTS

EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	NOTICE OF SWING LINE BORROWING
EXHIBIT E	REVOLVING LOAN NOTE
EXHIBIT F	TERM LOAN NOTE
EXHIBIT G	SWING LINE NOTE
EXHIBIT H	ASSIGNMENT AGREEMENT
EXHIBIT I	COMPLIANCE CERTIFICATE
EXHIBIT J	COLLATERAL CERTIFICATE
EXHIBIT K	NON-BANK CERTIFICATE

EXECUTION VERSION

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 26, 2010, is entered into by and among: (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East”, and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I hereto, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”), as L/C Issuer and as Swing Line Lender. WELLS FARGO SECURITIES, LLC (“WFS”) and SUNTRUST ROBINSON HUMPHREY, INC. have each been given the titles of joint lead arranger and joint bookrunner in connection with this Agreement (in such capacity, collectively, the “Joint Lead Arrangers”); and SUNTRUST BANK has been given the title of syndication agent in connection with this Agreement (in such capacity, the “Syndication Agent”).

RECITALS

A. The Borrowers have requested that the Lenders provide certain credit facilities to the Borrowers.

B. The Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. INTERPRETATION.

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Acquired Indebtedness” shall mean Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of any Loan Party or at the time it merges or consolidates with or into any Loan Party or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Loan Party or such acquisition, merger or consolidation and which Indebtedness is without recourse to any Loan Party or to any of their respective properties or assets other than the Person(s) (or their successors) or the assets to which such Indebtedness related prior to the time such Persons became a Subsidiary or the time of such acquisition, merger or consolidation.

“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Closing Date.

“Adjusted EBITDA” shall mean, for any period, (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income for such period, the sum of the following for such period (without duplication): (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization expenses, (iv) non-cash expenses related to stock-based compensation, (v) losses on asset dispositions, (vi) the aggregate amount of extraordinary or non-recurring losses, (vii) reorganization costs and other expenses incurred in connection with the Initial Public Offering, whether or not any such offering is consummated, provided that the aggregate amount of additions to Adjusted EBITDA do not exceed $7,000,000 in the aggregate during the term of this Agreement, (viii) expenses incurred in connection with the closing of this Agreement and the transactions contemplated hereby, (ix) non-cash expenses related to goodwill and trademark impairment, (xi) loss on debt extinguishments (net of any income), (xii) merger and other acquisition transaction and related costs, whether or not any such transaction is consummated, including integration or reorganization costs related to any such transaction, and (xiii) other non-cash charges minus (c) to the extent added in determining Net Income for such period, the sum of the following for such period (without duplication): (w) interest income for such period, (x) the aggregate amount of extraordinary or non-recurring income or gains, (y) gains from asset dispositions and (z) other non-cash income or gains.

Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA (adjusted as provided below) as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period; provided that, with respect to any such Acquired Person, the Adjusted EBITDA of such Person shall be adjusted to take into account compensation expense, occupancy costs, rental expenses and other verifiable cost and expense items that will be eliminated as a result of consummating the Permitted Acquisition and integrating the applicable target company or business (“Acquisition Addbacks”); provided further that Acquisition Addbacks shall be subject to the review and exclusion by the Administrative Agent in the exercise of its reasonable discretion.

All financial ratios and tests provided in or by reference to Section 5.03 that include the quarterly periods ending June 30, 2009, September 30, 2009 and December 31, 2009 shall be calculated based on the following schedule of Adjusted EBITDA for such periods:

Fiscal Quarter Ending	Adjusted EBITDA
June 30, 2009	$14,436,886
September 30, 2009	$14,159,341
December 31, 2009	$12,553,792

“Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of any Loan Party.

“Affiliated Practice” shall mean any dentist, orthodontist, pediatric dentist or other dental related practice for which a Loan Party provides business, management, administrative or other non-clinical support services pursuant to a Service Agreement.

“Agreement” shall mean this Credit Agreement.

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan and Portion (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Base Rate” shall mean, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on the Business Day prior to such day plus one and one-half percent (1.50%) and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one and one-half percent (1.50%). As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan, Portion or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (i) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(i).

“Base Rate Portion” shall mean, at any time, a Portion of the Term Loan Borrowing, or a Term Loan, as the case may be, which then bears interest at a rate specified in Section 2.01(d)(i).

“Borrower” and “Borrowers” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.

“Borrower Representative” shall have the meaning given to such term in Section 8.01(c).

“Borrowing” shall mean a Revolving Loan Borrowing, the Term Loan Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business

Day is related to a LIBOR Loan or a LIBOR Portion, dealings in Dollar deposits are carried out in the London interbank market.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Expenditures” shall mean, with respect to any Person and any period, all expenditures which should be capitalized in accordance with GAAP, including all Maintenance Capital Expenditures and Growth Capital Expenditures; provided, that Capital Expenditures shall exclude (i) expenditures made using the proceeds of dispositions that are permitted under Section 5.02(c) hereof, (ii) expenditures made with tenant improvement allowances provided by landlords under leases and (iii) expenditures incurred in connection with Permitted Acquisitions.

“Capital Lease Obligations” shall mean all monetary obligations of a Loan Party under any Capital Leases.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for its own benefit and for the benefit of the L/C Issuer and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Deteriorating Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, obligations in respect of Swing Line Loans or obligations of a Deteriorating Lender, as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b) Certificates of deposit maturing within six months from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations; and

(e) Money market funds; provided that substantially all of the assets of such funds are comprised of securities described in clauses (a) through (d) above.

Notwithstanding the foregoing, in no event shall “Cash Equivalents” include auction rate securities.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a) Parent shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of Smile Brands; or

(b) Smile Brands shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of Smile West, Smile Texas or Smile East; or

(c) Prior to the Initial Public Offering, Freeman Spogli, together with its Controlled Investment Affiliates, shall fail to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the Equity Securities of the Parent; or

(d) From and after the Initial Public Offering, any Person, together with its Controlled Investment Affiliates (other than Freeman Spogli, together with its Controlled Investment Affiliates), shall beneficially own and control, directly or indirectly, more than 40% of the Equity Securities of the Parent; or

(e) During any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent’s board of directors (together with any new directors (x) whose election by the Parent’s board of directors was, or (y) whose nomination for election by the Parent’s shareholders was (prior to the date of the proxy, consent or other solicitation relating to such nomination), approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office; or

(f) A “change of control” or “change in control” or any similar term as defined in any document governing Subordinated Obligations or other Indebtedness described in clause (a) of the definition thereof in excess of $5,000,000 of any Loan Party which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof or the right to require such Loan Party to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall have the meaning given to that term in Section 2.11(b).

“Closing Date” shall mean the time and Business Day on which the satisfaction of all conditions precedent and the consummation of all of the transactions contemplated in Schedule 3.01 occur.

“Collateral” shall mean all Property in which the Collateral Agent, the Administrative Agent or any Lender has a Lien to secure the Obligations or the Guaranty.

“Collateral Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Collateral Assignment of Leases” shall mean that certain Assignment of Leases, dated as of the date hereof, by and among the Borrowers, each Guarantor party thereto and the Collateral Agent.

“Collateral Certificate” shall mean a Collateral Certificate in substantially the form of Exhibit J, appropriately completed and duly executed by Parent.

“Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, the per annum percentage which is used to calculate Commitment Fees for such Revolving Loan Commitments determined pursuant to the Pricing Grid.

“Commitment Fees” shall have the meaning given to that term in Section 2.05(b).

“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean all non-public, confidential or proprietary information, data, reports, interpretations, forecasts and records containing or otherwise reflecting information relating to any Loan Party delivered to any Lender, the Collateral Agent or the Administrative Agent (each, a “Knowledgeable Party”) by or on behalf of any Loan Party pursuant to the Credit Documents; provided; however, that such term does not include information that (a) is obtained by a Knowledgeable Party or any of their respective Representatives from a third party who is not known by such Knowledgeable Party or its Representatives to be prohibited from disclosing the information by a contractual, legal or fiduciary obligation to any Loan Party; or (b) information that is or becomes publicly available (other than as a result of disclosure by a Knowledgeable Party or its Representatives in violation of this Agreement).

“Consolidated Current Liabilities” shall mean, as at any date of determination, the current liabilities (excluding the current portion of the Loans) of the Loan Parties on such date (determined on a consolidated basis without duplication in accordance with GAAP).

“Consolidated Non-Cash Current Assets” shall mean, as at any date of determination, the current assets (excluding cash and cash equivalents and deferred income taxes) of the Loan Parties on such date (determined on a consolidated basis without duplication in accordance with GAAP).

“Contingent Obligation” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of any Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to guarantee the repayment of such Indebtedness, lease, dividend or other obligation or to otherwise provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) as a partner or joint venturer in any partnership or joint venture, unless such Person is not liable for any of the debts and obligations of such partnership or joint venture; (iii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iv) under any Rate Contracts; (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (vi) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.

“Control Agreement” shall mean a control agreement among a Borrower or a Guarantor, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Collateral Agent, in form and substance acceptable to the Collateral Agent.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by the former such Person primarily for the purpose of making or holding equity or debt investments in one or more companies. For purposes of this definition,

“control” of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person whether by contract or otherwise.

“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, all documents related to Lender Bank Products, the Collateral Certificate, the Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean a Lender which (a) has failed to fund its portion of any Borrowing, any participations in Letters of Credit or participations in Swing Line Loans required to be funded by it under this Agreement within three (3) Business Days of the date when due, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding.

“Dental Clinic” means an individual address where dental services are performed.

“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii) (X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Deteriorating Lender” shall mean (a) a Defaulting Lender or (b) a Lender as to which (i) the L/C Issuer or Swing Line Lender (as applicable) has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that controls such Lender has been deemed insolvent (by a Governmental Authority) or becomes subject to a receivership, bankruptcy or other similar proceeding. For the purpose of this definition, “control” of a Lender shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Disregarded Foreign Subsidiary” shall mean a Foreign Subsidiary that is a disregarded entity for federal income tax purposes under the IRC (but excluding any Foreign Subsidiary whose Equity Securities are owned, directly or indirectly, by a controlled foreign corporation under and within the meaning of Section 957 of the IRC).

“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person, excluding any compensation in the ordinary course of business paid or payable to any officer, director or employee of any Loan Party), but excluding distributions or dividends payable by a Person solely in membership interests or shares of Equity Securities of such Person.

“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and Base Rate Portions will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of a Borrower which is organized under the laws of the United States or any state thereof.

“DPM Laws” shall mean, collectively, laws applicable to (i) dental practices, (ii) the provision of dental services, (iii) dental practice management support services organizations and (iv) any other aspect of the business of the Loan Parties.

“Effective Amount” shall mean (i) with respect to Revolving Loans, Term Loans, and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (A) any borrowings and prepayments or repayments of Revolving Loans, Term Loans, and Swing Line Loans and (B) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party or any natural person.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees and any diminution in the value of the security afforded to the Lenders with respect to any real property owned or used by any Loan Party), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Loan Party or migrating or threatening to migrate to or from any such real property regardless of whether or not caused by or within the control of any Loan Party, (b) arising from any investigation, proceeding or remediation of any location at which any Loan Party or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned or used by any Loan Party.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Emergency Planning and Community Right-to-

Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Loan Party under Sections 414(b) and (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA (or the receipt by a Loan Party or any ERISA Affiliate of notice from a Multiemployer Plan that it intends to terminate or has terminated under Section 4041A of ERISA), the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan under Section 4041(c) or 4041A or ERISA; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate under Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans and LIBOR Portions will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Excess Cash Flow” shall mean, for any fiscal year, (a) Adjusted EBITDA for such fiscal year; minus (b) the sum, without duplication, of each of the following: (i) the aggregate amount of scheduled principal repayments of any Indebtedness (including the Term Loans) made by the Loan Parties during such fiscal year (to the extent permitted to be paid by this Agreement), (ii) Interest Expense to the extent paid in cash by the Loan Parties during such fiscal year, (iii) income tax (or state taxes in lieu of income tax) and other tax expense to the extent paid in cash by the Loan Parties during such fiscal year, (iv) the aggregate amount of cash Distributions made by the Loan Parties during such fiscal year (to the extent permitted to be made by this Agreement), (v) Capital Expenditures not financed by Indebtedness and made by the Loan Parties during such fiscal year, (vi) extraordinary and non-recurring losses to the extent added back to the calculation of Adjusted EBITDA that are paid in cash during such fiscal year, (vii) reorganization costs and other expenses incurred in connection with the Initial Public Offering to the extent added back to the calculation of Adjusted EBITDA that are paid in cash during such fiscal year, (viii) expenses incurred in connection with the closing of this Agreement and the transactions contemplated hereby to the extent added back to the calculation of Adjusted EBITDA that are paid in cash during such fiscal year, (ix) cash consideration paid by the Loan Parties in Permitted Acquisitions (excluding any such cash consideration funded with the proceeds of an equity contribution to Parent or financed by Indebtedness), (x) to the extent added back to the calculation of Adjusted EBITDA and paid in cash, merger and other acquisition transaction and related costs, whether or not any such transaction closes, including integration or reorganization costs relating to any such transaction, (xiii) the Working Capital Adjustment for such fiscal year, if such Working Capital Adjustment is a negative amount; plus (c) the sum, without duplication, of each of the following: (i) extraordinary gains or gains from sales of assets excluded from the calculation of Adjusted EBITDA that are realized in cash during such fiscal year and (ii) the Working Capital Adjustment for such fiscal year, if such Working Capital Adjustment is a positive amount.

“Excess Cash Flow Prepayment Amount” shall mean, for any fiscal year, an amount equal to 50% of an amount equal to Excess Cash Flow minus optional prepayments of the Term Loans made during such fiscal year pursuant to Section 2.06(b).

“Excluded Foreign Credit Support” shall mean any of the following: (a) any guaranty by any Foreign Subsidiary (other than a Disregarded Foreign Subsidiary) of the Obligations, (b) the creation by any Foreign Subsidiary (other than a Disregarded Foreign Subsidiary) of a Lien on any of such Foreign Subsidiary’s Property to secure the Obligations or the obligations of a Guarantor under the Credit Documents, (c) the pledge by any Loan Party of more than 66% of the combined voting power of all classes of stock entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of any First-Tier Foreign Subsidiary (other than a Disregarded Foreign Subsidiary) to secure the Obligations or the obligations of a Guarantor under the Credit Documents, or (d) the pledge by any Loan Party of the Equity Securities of any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary to secure the Obligations or the obligations of a Guarantor under the Credit Documents.

“Excluded Subsidiaries” shall mean, collectively, (i) ConsumerHealth, Inc., (ii) Doctors’ Johnson, Terry & Associates, (iii) Smile Brands of Midland/Odessa, L.P., (iv) Smile Brands of Abilene, L.P. or (v) another Subsidiary designated by the Borrowers after the Closing Date as an Excluded Subsidiary; provided that (x) (1) each such Subsidiary under this clause (v) is not party to Service Agreements which generated five percent (5%) or more of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which financial statements are available and (2) there shall not be more than two additional Subsidiaries designated as Excluded Subsidiaries under this clause (v) at any time, (y) no Event of Default then exists at the time of designation and (z) the Borrowers would be in pro forma compliance with the financial covenants set forth in Section 5.03 after giving effect to such designation.

“Excluded Taxes” shall have the meaning given to that term in Section 8.03.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Exempted Equity Issuance” shall mean any of the following: (a) the contribution of capital by any Loan Party to another Loan Party, (b) the issuance by the Parent of its Equity Securities to any of its or any other Loan Party’s officers, directors or employees pursuant to customary compensation arrangements or any stock option or other similar plan, (c) so long as no Event of Default has occurred and is continuing or would result therefrom, the issuance of Equity Securities by (or a capital contribution to) the Parent to (or from) the equityholders of the Parent (or any of their Affiliates) as of the Closing Date, (d) the issuance of Equity Securities by the Parent, or capital contributions on account of the Equity Securities of the Parent, in each case, to the extent the proceeds thereof are used to consummate a Permitted Acquisition and (e) other issuances of Equity Securities by (or capital contributions to) Parent in an aggregate amount not to exceed $1,000,000 in any fiscal year.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean the letter agreement dated as of January 14, 2010, between Parent, the Borrowers and the Wells Fargo Parties regarding certain fees payable by Parent and the Borrowers to the Wells Fargo Parties as expressly indicated therein, and any other fee letter executed after the date hereof by one or more Loan Parties and one or more Wells Fargo Parties in connection with this Agreement.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, and, to the extent available, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted figures for such period , all prepared in reasonable detail and in accordance with GAAP.

“First-Tier Foreign Subsidiary” shall mean any Foreign Subsidiary whose Equity Securities are owned or held directly by Parent or a Domestic Subsidiary of Parent.

“Fixed Charge Coverage Ratio” shall mean, as at any date of determination, with respect to the Loan Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (a) the sum of (i) Adjusted EBITDA for such period minus (ii) the greater of (x) the aggregate amount of Maintenance Capital Expenditures made in such period and (y) $5,500,000 minus (iii) any Taxes paid in cash during such period divided by (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication), of the following items: (a) Interest Expense paid in cash during such period, (b) payments of principal on Indebtedness scheduled to be paid during such period; provided, however, that for purposes of this clause (b), any optional prepayments made during such period that are applied in forward order pursuant to Section 2.06(b) to payments on the Term Loans scheduled to be made during such period shall be disregarded, and such scheduled payments on the Term Loans during such period (prior to the making of such forward order payments) shall be included in this clause (b) notwithstanding the prior application of such prepayments to such scheduled payments and (c) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during such period; provided, further, that (i) Fixed Charges for the fiscal quarter ending March 31, 2010 shall be deemed to be equal to the sum of the following: (A) (x) Interest Expense paid in cash for the period commencing on the Closing Date and ending March 31, 2010 multiplied by (y) 90 divided by 34, (B) $2,500,000 and (C) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during such fiscal quarter (the sum of (A), (B) and (C), the “March 31 Fixed Charges”), (ii) Fixed Charges for the period of four consecutive fiscal quarters ending March 31, 2010 shall be deemed equal to the March 31 Fixed Charges multiplied by four (4), (iii) Fixed Charges for the period of four consecutive fiscal quarters ending June 30, 2010 shall be deemed equal to (A) the sum of the March 31 Fixed Charges and the Fixed Charges for the fiscal quarter ending June 30, 2010, multiplied by (B) two and (iv) Fixed Charges for the period of four consecutive fiscal quarters ending September 30, 2010 shall be deemed equal to (A) the sum of the March 31 Fixed Charges, Fixed Charges for the fiscal quarter ending June 30, 2010 and Fixed Charges for the fiscal quarter ending September 30, 2010, multiplied by (B) four-thirds (4/3).

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary of a Loan Party which is organized in a jurisdiction other than the United States or any state thereof.

“Fraud and Abuse Laws” shall mean Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b), 42 U.S.C. Section 1395nn and the equivalent thereof under the laws of any state, as such statutes may be amended from time to time, any successor statute(s) thereto and all rules and regulations promulgated thereunder, and any other Requirement of Law relating to the ownership of dental facilities by providers of dental services or the referral of patients to dental facilities owned by providers of dental services.

“Freeman Spogli” shall mean Freeman Spogli & Co.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

“Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority and any supra-national bodies such as the European Union.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.

“Growth Capital Expenditures” shall mean (i) Capital Expenditures relating to the construction or opening of any New Dental Clinic or the acquisition of any existing Dental Clinic, (ii) Capital Expenditures relating to any substantial remodeling, renovation, refurbishment or the like of any Dental Clinic operated by a Loan Party (with any amounts expended in connection with any remodeling, renovation, refurbishment or the like the total cost of which for any Dental Clinic exceeds $125,000 deemed to be a substantial remodeling, renovation, refurbishment or the like) or relating to the acquisition of Digital X-Ray machines for Dental Clinics and (iii) Capital Expenditures related to expansions of any Dental Clinic; it being agreed and understood that Growth Capital Expenditures shall not include (i) expenditures relating to the maintenance of information technology systems of the Loan Parties or (ii) expenditures made using the proceeds of dispositions that are permitted under Section 5.02(c).

“Guarantor” shall mean Parent and each now existing or hereafter acquired or created direct or indirect Subsidiary of Parent (other than an Excluded Subsidiary) which becomes a party to the Guaranty.

“Guaranty” shall mean the Guaranty Agreement, dated as of the date hereof, by Parent and each other Guarantor from time to time party thereto in favor of the Administrative Agent and the Lender Parties.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Healthcare Laws” shall mean any and all (i) federal, state, local, and foreign statutes, rules, regulations, court orders, permits, ordinances, licenses and (ii) Medicaid / Medicare / Tricare / CHAMPVA / workers’ compensation manuals, program memoranda and other administrative interpretations of reimbursement rules and regulations; provided that the same relates to dental services or the provision of dental services at any hospital, center or facility.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996.

“HIPAA Privacy Standards” shall mean the Standards for Privacy of Individually Identifiable Health Information set forth in 45 C.F.R. Parts 160 and 164.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products; (h) with respect to any Rate Contracts that have been terminated, the Termination Value thereof; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above (provided that clause (iv) in the definition thereof shall only apply after the termination of the applicable Rate Contract).

To the extent not included above, “Indebtedness” shall include all Obligations.

“Indemnifiable Taxes” shall have the meaning given to that term in Section 2.12(a).

“Initial Public Offering” shall mean an initial Public Offering of Equity Securities for the account of the Parent.

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period).

“Interest Period” shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time periods selected by the Borrowers pursuant to Section 2.01(c) or Section 2.01(e) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrowers pursuant to Section 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers and other Persons that make payments in respect of customers of such Person (other than any Loan Party) which arose in the ordinary course of such Person’s business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“IRC” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“ISP” shall have the meaning given to that term in Section 2.02(h)(i).

“Joint Lead Arrangers” shall have the meaning given to that term in the introductory paragraph hereof. Except as expressly set forth in Sections 8.02 and 8.03, the capacity of the Joint Lead Arrangers is titular in nature, and the Joint Lead Arrangers shall have no special rights or obligations over those of a Lender by reason thereof.

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity formed by a Loan Party and one or more other Persons who are not Loan Parties.

“L/C Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s payment or participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender Bank Products” shall mean each and any of the following types of services or facilities extended to any Borrower by any Person who, at the time it enters into an agreement with such Borrower to extend any such services or facilities, is a Lender or an Affiliate of a Lender (in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender): (a) commercial credit cards; (b) cash management services (including treasury management services, purchasing cards, daylight overdrafts, multicurrency accounts, foreign cash letters, merchant card services, controlled disbursement services, ACH transactions, and interstate depository network services), and (c) returned items. The obligations with respect to Lender Bank Products shall be secured by the Liens created by the Security Documents.

“Lender Parties” shall mean, collectively, the Lenders, the Persons who are counterparties to the Borrowers under Lender Rate Contracts and the Persons who are providers of Lender Bank Products.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between a Borrower or the Borrowers and any Person who, at the time it enters into such Rate Contract, is a Lender or an Affiliate of a Lender (in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender) on terms acceptable to such Borrower or the Borrowers and such Person. Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender (unless the context otherwise requires).

“Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended or restated.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is fifteen days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(ii).

“LIBOR Portion” shall mean, at any time, a Portion of the Term Loan Borrowing, or a Term Loan, as the case may be, which then bears interest at a rate specified in Section 2.01(d)(ii).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of the Term Loan Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the first day of such Interest Period at or about 11:00 a.m., London time (or as soon thereafter as practicable), for delivery on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by the Administrative Agent as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Reserve Requirement.

“Licenses” shall mean, collectively, any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

“Lien” shall mean, with respect to any Property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such Property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, but not including the interest of a lessor under a lease which is a Capital Lease.

“Loan” shall mean a Revolving Loan, a Term Loan or a Swing Line Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean, collectively, Parent, the Borrowers and all Subsidiaries of Parent and the Borrowers.

“Maintenance Capital Expenditure” shall mean all Capital Expenditures that are not Growth Capital Expenditures.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s, the Collateral Agent’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.

“Material Documents” shall mean, collectively, the Organizational Documents of the Loan Parties.

“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by a Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean February 26, 2015.

“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto.

“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on any Loan Party that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien, (b) any such covenant that does not apply to Liens securing the Obligations, (c) any such covenant contained in a Contractual Obligation of an Excluded Subsidiary or (d) any such covenant contained in a Contractual Obligation for the disposition of Property which only affects the Property that is subject to such disposition.

“Net Condemnation Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Borrower or Guarantor, the Administrative Agent or the Collateral Agent as a result of any condemnation or other taking of any Property of a Borrower or Guarantor or any interest therein or right appurtenant thereto, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), (ii) provisions for all taxes payable as a result of such condemnation, without regard to the consolidated results of operations of the Loan Parties, taken as a whole and (iii) the amount of any Indebtedness (other than the Obligations) which is secured by such Property and is required or otherwise determined to be repaid or prepaid by such Person as a result of such condemnation or other taking.

“Net Income” shall mean with respect to any fiscal period, the net income attributable to the Loan Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied.

“Net Insurance Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Borrower or Guarantor, the Administrative Agent or the Collateral Agent under any casualty policy in respect of a covered loss thereunder with respect to any property, minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of a Loan Party in respect thereof (including reasonable fees and expenses of counsel), (ii) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Loan Parties, taken as a whole, and (iii) the amount of any Indebtedness (other than the Obligations) which is secured by such Property and is required or otherwise determined to be repaid or prepaid by such Person as a result of such loss.

“Net Proceeds” shall mean:

(a) With respect to any sale of any asset or property by any Person, the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person, (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person (including, without limitation, transfer, sale, use and other similar taxes payable in connection with such sale), (iii) income taxes reasonably estimated to be payable by such Person as a result of such sale, and (iv) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required or otherwise determined to be repaid or prepaid by such Person as a result of such sale; and

(b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person other than to any of its Affiliates; and

(c) With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

“New Dental Clinic” means any new dental or dental related facility established by a Loan Party or an Affiliated Practice, but not including any dental or dental related facility acquired by such Person pursuant to a Permitted Acquisition.

“New State” shall have the meaning given to that term in Section 5.01(a)(xii).

“Non-Bank Certificate” shall have the meaning given to that term in Section 2.12(e).

“Non-Bank Lender” shall have the meaning given to that term in Section 2.12(e).

“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Non-Wholly-Owned Subsidiary” shall mean a direct or indirect Subsidiary of Parent that is not a Wholly-Owned Subsidiary.

“Note” shall mean a Revolving Loan Note, a Term Loan Note or a Swing Line Note.

“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Line Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).

“Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by one or more of the Borrowers of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against any or all Borrowers, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrowers hereunder and thereunder.

“Organizational Documents” shall mean, with respect to any Person, collectively, (a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.

“Other Taxes” shall have the meaning set forth in Section 2.12(a).

“Parent” shall mean Smile Brands Group Inc.

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(iii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning given to that term in Section 8.01(b).

“Pledged Foreign Subsidiary” shall mean each First-Tier Foreign Subsidiary that is a Wholly-Owned Subsidiary so long as the Equity Securities of such Foreign Subsidiary have been pledged by the applicable Borrower(s) and/or the applicable Guarantor(s) pursuant to a pledge agreement (or foreign equivalent thereof) governed by the laws of the jurisdiction of formation of such Foreign Subsidiary in form and substance reasonably acceptable to the Collateral Agent as contemplated by Section 5.01(i) and the other requirements of Section 5.01(i) have been satisfied in respect thereof.

“Pledged Intercompany Notes” shall mean, collectively, any original demand promissory evidencing intercompany advances pledged to the Collateral Agent pursuant to the Security Agreement.

“Portion” shall mean a portion of the principal amount of the Term Loan Borrowing or a Term Loan, as applicable. The Term Loan Borrowing shall consist of one or more Portions, and each Term Loan comprising the Term Loan Borrowing shall consist of the same number of Portions, with each such Term Loan Portion corresponding pro rata to a Term Loan Borrowing Portion. Any reference to a Portion of the Term Loan Borrowing shall include the corresponding Portion of each Term Loan comprising the Term Loan Borrowing.

“Pricing Grid” shall mean,

Pricing Grid

Tier	Total Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	≥ 2.50	3.750%	2.750%	0.500%
II	≥ 2.00 < 2.50	3.250%	2.250%	0.500%
III	≥ 1.50 < 2.00	2.750%	1.750%	0.375%
IV	< 1.50	2.250%	1.250%	0.375%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) with respect to any fiscal quarter; provided, that the Applicable Margin in effect as of the Closing Date shall be based on Tier I for the six month period commencing thereon. Notwithstanding anything to the contrary herein, if no Compliance Certificate is delivered when due in accordance with Section 5.01(a)(iii), then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrowers deliver such Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (the Borrowers’ obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement).

“Prime Rate” shall mean the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate occurs.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proportionate Share” shall mean a Revolving Proportionate Share or a Term Proportionate Share, as the context may require.

“Proposed Change” shall have the meaning given to that term in Section 8.04.

“Proposed Target” shall have the meaning given to that term in Section 5.02(d)(iii).

“Provider” means any person who performs any of the following services with respect to an Affiliated Practice: (a) any dentist or dental surgeon; (b) any person who shall offer or undertake by any means or methods whatsoever, to clean teeth or to remove stains, concretions or deposits from teeth in the human mouth, or who shall undertake or offer to diagnose, treat, operate, or prescribe by any means or methods for any disease, pain, injury, deficiency, deformity, or physical condition of the human teeth, oral cavity, alveolar process, gums, or jaws; (c) any person who shall offer or undertake in any manner to prescribe or make, or cause to be made, an impression of any portion of the human mouth, teeth, gums, or jaws, for the purpose of diagnosing, prescribing, treating, or aiding in the diagnosing, prescribing or treating, any physical condition of the human mouth, teeth, gums or jaws, or for the purpose of constructing or aiding in the construction of any dental appliance, denture, dental bridge, false teeth, dental plate or plates of false teeth, or any other substitute for human teeth; and (d) any person who shall offer or undertake to fit, adjust, repair, or substitute in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture, or who shall aid or cause to be fitted, adjusted, repaired, or substituted in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture.

“Public Offering of Equity Securities” shall mean the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Parent’s common stock.

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Real Property Security Documents” shall mean each deed of trust or mortgage delivered from time to time in accordance with Section 5.01(k) or otherwise in connection with the Credit Documents; it being understood that the Collateral Assignment of Leases shall not constitute a Real Property Security Document.

“Receipt Date” shall have the meaning given to that term in Section 2.06(c)(vii).

“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reimbursement Approval” shall mean any and all material certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar arrangements with or approvals by Governmental Authorities or other Persons with respect to reimbursement in connection with Third Party Payor Agreements.

“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(v).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA and applicable regulations thereunder (other than events for which the thirty (30) day notice period has been waived).

“Representatives” shall have the meaning given to that term in Section 8.10.

“Required Lenders” shall mean, at any time, the Lenders whose Proportionate Shares then exceed fifty percent (50%) of the total Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Proportionate Shares exceeding fifty percent (50%) of the total Proportionate Shares of all non-Defaulting Lenders. Notwithstanding the foregoing, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement, and for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.

“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan or LIBOR Portion and for any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief financial officer, vice president of finance or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Lender” shall mean (a) on the Closing Date, the Lenders having Revolving Loan Commitments as specified on Part A of Schedule I hereto and (b) thereafter, the Lenders from time to time holding Revolving Loans, L/C Obligations and Swing Line Loans and Revolving Commitments after giving effect to any assignments permitted by Section 8.05(c).

“Revolving Loan” shall have the meaning given to that term in Section 2.01(b).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrowers consisting of the Revolving Loans made by each of the Revolving Lenders to the Borrowers on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s Proportionate Share of the Effective Amount of all L/C Obligations, and (C) such Lender’s Proportionate Share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“Sale and Leaseback” shall mean, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lender Parties.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrowers, each Guarantor party thereto and the Collateral Agent.

“Security Documents” shall mean and include the Security Agreement, the Collateral Assignment of Leases, each Control Agreement, each Real Property Security Document, each other pledge agreement or security agreement from time to time delivered in accordance with Section 5.01(i), and all other instruments, agreements, certificates and documents (including

Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.

“Senior Finance Officer” shall mean, with respect to a Loan Party, a Responsible Officer of such Loan Party.

“Service Agreement” shall mean any written agreement or arrangement between any Loan Party and one or more Affiliated Practices pursuant to which such Loan Party agrees to provide or arrange for management, administrative and other non-medical support services to such Affiliated Practice or Affiliated Practices in exchange for payment to such Loan Party of a service, management or similar fee.

“Significant Affiliated Practices” shall mean each Affiliated Practice that is party to Service Agreements which generated five percent (5%) or more of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available, calculated in accordance with GAAP.

“Significant Third Party Payor Arrangements” shall mean each Third Party Payor Arrangement which generated ten percent (10%) or more of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available from any third party payor and its Affiliates, calculated in accordance with GAAP.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.

“Specified Provision”, with respect to any Credit Document (other than this Agreement), shall have the meaning given to such term in such Credit Document.

“Subordinated Obligations” shall mean, as of any date of determination, any Indebtedness of the Loan Parties on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the Equity Securities having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries. It is understood that Affiliated Practices shall not be considered “Subsidiaries” of the Borrowers or any other Loan Party for purposes of this Agreement.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.03(a).

“Swing Line Note” shall have the meaning given to that term in Section 2.08(d).

“Swing Line Settlement Date” shall mean the second and fourth Friday of each month.

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $5,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Syndication Agent” shall have the meaning given to that term in the introductory paragraph hereof. The capacity of the Syndication Agent is titular in nature, and SunTrust Bank shall have no special rights or obligations over those of a Lender by reason thereof.

“Taxes” shall mean all taxes and assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax imposed by a Governmental Authority, including, without limitation, all U.S. federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Tax Return” shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with a Governmental Authority for Taxes.

“Term Lender” shall mean (a) prior to the Closing Date, the Lenders having Term Loan Commitments as specified on Part A of Schedule I and (b) from and after the Closing Date, the Lenders from time to time holding the Term Loan after giving effect to any assignments permitted by Section 8.05(c).

“Term Loan” shall have the meaning given to that term in Section 2.01(a).

“Term Loan Borrowing” shall mean the borrowing by the Borrowers consisting of the Term Loans made by each of the Term Lenders to the Borrowers on the Closing Date.

“Term Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Term Loan Installment Date” shall mean the last Business Day in March, June, September and December of each year, commencing with June 30, 2010.

“Term Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Term Proportionate Share” shall mean:

(a) With respect to any Lender at any time prior to the Closing Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Term Loan Commitment at such time to (ii) the Total Term Loan Commitment at such time; and

(b) With respect to any Lender at any time after the Closing Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the Effective Amount of such Lender’s Term Loan outstanding at such time to (ii) the Effective Amount of all Term Loans outstanding at such time.

The initial Term Proportionate Share of each Lender is set forth under the caption “Term Proportionate Share” opposite such Lender’s name on Schedule I.

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“Third Party Payor Arrangements” shall mean any and all written contracts or arrangements relating to the provision of dental services by an Affiliated Practice or its Providers and a third party payor, including without limitation, agreements with Medicare, Medicaid, TRICARE/CHAMPVA and any other Governmental Authority or quasi-public agency, Blue

Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement.

“Total Funded Debt” shall mean, as of any date of determination, all Indebtedness of or attributed to the Loan Parties on a consolidated basis as of such date.

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Total Funded Debt as of such date to (b) (i) with respect to Section 5.03(a), Adjusted EBITDA for the four consecutive fiscal quarter period ending on such date or (ii) with respect to any other Section in this Agreement, Adjusted EBITDA for the four consecutive fiscal quarter period most recently ended for which Financial Statements are available.

“Total Revolving Loan Commitment” shall mean, at any time, Twenty Five Million Dollars ($25,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time.

“Total Term Loan Commitment” shall mean, at any time, One Hundred Forty Four Million Dollars ($144,000,000) or, when such amount is reduced pursuant to Section 2.04(b), the amount to which so reduced and in effect at such time.

“Trade Bank” shall mean Wells Fargo HSBC Trade Bank, N.A.

“Type” shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.02(c)(i).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“United States” and “U.S.” shall mean the United States of America.

“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Wells Fargo Parties” shall mean, collectively, Wells Fargo and WFS.

“WFS” shall have the meaning given to that term in the introductory paragraph hereof.

“Wholly-Owned Subsidiary” shall mean any Person in which 100% of the Equity Securities of each class having ordinary voting power, and 100% of the Equity Securities of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Smile Brands, or by one or more Wholly-Owned Subsidiaries of Smile Brands, or both, excluding any directors’ qualifying shares of de minimis value.

“Working Capital” shall mean, for any Person on any date, the amount by which the Consolidated Non-Cash Current Assets of such Person on such date exceeds the Consolidated Current Liabilities of such Person on such date.

“Working Capital Adjustment” shall mean, for any fiscal year, (a) the Working Capital of the Loan Parties at the end of business on the last Business Day of the prior fiscal year minus (b) the Working Capital of the Loan Parties at the end of business on the last Business Day of such fiscal year.

1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements used in Section 4.01(i), including the application of Accounting Standards Codification Topic 810-10. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. If GAAP changes or if the consolidated Financial Statements of the Loan Parties no longer include all of the financial data of the Affiliated Practices, as applicable, during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change in GAAP, the Borrowers, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP or exclusion of any financial data of the Affiliated Practices; provided, however, that, until the Borrowers, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP.

1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

1.06. Governing Law. This Agreement and, unless otherwise expressly provided in any such Credit Document, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrowers, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrowers, any Lender or the Administrative Agent.

1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the commitment letter dated as of January 14, 2010 between Parent, the Borrowers and the Wells Fargo Parties, but excluding the Fee Letter (and the Borrowers hereby agree to be bound by the provisions of such commitment letter that survive the Closing Date and by the provisions of the Fee Letter as if the Borrowers were original signatories thereto).

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided that any Loan or Portion that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.13. Joint and Several Obligations. Each of the Borrowers agrees that its obligations, agreements, representations and warranties, covenants and liabilities (including the Obligations) under this Agreement and all other Credit Documents are joint and several obligations.

ARTICLE II. CREDIT FACILITIES.

2.01. Loan Facilities.

(a) Term Loan Availability. On the terms and subject to the conditions of this Agreement, each Term Lender severally agrees to advance to the Borrowers in a single advance on the Closing Date a loan in Dollars under this Section 2.01(a) (individually, a “Term Loan”); provided, however, that (i) the principal amount of the Term Loan made by such Term Lender shall not exceed such Term Lender’s Term Loan Commitment on the Closing Date and (ii) the aggregate principal amount of all Term Loans made by all Term Lenders shall not exceed the Total Term Loan Commitment on the Closing Date. The Term Loans shall be made on a pro rata basis by the Term Lenders in accordance with their respective Term Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each

Term Lender equal to such Term Lender’s Term Proportionate Share of the Term Loan Borrowing. The Borrowers may not reborrow the principal amount of any Term Loan after repayment or prepayment thereof.

(b) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to the Borrowers from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrowers may request under this Section 2.01(b) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Revolving Lender at any time outstanding and (B) such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Revolving Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Revolving Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Revolving Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Revolving Lender equal to such Revolving Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrowers may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(c) Notice of Loan Borrowing. The Borrowers shall request each Revolving Loan Borrowing and the Term Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrowers and appropriately completed which specifies, among other things:

(i) Whether the applicable Borrowing is a Revolving Loan Borrowing or the Term Loan Borrowing;

(ii) In the case of a Revolving Loan Borrowing, the principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $500,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $1,000,000 or an integral multiple of $250,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

(iii) In the case of a Revolving Loan Borrowing, whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iv) In the case of a Revolving Loan Borrowing, if the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrowers for such LIBOR Loans in accordance with Section 2.01(f); and

(v) In the case of a Revolving Loan Borrowing, the date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrowers shall give (x) each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 10:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 10:00 a.m. on the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans and (y) the Notice of Loan Borrowing for the Term Loan Borrowing to the Administrative Agent no later than 10:00 a.m. at least one (1) Business Day before the Closing Date. The Term Loan Borrowing shall initially be made as a Base Rate Portion. Each Notice of Loan Borrowing shall be delivered by first-class mail or facsimile (or, in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing, by e-mail containing a PDF of such signed and completed Notice of Loan Borrowing) to the Administrative Agent at the office or facsimile number (or e-mail address, as the case may be) and during the hours specified in Section 8.01 (or, in lieu of delivering a Notice of Loan Borrowing, Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.01(c), provided that such notice shall be immediately confirmed in writing by delivery of a duly executed Notice of Borrowing by facsimile or email as described above); provided, however, that, upon request by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Revolving Lender as part of the requested Revolving Loan Borrowing and (y) each Term Lender of the contents of the Notice of Loan Borrowing for the Term Loan Borrowing and of the amount of the Term Loan to be made by such Term Lender as part of the requested Term Loan Borrowing. Notwithstanding the foregoing, the Revolving Loan Borrowing advanced on the Closing Date (if any) shall consist of Base Rate Loans.

(d) Interest Rates. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan and each Term Loan from the date of such Revolving Loan and such Term Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Loan is a Base Rate Loan or Base Rate Portion, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as such Loan is a LIBOR Loan or LIBOR Portion, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan or LIBOR Portion to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

Each Base Rate Portion of the Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and each LIBOR Portion of the Term Loan Borrowing shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except to the extent that any lesser Portion results from a mandatory prepayment of the Term Loans pursuant to Section 2.06(c)). The number of

Revolving Loan Borrowings consisting of LIBOR Loans and LIBOR Portions of the Term Loan Borrowing shall not exceed ten (10) in the aggregate at any time.

(e) Conversion of Loans. Subject to Section 2.13, the Borrowers may convert any Revolving Loan Borrowing or any Portion of the Term Loan Borrowing from one Type of Revolving Loan Borrowing or Portion of the Term Loan Borrowing, respectively, to the other Type; provided, however, that any conversion of (i) a Revolving Loan Borrowing consisting of Base Rate Loans into a Revolving Loan Borrowing consisting of LIBOR Loans shall be in the amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, (ii) a Revolving Loan Borrowing consisting of LIBOR Loans into a Revolving Loan Borrowing consisting of Base Rate Loans shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof, (iii) a Base Rate Portion of the Term Loan Borrowing into a LIBOR Portion of the Term Loan Borrowing shall be in the amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and (iv) a LIBOR Portion of the Term Loan Borrowing into a Base Rate Portion of the Term Loan Borrowing shall be in the amount of $1,000,000 or an integral multiple of $250,000 in excess thereof; provided, further, that no Base Rate Loan or Base Rate Portion may be converted into a LIBOR Loan or LIBOR Portion, respectively, after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan or LIBOR Portion on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrowers shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrowers and appropriately completed, which specifies, among other things:

(i) The Revolving Loan Borrowing or the Portion of the Term Loan Borrowing which is to be converted, as applicable;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted or the amount and Type of each Portion of the Term Loan Borrowing into which it is to be converted, as applicable;

(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans or if any Portion of the Term Loan Borrowing is to be converted into a LIBOR Portion, the initial Interest Period selected by the Borrowers for such LIBOR Loans or LIBOR Portion in accordance with Section 2.01(f), as applicable; and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrowers shall give each Notice of Conversion to the Administrative Agent not later than 10:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan (or Base Rate Portion into a LIBOR Portion) or at least one (1) Business Day before the date of the requested conversion of a LIBOR Loan into a Base Rate Loan (or a LIBOR Portion into a Base Rate Portion). Each Notice of Conversion shall be delivered by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Conversion to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01 (or, in lieu of delivering a Notice of Conversion, Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.01(e), provided that such notice shall be immediately confirmed in writing by delivery of a duly executed Notice of Conversion by facsimile or email as described above); provided, however, that, upon request by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Conversion relating to Revolving Loans and (y) each Term Lender of the contents of each Notice of Conversion relating to Term Loans or Portions thereof. For the avoidance of doubt, the provisions of this Section 2.01(e) relate to the conversion of the type of interest rate (LIBOR or Base Rate) applicable to the applicable Loans or Portions and do not permit the conversion of a Revolving Loan, Term Loan or Portion into any other kind of Loan provided hereunder.

(f) LIBOR Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrowers for a Revolving Loan Borrowing consisting of LIBOR Loans, or a LIBOR Portion of the Term Loan Borrowing, as applicable, shall be one (1), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; (D) no LIBOR Loan or LIBOR Portion shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default (unless otherwise consented to by the Required Lenders); and (E) no Interest Period for any LIBOR Portion of the Term Loan Borrowing shall end after a Term Loan Installment Date unless, after giving effect to such Interest Period, the aggregate principal amount of the Base Rate Portion and all LIBOR Portions of the Term Loan Borrowing having Interest Periods ending on or prior to such Term Loan Installment Date equals or exceeds the principal payment on the Term Loan Borrowing due on such Term Loan Installment Date.

(ii) The Borrowers shall notify the Administrative Agent of the Borrowers’ selection of a new Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing, as applicable, by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrowers and appropriately completed, not later than 10:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for (x) a Revolving Loan Borrowing consisting of LIBOR Loans or (y) a LIBOR Portion of the Term Loan Borrowing, as applicable, of the Interest Period selected by the Borrowers for the next succeeding Interest Period for such LIBOR Loans or LIBOR Portion; provided, however, that no LIBOR Loan or LIBOR Portion shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Interest Period Selection to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01 (or, in lieu of delivering a Notice of Interest Period Selection, Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.01(f), provided that such notice shall be immediately confirmed in writing by delivery of a duly executed Notice of Interest Period Selection by facsimile or email as described above); provided, however, that, upon request by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile or e-mail. If (A) the Borrowers shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing, as applicable, in accordance with this Section 2.01(f) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan or LIBOR Portion, such LIBOR Loan(s) and LIBOR Portion(s) shall automatically convert to Base Rate Loan(s) and Base Rate Portion(s), as applicable, on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans and (y) each Term Lender of the contents of each Notice of Interest Period Selection for the Term Loan Borrowing and Portions thereof.

(g) Scheduled Payments.

(i) Interest – All Loan and Portions. The Borrowers shall pay accrued interest on the unpaid principal amount of each Revolving Loan Borrowing, the Term Loan Borrowing and each Portion thereof in arrears (i) in the case of a Base Rate Loan or Base Rate Portion, on the last Business Day of each March, June, September and December (commencing March 31, 2010, (ii) in the case of a LIBOR Loan or LIBOR Portion, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans and Portions, on the Maturity Date. All interest that is not paid when due shall be due on demand.

(ii) Scheduled Principal Payments – Revolving Loans and Unreimbursed Amounts. The Borrowers shall repay the principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date. The Borrowers shall also make the mandatory prepayments required by Section 2.06(c).

(iii) Scheduled Principal Payments – Term Loans. The Borrowers shall repay the principal amount of the Term Loans on each Term Loan Installment Date set forth below by an amount determined by the principal amount set forth opposite the period during which such Term Loan Installment Date occurs below; provided, that the Borrowers shall pay all outstanding principal on the Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date:

Period	Term Loan Principal Payment
Each Term Loan Installment Date beginning June 30, 2010 through and including March 31, 2011	$2,500,000
Each Term Loan Installment Date beginning June 30, 2011 through and including March 31, 2012	$3,000,000
Each Term Loan Installment Date beginning June 29, 2012 through and including March 31, 2013	$3,500,000
Each Term Loan Installment Date beginning June 28, 2013 through and including March 31, 2014	$4,531,250
Each Term Loan Installment Date beginning June 30, 2014 through and including December 31, 2014	$6,125,000
Maturity Date	The aggregate remaining outstanding principal amount of the Term Loans

; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the Term Loans in accordance with Section 2.06.

The Borrowers shall also make the mandatory prepayments required by Section 2.06(c), which shall be applied to the Loans in the manner set forth in Section 2.06(d).

2.02. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein (including Section 2.02(a)(ii)), (A) the L/C Issuer shall, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.02, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party, and amend or renew Letters of Credit previously issued by it, in accordance with Section 2.02(b) below, and (2) shall honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Revolving Proportionate Share of the

Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Revolving Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.02(b)(iii), the expiry date of any requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E) such Letter of Credit is in a face amount less than $100,000 (or such lesser amount agreed upon by the L/C Issuer) or denominated in a currency other than Dollars;

(F) such Letter of Credit is in violation of the ISP or other applicable Governmental Rule;

(G) a default of any Lender’s obligations to fund under Section 2.02(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender, it being understood that the receipt by the Collateral Agent of cash Collateral from either the Borrowers or such

Defaulting Lender in respect of such Lender’s obligation to fund under Section 2.02(c) shall be deemed satisfactory to the L/C Issuer; or

(H) any Lender is at such time a Deteriorating Lender, unless the Collateral Agent has received (as set forth below) cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) from either the Borrowers or such Deteriorating Lender in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c), it being understood that the receipt by the Collateral Agent of cash Collateral from either the Borrowers or such Deteriorating Lender in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c) shall be deemed satisfactory to the L/C Issuer.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit, except in accordance with the terms hereof applicable to the issuance of a new Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least four (4) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Revolving Lender upon the issuance of a Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, the Required Lenders or the Borrowers that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 12:00 p.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolving Lender’s Revolving Proportionate Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed

Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.02.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.02(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to
Section 2.02(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the daily Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that a Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

(vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(ix) any failure or delay in notice of shipments or arrival of any Property;

(x) any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;

(xi) any error, neglect or default of any correspondent of the L/C Issuer in connection with a Letter of Credit;

(xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer;

(xiii) the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers;

provided, that the foregoing shall not constitute a waiver of the Borrowers of any claims as further set forth in Section 2.02(f) below.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each of the Borrowers and the Revolving Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.02(e)(i) – (xiv); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the Obligations with respect to such Letter of Credit in an amount equal to 105% of the then Effective Amount of the L/C Obligations. The Borrowers hereby grant the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations with respect to such Letter of Credit. The Lien held by the Collateral Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (1) no Letters of Credit shall be outstanding, (2) all L/C Obligations shall have been repaid in full and (3) no Default shall have occurred and be continuing.

(ii) In addition to the provisions set forth in Section 2.02(a)(ii)(H), if at any time during which one or more Letters of Credit are outstanding, any Lender is at such time a Deteriorating Lender, then no later than five (5) Business Days of written demand thereof from the L/C Issuer, the Borrowers and/or the Deteriorating Lender (or just the Borrowers to the extent the Deteriorating Lender fails to do so) shall provide the Collateral Agent with Cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c) in an amount not less than the aggregate amount of such obligations. The Borrowers and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of the L/C Issuer, a security interest in all such Cash Collateral (and the Cash Collateral described in Section 2.02(a)(ii)(H)) and all proceeds of the foregoing. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Deteriorating Lender, the Borrowers will, promptly upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the L/C Issuer. If the Administrative Agent determines in its discretion that a Deteriorating Lender shall no longer be deemed for purposes hereof to be a Deteriorating Lender, the Administrative Agent shall notify the Borrowers of such determination and any the Cash Collateral shall be returned to the Borrower or such Lender, as the case may be, as further provided and on the terms set forth in Section 7.07(c) hereof.

(iii) Cash Collateral shall be maintained in blocked deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the “International

Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay, to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans (plus two percent (2.00%) during such time that the Default Rate is in effect with respect to the Obligations pursuant to Section 2.07(c)) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.

(j) Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, transfer, negotiation, fronting, presentation, amendment, documentation and other processing fees (including, without limitation, the issuance fee set forth in the Fee Letter) and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Trade Bank as L/C Issuer. The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer, may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo. All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to the Borrowers and has no obligations to the Borrowers, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer. To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.

2.03. Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time on any Business Day during the period from the Closing Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Revolving Lender of Revolving Loans, may exceed the amount of such Revolving Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender), plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan. Furthermore, before making any Swing Line Loans (if at such time any Lender is a Deteriorating Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of Cash Collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from either the Borrowers or such Deteriorating Lender in respect of such Deteriorating Lender’s risk participation in such Swing Line Loans as set forth below. The Borrowers and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of the Swing Line Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Collateral Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate risk participation of such Deteriorating Lender in the relevant Swing Line Loan, the Borrowers and/or such Deteriorating Lender will, promptly upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. At such times there are Swing Ling Loans outstanding for which funds are on deposit as Cash Collateral, such funds shall be applied as and when determined by the Swing Line Lender, to the extent permitted under applicable Governmental Rules, to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be requested pursuant to the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed immediately by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrowers, which notice may be delivered by facsimile. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably requests the Swing Line Lender to act on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this
Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Revolving Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds

Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Subject to Section 2.07(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Revolving Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrowers shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each March, June, September and December (commencing March 31, 2010) and at maturity.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04. Amount Limitations, Commitment Reductions, Etc.

(a) Optional Reduction or Cancellation of Commitments. The Borrowers may, upon three (3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i) The Borrowers may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment; and

(ii) The Borrowers may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b) Mandatory Reduction of Commitments.

(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Revolving Loans pursuant to Section 2.06(d) in connection with a mandatory prepayment under Section 2.06(c)(v) or Section 2.06(c)(vii) if the

Effective Amount of the Revolving Loans was then zero. Such reduction to be effective on the date of the required prepayment.

(ii) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(iii) The Total Term Loan Commitment shall be automatically and permanently reduced to zero at the close of business on the Closing Date.

(c) Effect of Revolving Loan Commitment Reductions. From the effective date of any reduction of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Revolving Lenders. Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) or Section 2.04(b)(i) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with Section 2.10(a)(i).

2.05. Fees.

(a) Wells Fargo Parties’ Fee; Other Fees. The Borrowers shall pay to the Wells Fargo Parties, for their own account, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letter.

(b) Commitment Fees. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in Section 2.10(a)(v), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrowers shall pay the Commitment Fees in arrears on the last Business Day of each March, June, September and December (commencing March 31, 2010) and on the Maturity Date (or if all of the Total Revolving Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.06. Prepayments.

(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrowers shall pay (i) if a LIBOR Loan or LIBOR Portion is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such LIBOR Loan or LIBOR Portion all accrued interest to the date of such prepayment on the amount prepaid, (ii) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (iii) to such Lender if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an

Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Section 2.13.

(b) Optional Prepayments.

(i) At their option, the Borrowers may, upon notice by the Borrowers to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof. Each such notice shall specify the date and specify a minimum amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(ii) At any time there are no Swing Line Loans outstanding, at their option, the Borrowers may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon notice from the Borrowers to the Administrative Agent no later than 10:00 a.m. on the date of prepayment, at any time or from time to time, voluntarily prepay the Base Rate Loans or LIBOR Loans in any Revolving Loan Borrowing in whole or in part without premium or penalty; provided, that any such prepayment shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Each such notice shall specify the date and specify a minimum amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loans, the Borrowers shall be subject to the payments required by Section 2.13. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) At their option, the Borrowers may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Portions, upon notice from the Borrowers to the Administrative Agent no later than 10:00 a.m. on the date of prepayment, prepay the Base Rate Portions or LIBOR Portions in any Term Loan Borrowing in whole or in part, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan or LIBOR Portion, the Borrowers shall be subject to the payments required by Section 2.13. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Unless an Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b)(iii) shall be applied (A) first, to prepay (1) the remaining installments of principal on the Term Loans (other than the final installment) on a pro rata basis or (2) at the Borrowers’ written election, to the next two scheduled principal payments of the Term Loans in order of maturity to the extent the next two scheduled principal payments of the Term Loans have not previously been paid with the remainder applied to the remaining installments of principal on the Term Loans (other than the final installment) on a pro rata basis, (B) then to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding,

(C) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (D) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(iv) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, prepayments under this Section 2.06(b) shall be applied to prepay the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with (x) the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to prepay the Swing Line Loans in full, second to prepay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations and (y) the portion allocated to the Term Loans to be applied to prepay the remaining installments of principal on the Term Loans (including the final installment) on a pro rata basis.

(c) Mandatory Prepayments. The Borrowers shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii) Upon the occurrence of the Initial Public Offering, the Borrowers shall, not later than five (5) Business Days after such occurrence (A) prepay the remaining installments of principal on the Term Loans (including the final installment) on a pro rata basis, (B) then prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (C) then prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (D) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of the Initial Public Offering remaining after redemption of the preferred equity and options of the Parent in connection with the Initial Public Offering, including dividend accruals thereon, it being understood that, as of December 31, 2009, the redemption price (including accruals) of such preferred stock and options was approximately $85,300,000.

(iv) If, at any time after the Closing Date, any Borrower or Guarantor issues or sells any Equity Securities (other than to a Borrower or Guarantor) or receives any capital contribution from any other Person (other than through (i) the Initial Public Offering or (ii) an Exempted Equity Issuance), the Borrowers shall, not later than five (5) Business Days after such issuance or sale or receipt of any capital contribution, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities or capital contribution; provided that no prepayment shall be required pursuant to this Section 2.06(c)(iv) to the extent the Total Leverage Ratio is less than 1.50:1.00 as of the date of, and after giving effect to, such issuance or sale.

(v) If, at any time after the Closing Date, any Borrower or Guarantor sells or otherwise disposes of any assets (other than sales permitted under Section 5.02(c) (excluding clause (ix) thereof)) in any single transaction or series of related transactions and the Net Proceeds of such sale or other disposition exceed $2,000,000, the Borrowers shall, not later than ten (10) Business Days after the completion of each such sale or other disposition, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from any such sale or disposition. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this Section 2.06(c)(v) with respect to any sale or other disposition (a “Relevant Sale”) if the Borrowers advise the Administrative Agent in writing within nine (9) Business Days after the time the Net Proceeds from such Relevant Sale are received that the applicable Borrower or Guarantor intends to reinvest all or any portion of such Net Proceeds, or a portion thereof, in productive assets of a kind then used or usable in the business of the Loan Parties to the extent the acquisition of such assets occurs within 180 days from the date of such Relevant Sale, or the applicable Borrower or Guarantor enters into a binding commitment thereof within one hundred eighty (180) days from the date of such Relevant Sale and subsequently makes such reinvestment within one hundred eighty (180) days from the date of such binding commitment . If, at any time after the occurrence of a Relevant Sale either 180-day period set forth in the preceding sentence shall elapse without the action required thereby, then the Borrowers shall immediately prepay (or Cash Collateralize, as applicable), the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(v).

(vi) If, at any time after the Closing Date, any Borrower or Guarantor issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrowers shall, not later than five (5) Business Days after such issuance or incurrence, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.

(vii) Not later than ten (10) Business Days after the date (the “Receipt Date”) of receipt by a Borrower or Guarantor (or the Collateral Agent) of any Net Insurance Proceeds or Net Condemnation Proceeds which exceed $2,000,000 in connection with a particular circumstance or event, the Borrowers shall prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d) in an amount equal to such Net Insurance Proceeds or Net Condemnation Proceeds. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this Section 2.06(c)(vii) with respect to any particular Net Insurance Proceeds or Net

Condemnation Proceeds if any Borrower advises the Administrative Agent in writing within nine (9) Business Days after the related Receipt Date that it or another Borrower or Guarantor intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds were derived or reinvest such Net Insurance Proceeds or Net Condemnation Proceeds, or a portion thereof, in productive assets of a kind then used or useable in the business of Loan Parties within 180 days after the related Receipt Date or, the applicable Borrower or Guarantor enters into a binding commitment thereof within one hundred eighty (180) days after the related Receipt Date and subsequently makes such reinvestment within one hundred eighty (180) days from the date of such binding commitment. If, at any time after the occurrence of a Receipt Date, either 180-day period set forth in the preceding sentence shall elapse without the action required, then the Borrowers shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(vii).

(viii) Not later than 95 days (or 135 days if the Initial Public Offering has not occurred) after the end of each fiscal year in which the Total Leverage Ratio is equal to greater than 1.50 to 1.00 as of the end of such fiscal year (beginning with the fiscal year ending December 31, 2010), the Borrowers shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Term Loans and other Obligations in the manner set forth in Section 2.06(d) in an aggregate principal amount equal to the Excess Cash Flow Prepayment Amount for such fiscal year.

(ix) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by a Senior Finance Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate signed by a Senior Finance Officer of the Borrowers demonstrating the derivation of the additional amount resulting in such excess.

(d) Application of Loan Prepayments. All prepayments required under Sections 2.06(c)(iv)-(viii) shall be applied: (A) first, to prepay the remaining installments of principal on the Term Loans (other than the final installment) on a pro rata basis, (B) then to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (C) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding, (D) then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations and (E) then, only with respect to the prepayments required under Sections 2.06(c)(v) or 2.06(c)(vii), to permanently reduce the Total Revolving Loan Commitment. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and Base Rate Portions and then if any funds remain, to prepay LIBOR Loans and LIBOR Portions.

2.07. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrowers under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrowers shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, if appropriate.

(c) Default Rate. Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.01(a), (f) or (g), at the option of the Required Lenders, from and after the date of such Event of Default (or such later date designated by the Required Lenders) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand. Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(a), (f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand). Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.

(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrowers have made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrowers to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b), Section 2.08(c), and Section 2.08(d). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrowers hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b) Revolving Loan Notes. Upon request by any Revolving Lender, each Revolving Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Revolving Lender, (ii) in the amount of such Revolving Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. The Borrowers authorize each Revolving Lender to record on the schedule annexed to such Revolving Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Revolving Lender and of each payment or prepayment of principal thereon made by the Borrowers, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Revolving Lender to make, or any error by any Revolving Lender in making, any such notation shall not affect the

Borrowers’ Obligations. The Borrowers further authorize each Revolving Lender to attach to and make a part of such Revolving Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Revolving Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Revolving Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Revolving Lender, (x) in the amount of such Revolving Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(c) Term Loan Notes. Upon request by any Term Lender, each Term Lender’s Term Loan shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Term Loan Note”) which note shall be (i) payable to the order of such Term Lender, (ii) in the amount of such Term Lender’s Term Loan, (iii) dated the Closing Date and (iv) otherwise appropriately completed. If, because any Term Lender designates separate Applicable Lending Offices for Base Rate Portions and LIBOR Portions, such Term Lender requests that separate promissory notes be executed to evidence separately such Portions, then each such note shall be in the form of Exhibit F, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Term Lender, (x) in the amount of such Term Lender’s Term Loan, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.

(d) Swing Line Notes. Upon request by the Swing Line Lender, the Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit G (individually, a “Swing Line Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

2.09. Loan Funding.

(a) Lender Funding and Disbursement to the Borrowers. Each Lender shall, before 12:00 noon on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by crediting the joint account of the Borrowers maintained by the Borrowers on the books of Wells Fargo with the amount of such funds in accordance with instructions provided to the Administrative Agent by the Borrowers; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrowers a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, the Borrowers shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrowers until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.10. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

(i) Each Revolving Loan Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) The Term Loan Borrowing shall be made or shared among the Lenders pro rata according to their respective Term Proportionate Shares;

(iii) Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iv) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(v) Each payment of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(vi) Each payment of interest (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(vii) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

For the avoidance of doubt, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant.

2.11. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan or LIBOR Portion, the Administrative Agent shall immediately give notice of such condition to the Borrowers and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrowers that the circumstances giving rise to such condition no longer exist, the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion as determined in good faith by such Lender (such determination shall be made only after consultation with the Borrowers and the Administrative Agent), such Lender shall immediately notify the Administrative Agent and the Borrowers in writing of such Change of Law. Upon receipt of such notice, (i) the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions with respect to such Lender shall be terminated, and (ii) the Borrowers shall, at the request of such Lender, pursuant to Section 2.01(e), convert any such then outstanding LIBOR Loans or LIBOR Portions of such Lender into Base Rate Loans or Base Rate Portions, as the case may be, at the earlier to occur of the expiration of the current Interest Period for such LIBOR Loans or LIBOR Portions or when required by law. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrowers of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrowers that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender to any tax, duty or other charge with respect to any Loan or Letter of Credit, or shall change the basis of taxation of payments by the Borrowers to any Lender under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located or as a result of a present or former connection between such Lender and the jurisdiction (or political subdivision thereof) imposing such amounts (other than any such connection arising from the Lender’s having executed, delivered, or performed its obligation, or enforced, this Agreement or any other Credit Documents or having received payments under any Credit Document) or changes with respect to Taxes for which the Lender has been indemnified pursuant to Section 2.12); or

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or LIBOR Portion or such Lender’s Commitments;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then the Borrowers shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrowers shall be conclusive absent manifest error. The obligations of the Borrowers under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrowers shall pay to such Lender or such Person, within fifteen (15) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrowers shall be conclusive absent manifest error. The obligations of the Borrowers under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this

Agreement. Borrowers shall not be required to compensate a Lender pursuant to this Section 2.11(d) for any increased cost or reduction in respect of a period occurring more than nine months prior to the date on which such Lender notifies Borrowers of such Change of Law and such Lender’s intention to claim compensation therefor, except, if the Change of Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within nine months from the date on which the applicable Government Authority informed such Lender of such Change of Law.

2.12. Taxes on Payments.

(a) Except as otherwise expressly provided in this Section 2.12, all payments by the Borrowers under this Agreement or any other Credit Document shall be made free and clear of, and without deduction for, any and all present or future federal, state, local and foreign taxes, levies, imposts, duties and deductions, fees, assessments, withholdings, or other charges in the nature of a tax imposed by a Governmental Authority and all interest, penalties and other liabilities imposed with respect thereto, including withholding taxes imposed by any jurisdiction or any political subdivision thereof, but excluding (except as provided in the second succeeding sentence) (i) Taxes imposed on a Lender’s or the Administrative Agent’s overall net income and franchise taxes imposed on such Lender or the Administrative Agent, in each case, by the jurisdiction of such Lender’s Applicable Lending Office or Administrative Agent’s principal office or any political subdivision thereof or as a result of a present or former connection between such Lender (or Administrative Agent) and the jurisdiction or political subdivision thereof imposing such amounts (other than any such connection arising from the Lender’s or Administrative Agent’s having executed, delivered, or performed its obligations, or enforced, this Agreement or any other Credit Documents or having received payments under any Credit Document) and (ii) any branch profits Taxes imposed by the United States of America or similar Taxes imposed as of the date hereof (other than as a result of a Lender or the Administrative Agent having executed, delivered or performed its obligations, or enforced this Agreement or any other Credit Documents or having received payments under any Credit Document) by any other jurisdiction or political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, fees, assessments, withholdings, or other charges of whatever nature and all interest, penalties and other liabilities imposed with respect thereto being referred to herein as “Indemnifiable Taxes”, and such excluded taxes, levies, imposts, duties, deductions, fees, assessments, withholdings or other charges of whatever nature and all interest, penalties and other liabilities imposed with respect thereto being referred to herein as “Excluded Taxes”). If Indemnifiable Taxes are imposed in respect of any sum payable hereunder to any Lender, then (i) subject to the penultimate sentence of Section 2.12(e), the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make all required deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. If any amounts are payable in respect of Indemnifiable Taxes pursuant to the preceding sentence, then the Borrowers jointly and severally agree to reimburse each Lender, upon the written request of such Lender, for Excluded Taxes and for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. In addition, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes and any excise, transfer, sales and use, value added or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(b) Subject to the penultimate sentence of Section 2.12(e), the Borrowers agree to indemnify the Administrative Agent and each Lender for the full amount of all Indemnifiable Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12(b) or the penultimate sentence of Section 2.12(a)) paid by such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days following the date the Administrative Agent or such Lender makes written demand therefor; provided, that the Administrative Agent or Lender (as applicable) shall provide the Borrowers with a certificate setting forth the manner in which the amount of such indemnification was calculated.

(c) Within 30 days after the date of any payment of Taxes or Other Taxes withheld hereunder (and, with respect to any Taxes or Other Taxes not so withheld, to the extent available), the Borrowers will furnish to the Administrative Agent, at the Administrative Agent’s Office, the original or a certified copy of a receipt evidencing payment thereof.

(d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.

(e) On or prior to the date of the initial Loans or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, (I) each Lender which is not a “United States person” (within the meaning of Section 7701(a)(30) of the IRC) shall deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments of interest under this Agreement without deduction or withholding of any United States federal income taxes, or (B) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and cannot deliver either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (with respect to a complete exemption under an income tax treaty) pursuant to clause (A) above (any such lender, a “Non-Bank Lender”), (x) a certificate substantially in the form of Exhibit K (any such certificate, a “Non-Bank Certificate”) and (y) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, and (II) each Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the IRC), shall deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9. Each such Lender further agrees (i) promptly to notify the Borrowers and the

Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes and (ii) if such Lender has not so notified the Borrowers and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrowers and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction of Indemnifiable Taxes, but only if and to the extent such Lender is legally entitled to do so. If a Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.15) fails to provide to the Borrowers or the Administrative Agent pursuant to the first sentence of this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any such Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrowers with respect to such Tax pursuant to Section 2.12(a). Notwithstanding anything to the contrary contained in this Section 2.12, the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.12(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (other than a change in rate of taxation with respect to Excluded Taxes that are not described in the penultimate sentence of Section 2.12(a)).

(f) Any Lender claiming any additional amounts in respect of Indemnifiable Taxes payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions and such Lender’s internal policies) to file any certificate or document reasonably requested by the Borrowers, if the making of such a filing would avoid the need for or reduce the amount of any such Indemnifiable Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(g) Nothing contained in this Section 2.12 shall require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information that it deems to be confidential or proprietary.

2.13. Funding Loss Indemnification. If the Borrowers shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Revolving Loans into LIBOR Loans or any Portion of the Term Loan Borrowing into a LIBOR Portion in accordance with a Notice of Conversion delivered to the Administrative Agent, or (d) fail to continue LIBOR Loan or LIBOR Portion for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrowers shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or fail to continue fee, as the case may be (determined as though 100% of the LIBOR Loan or LIBOR Portion had been funded in the London interbank eurodollar currency market), equal to the sum of:

(a) $250; plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans and LIBOR Portions if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c) all reasonable out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error. The obligations of the Borrowers under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14. Security.

(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrowers under the Security Documents (or, in the case of any Real Property Security Document, the Obligations described in such Real Property Security Document and subject to any limitation specifically set forth therein). All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents (a) on a pari passu and ratable basis to the extent of the associated Termination Value as set forth in Section 6.02, and (b) to the extent of any excess, with the priority relative to the other Obligations as set forth in Section 6.02. Lender Bank Products shall be secured by the Lien of the Security Documents with the priority relative to the other Obligations as set forth in Section 6.02.

(b) Further Assurances. The Borrowers shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such mortgages, deeds of trust, security agreements, pledge agreements, control agreements, and other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and fixture filings) as the Administrative Agent or the Collateral Agent may reasonably request to:

(i) grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, in any or all present and future property of the Borrowers and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents.

In furtherance of the foregoing, each Borrower shall, and shall cause each Guarantor to, enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any Excluded Account) as of or after the Closing Date; provided, that the parties hereto hereby agree that the Borrowers shall have ninety (90) days from the Closing Date (or such longer period of time acceptable to the Administrative Agent) to obtain each of the Control Agreements required to be obtained pursuant to this Section 2.14 for accounts existing as of the Closing Date. For purposes hereof, “Excluded Accounts” shall mean, collectively, (i) any deposit account of any Borrower or Guarantor which is used exclusively for the payment of payroll, payroll taxes, employee benefits, withholding or escrow or fiduciary deposits or deposits permitted under Sections 5.02(b)(v) or (xi) and (ii) any other deposit, securities, commodity or similar account of any Borrower or Guarantor, so long as the aggregate amount of available funds on deposit does not at any time exceed (x) $200,000 for any such account or (y) $500,000 for all such accounts.

In the event that any Borrower or Guarantor establishes a new deposit, securities, commodity or similar account that is not an Excluded Account or any existing account ceases to be an Excluded Account, such Borrower or Guarantor shall promptly notify the Administrative Agent and take commercially reasonable efforts to promptly, and in any event within thirty (30) days (or such longer period of time acceptable to the Administrative Agent) from the establishment of such new account or the date such existing account ceases to be an Excluded Account, as applicable, enter into a Control Agreement with respect to such account.

Notwithstanding anything to the contrary foregoing, the Borrowers and Guarantors will not be required (x) to obtain from any lessor any consent or estoppel or to enter into or obtain any mortgage or deed of trust with respect to any lease other than the Collateral Assignment of Leases, (y) to enter into or obtain any mortgage or deed of trust with respect to any fee interest in real property except as required under Section 5.01(k) or (z) enter into any Control Agreements except as required by this Section 2.14. In addition, notwithstanding anything to the contrary foregoing, no Borrower or Guarantor is deemed to have made any representation or warranty regarding the Collateral Assignment of Leases, including, without limitation, the effectiveness thereof or the perfection of any security interests granted pursuant thereto, except the representation and warranty that the Collateral Assignment of Lease has been duly authorized, executed and delivered by the applicable Borrower or Guarantor.

The Borrowers shall fully cooperate with the Administrative Agent, the Collateral Agent and the Lenders and perform all additional acts requested by the Administrative Agent, the Collateral Agent or any Lender to effect the purposes of this Section 2.14.

2.15. Replacement of the Lenders. If (a) any Lender shall become a Deteriorating Lender, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Section 2.11(b) for a reason which is not applicable generally to the other Lenders, (c) any Lender shall demand any payment under Section 2.11(c) or 2.11(d) for a reason which is not applicable generally to other Lenders or (d) a Lender refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 8.04 requires consent of 100% of the Lenders or 100% of the affected Lenders and the consent of the Required Lenders has been obtained with respect to such amendment, modification or waiver (a “Non-Consenting Lender”), then the Administrative Agent or the Borrowers may replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrowers seek to exercise such right, it must do so within one hundred eighty (180) days after it first knows of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrowers (it being expressly agreed that in such circumstances it is the Borrowers’ obligation to identify or locate a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent or the Borrowers stating that the Administrative Agent is or the Borrowers are, as applicable, exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled; provided, however, that if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this Section 2.15 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

2.16. Obligation of Lenders and Issuing Lenders to Mitigate. Each Lender and the L/C Issuer agrees that, as promptly as practicable after the officer of such Lender or L/C Issuer responsible for administering the Loans or Letters of Credit of such Lender or L/C Issuer, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an affected Lender or that would entitle such Lender or L/C Issuer to receive payments under Sections 2.11(c) or 2.11(d), it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or L/C Issuer through another lending or letter of credit office of such Lender or L/C Issuer, if (i) as a result thereof the circumstances which would cause such Lender to be an affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or L/C Issuer pursuant to Sections 2.11(c) or 2.11(d) would be materially reduced and (ii) as determined by such Lender or L/C Issuer in its sole discretion, such action would not otherwise be disadvantageous to such Lender or L/C Issuer; provided that such Lender or L/C Issuer will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 2.16 unless Borrowers agree to pay all incremental expenses incurred by such Lender or L/C Issuer as a result of utilizing such other lending or letter of credit office as described above.

ARTICLE III. CONDITIONS PRECEDENT.

3.01. Initial Conditions Precedent. The obligations of the Lenders to make the Loans comprising the initial Borrowings are subject to the satisfaction or waiver of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent with sufficient copies for the Administrative Agent and, where noted, each Lender.

3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowings occurring on the Closing Date) is subject to the further conditions that:

(a) The Borrowers shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement.

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition;

(ii) No Default has occurred and is continuing; and

(iii) Since December 31, 2008, there has been no material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole.

(c) The Total Leverage Ratio as of the date of, and after giving effect to, such Credit Event shall not exceed the maximum Total Leverage Ratio permitted under Section 5.03(a), it being understood that Total Funded Debt shall be calculated for purposes thereof as of the date of such Credit Event after giving effect thereto and Adjusted EBITDA shall be calculated as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be.

The submission by the Borrowers to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrowers that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such Notice of Borrowing or Letter of Credit Application.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders for itself and each of the other Loan Parties that:

(a) Due Incorporation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable; (ii) has the organizational power and authority to own, lease and operate its Properties and carry on its business as now conducted in all material respects; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the organizational power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its respective terms, except as limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally or general principles of equity.

(d) Non-Contravention. The execution, delivery and performance by each Loan Party of the Credit Documents executed by such Loan Party do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party in any material respect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material Property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents), (iv) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties, (v) result in the termination or otherwise materially adversely effect any Significant Third Party Payor Arrangement or (vi) violate any provision of any existing order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e) Approvals.

(i) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of the Loans and the execution, delivery and performance of the Credit Documents executed by any Loan Party, except for those which have been made or obtained and are in full force and effect and except for any filings or recordings in connection with the Liens granted under the Credit Documents.

(ii) All Governmental Authorizations, if any, necessary to conduct the business of the Loan Parties have been obtained and are in full force and effect and such Governmental Authorizations do not conflict with the rights of others, except where any such failure to obtain such Governmental Authorizations or any such conflict could not reasonably be expected to have a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (A) any pending or, to the knowledge of the Borrowers, threatened revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, License or Reimbursement Approval or (B) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) No Governmental Authorization is required for the pledge or grant by any Loan Party, as applicable, of the Liens purported to be created in favor of the Collateral Agent under the Security Documents, except for (1) such Governmental Authorizations that have been obtained and are in full force and effect, and (2) filings or recordings in connection with this Agreement or any Security Document.

(iv) No Medicare or Medicaid certifications are required for the operation of the business of any Loan Party (other than Consumer Health) and no Loan Party (other than Consumer Health) is required to have entered into any Medicare or Medicaid provider agreement for the operation of its business, except any such certifications or provider agreement required to be obtained or entered into with respect to a Loan Party following the Closing Date. No Affiliated Practice is required to have entered into any Medicare provider agreement for the operation of its business, except to the extent that could not reasonably be expected to have a Material Adverse Effect. Each Affiliated Practice that participates in Medicaid is in good standing with respect to such participation and its provider agreement is in full force and effect, except to the extent could not reasonably be expected to have a Material Adverse Effect.

(f) No Violation or Default; HIPAA. No Loan Party or Affiliated Practice is in violation of or in default with respect to (i) any Requirement of Law (including without limitation any DPM laws) applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance with all requirements of HIPAA and the HIPAA Privacy Standards (including, without limitation, the requirements of being a “Business Associate” (as defined in the HIPAA Privacy Standards) to the extent applicable) and each Affiliated Practice is in compliance with all requirements of HIPAA and the HIPAA Privacy Standards (including, without limitation, the requirements of being a “Covered Entity” (as defined in the HIPAA Privacy Standards) to the extent applicable), except to the extent that could not reasonably be expected to have a Material Adverse Effect. None of the Loan Parties (other than Consumer Health) is a “Covered Entity” (as defined in the HIPAA Privacy Standards), except for Loan Parties required to be classified as a “Covered Entity” after the Closing Date.

(g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or to the knowledge of the Borrowers, threatened, against any Loan Party or Affiliated Practice at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby.

(h) Real Property, Etc.

(i) As of the Closing Date, all real property owned or leased by the Loan Parties is listed in Schedule 4.01(h). The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except, in each case, for such defects or matters that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens.

(ii) The Borrowers conduct, in the ordinary course of business, for itself and the other Loan Parties, a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. No Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party’s use and operation of its business properties are in compliance with all applicable Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

(i) Financial Statements. The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent, (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice in all material respects; (ii) except as indicated in the accountant’s report, have been prepared in conformity with GAAP, subject to, in case of unaudited financial statements, normal year-end adjustments and the lack of footnote disclosures; and (iii) fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties as of the date thereof and for the period covered thereby. No Loan Party has any Contingent Obligations, other than Contingent Obligations permitted under this Agreement and the Credit Documents, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the Financial Statements of the Loan Parties furnished to the Administrative Agent and the Lenders pursuant to item (d)(i) of Schedule 3.01, or in the Financial Statements delivered to the Administrative Agent pursuant to Section 5.01(a)(i) or (ii) or as otherwise disclosed in writing to the Administrative Agent.

(j) Security Documents.

(i) The execution and delivery of the Security Documents by the Borrowers and Guarantors party thereto, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Collateral Agent for filing and recording, and as of the date delivered following the Closing Date, the recording of any mortgages or deeds of trust with respect to real property owned in fee by a Borrower or Guarantor delivered to the Collateral Agent for recording (but not yet recorded), are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral existing as of the date of such execution and delivery that can be perfected by the making of such filings or recordings (subject only to Permitted Liens). All outstanding Equity Securities of the Borrowers and Guarantors constituting Collateral are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Borrowers and Guarantors to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of (x) the Borrowers or (y) as of the Closing Date, the other Loan Parties (other than Equity Securities of Parent) except as set forth on Schedule 4.01(j), or obligating the Loan

Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(ii) Each of the Real Property Security Documents, when executed, delivered and recorded, will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the respective Borrower’s or Guarantor’s right, title and interest in and to the real property subject thereto and proceeds thereof, and, each such Real Property Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such real property and proceeds thereof in all material respects, as security for the Obligations, in each case prior and superior in right to any other Person (except with respect to Permitted Liens).

(k) Employee Benefit Plans. Except as set forth on Schedule 4.01(k):

(i) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan to such extent that, if such entity were required to immediately fund the unfunded benefit liabilities of such Pension Plan on a plan termination basis, such funding requirement could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liabilities, including for health plan continuation coverage, could not reasonably be expected to have a Material Adverse Effect.

(ii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Pension Plan complies, in both form and operation, in all respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty; (B) each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect; (C) no Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit; and (D) no Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan.

(iii) As of the Closing Date, except as set forth on Schedule 4.01(k) hereof, no Loan Party or ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party or ERISA Affiliate (A) has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA; and (B) has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan.

(l) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Parent or the Loan Parties (taken as a whole), and not more than 25% of the value (as determined by any reasonable method) of the assets of any Loan Party is represented by Margin Stock, and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock, except in compliance with all Requirements of Law. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

(m) Trademarks, Patents, Copyrights and Licenses. The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are useful to the conduct of their respective businesses as now operated, except to the extent that could not reasonably be expected to have a Material Adverse Effect. The Loan Parties each conduct their respective businesses without infringement or, to the Borrowers’ knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. There is no infringement or, to the Borrowers’ knowledge, claim of infringement by others of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrowers or any of the other Loan Parties, except to the extent that could not reasonably be expected to have a Material Adverse Effect.

(n) Governmental Charges. The Loan Parties have timely filed or caused to be timely filed with the appropriate taxing authorities all federal income and other material Tax Returns which are required to be filed by them, all such federal income Tax Returns are true and accurate in all respects with respect to the tax liability of the relevant Loan Parties and all other Tax Returns are true and accurate in all material respects. The Loan Parties have paid, or made provision for the payment of, all federal income and other material Taxes and other Governmental Charges which have become due pursuant to said returns or otherwise, except such Taxes or Governmental Charges, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with

GAAP) have been established. All material Taxes which the Loan Parties were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. As of the Closing Date, except as set forth in Schedule 4.01(n) hereof, no Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o) Subsidiaries, Etc. As of the Closing Date, Schedule 4.01(o) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth on Schedule 4.01(o), as of the Closing Date, none of the Loan Parties currently has any Subsidiaries. All of the issued and outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are, as of the Closing Date, owned beneficially and of record by such Loan Party free and clear of all adverse claims except Liens in favor of the Collateral Agent.

(p) Solvency, Etc. Each of the Borrowers, individually, is and the Loan Parties are, on a consolidated basis, Solvent.

(q) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of each Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(r) No Material Adverse Effect. Since December 31, 2008, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s) Accuracy of Information Furnished.

(i) No representation or warranty of any Loan Party in the Credit Documents and the other certificates, statements and information (excluding projections) furnished to the Administrative Agent and the Lenders by or on behalf of the Loan Parties for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact (known to the applicable Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which the same were made. All projections and pro forma financial information furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit

Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical Financial Statements described above, except as described therein, and have been based upon good faith estimates and assumptions believed to be reasonable to the time they were made, it being recognized by Lenders that such projections may differ from the projected results.

(ii) The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete, as in effect on the Closing Date. As of the Closing Date, none of the Material Documents has been terminated and each of the Material Documents is in full force and effect. The execution, delivery and performance of this Agreement and the other Credit Documents do not conflict with the terms of any Material Document.

(t) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party or Affiliated Practice, except for fees payable to the Administrative Agent, Lenders and their respective Affiliates. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party or Affiliated Practice, and the Borrowers agree to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, attorney’s fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

(u) Policies of Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 4.01(u) sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date.

(v) Certain Other Agreements. No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which, in any such case, could reasonably be expected to have a Material Adverse Effect.

(w) Foreign Assets Control, Etc.

(i) No Loan Party (i) is, or is controlled by, a Designated Person; (ii) has knowingly received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Loan Party will knowingly engage in any dealings or transactions, or is or will be otherwise knowingly associated, with any Designated Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Subsidiary of Parent is a Designated Person and (ii) funds invested directly or indirectly in any Loan Party by are derived from legal sources.

(ii) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Governmental Rules, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(x) Service Agreements.

(i) No Service Agreement or any of the transactions contemplated thereunder, violates any Requirement of Law, including, without limitation, any Requirement of Law (A) relating to the eligibility of an Affiliated Practice to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Affiliated Practice as a result of such participation, (B) relating to any License or Reimbursement Approval of an Affiliated Practice required in connection with any Third Party Payor Arrangement in which it participates, (C) relating to the practice of orthodontics and dentistry or (D) relating to the enforceability of any provision of any Service Agreement against any Affiliated Practice by any Loan Party, including, without limitation, the obligation of any Affiliated Practice to pay all compensation and fees to which any Loan Party is entitled under any Service Agreement, in each case, except to the extent that could not reasonably be expected to have a Material Adverse Effect.

(ii) No Service Agreement or any of the transactions contemplated thereunder, violates in any respect any applicable Third Party Payor Arrangement to which any Loan Party is a party, except to the extent that could not reasonably be expected to have a Material Adverse Effect.

(iii) Schedule 4.01(x) sets forth as of the Closing Date (A) a complete list of the names and addresses of each Affiliated Practice, (B) a chart identifying which Loan Party provides services to each Affiliated Practice at their various locations and (C) a list of all Service Agreements and other material contracts, agreements and instruments between any Loan Party and each Affiliated Practice.

(iv) As of the Closing Date, (A) no Loan Party has knowledge or received written notice (which notice remains outstanding) of any material investigation, threatened or contemplated, by any Governmental Authority with respect to any Service Agreement, (B) no Loan Party has knowledge or received notice of any Requirement of Law or of any legislation introduced to change any Requirement of Law which would cause the Service Agreements of the Loan Parties to be deemed unenforceable, void or illegal in a material respect and (C) each of the Service Agreements is assignable by the Loan Party party thereto.

(v) Each Service Agreement is in full force and effect and is enforceable by the Loan Party that is party thereto in accordance with its terms (except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity) and no Loan Party is in breach of or default under any such Service Agreement in any material respect or has given notice of termination or cancellation of any such Service Agreement (except as previously disclosed in Compliance Certificates delivered pursuant to Section 5.01(a)(iii)), except in each case to the extent that any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Reimbursement. To the knowledge of the Borrowers, the accounts receivable of the Loan Parties and the Affiliated Practices have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law and other Third Party Payor Arrangements to which any Loan Party or any Affiliated Practice is subject, and do not exceed in any material respect amounts the Loan Parties and the Affiliated Practices are entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by each of the Loan Parties and, to the knowledge of the Loan Parties, each Affiliated Practice pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Fraud and Abuse. No Borrower has knowledge that any Provider is in violation of any Fraud and Abuse Law other than violations that could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.02. Reaffirmation. The Borrowers shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, each representation and warranty contained in Article IV on and as of the date of each Credit Event, except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date.

ARTICLE V. COVENANTS.

5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force (except in each case other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), the Borrowers will comply, and will cause compliance by the other Loan Parties with the affirmative covenants set forth in this Section 5.01, unless the Required Lenders shall otherwise consent in writing.

(a) Financial Statements, Reports, etc. The Borrowers shall furnish to the Administrative Agent (for distribution to the Lenders) the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter (other than the last fiscal quarter of each fiscal year), a copy of the Financial Statements of the Loan Parties (prepared on a consolidated and consolidating basis) for such fiscal quarter (beginning with the fiscal quarter ending March 31, 2010 and thereafter) and for the fiscal year to date, certified by a Senior Finance Officer of the

Borrowers to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); provided that as to any information contained in materials furnished pursuant to
Section 5.01(a)(ix), the Borrowers shall not be separately required to furnish such information under this clause, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in this clause above at the times specified herein;

(ii) As soon as available and in no event later than (A) before the occurrence of the Initial Public Offering, one hundred twenty (120) days and (B) from and after the occurrence of the Initial Public Offering, ninety (90) days, after the close of each fiscal year (beginning with the fiscal year ending December 31, 2009), copies of the consolidated (including the financial data of variable interest entities of which a Loan Party is the primary beneficiary) and consolidating Financial Statements of the Loan Parties for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing or otherwise reasonably acceptable to Administrative Agent, which Financial Statements shall be accompanied by a narrative from management of the Borrowers which discusses results and copies of the unqualified opinion of such accountants and, to the extent delivered to the Borrowers, management letters delivered by such accountants in connection with such Financial Statements; provided that as to any information contained in materials furnished pursuant to Section 5.01(a)(ix), the Borrowers shall not be separately required to furnish such information under this clause, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in this clause above at the times specified herein;

(iii) Contemporaneously with the Financial Statements for each fiscal quarter and each fiscal year required by the foregoing Sections 5.01(a)(i) and (ii), a compliance certificate of a Senior Finance Officer of the Borrowers in substantially the form of Exhibit I (a “Compliance Certificate”);

(iv) Promptly and in no event later than ten (10) Business Days after any Borrower knows of the occurrence or existence of (A) any ERISA Event, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $2,500,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including any of the following to the extent that could reasonably be expected to have a Material Adverse Effect: (I) breach or non-performance of, or any default under, a Contractual Obligation of the Loan Parties; (II) any dispute, litigation, investigation, proceeding or suspension between a Loan Party and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting a Loan Party, including pursuant to any applicable Environmental Laws; or (D) any default under any Subordinated Obligations, the statement of a Responsible Officer of the Borrowers setting forth details of such event, condition, Default or default and the action which the Borrowers propose to take with respect thereto. Each notice pursuant to this Section 5.01(a)(iv) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;

(v) On or prior to the date that is thirty (30) days after the commencement of each fiscal year, the budget and projected financial statements of the Loan Parties for such fiscal year (detailed on a quarterly basis), including, in each case, projected balance sheets, statements of income and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include projected Capital Expenditures and quarterly projections of the Loan Parties’ compliance with each of the covenants set forth in Section 5.03 of this Agreement;

(vi) Promptly and in no event later than three (3) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of a Responsible Officer of the Borrowers setting forth the details thereof;

(vii) Promptly and in no event later than ten (10) Business Days after the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Borrower, Domestic Subsidiary or First-Tier Foreign Subsidiary, written notice of such event;

(viii) Promptly and in no event later than ten (10) Business Days after the receipt thereof by a Borrower, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of a Loan Party for Environmental Damages, in each such case involving potential monetary damages payable by any Loan Party of $2,500,000 or more;

(ix) Promptly and in no event later than ten (10) days after the sending or filing thereof, copies of financial statements that Parent has made generally available to its shareholders; copies of any registration statements or prospectuses that Parent files with the United States Securities and Exchange Commission, and any other material reports and filings Parent has made generally available to its shareholders or filed with the United States Securities and Exchange Commission;

(x) Reserved.

(xi) Promptly and in no event later than ten (10) Business Days after a Responsible Officer has become aware thereof, a notice and corresponding description of each of the following: (A) any Governmental Authority or Affiliated Practice shall deliver notice to any Loan Party that it contests the legality of any material provision of any Service Agreement if, in the aggregate, the gross revenues to Loan Parties arising from all Service Agreements affected by this clause (A) exceed five percent (5%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available (provided, that the foregoing clause (A) shall not apply with respect to any such contest that would not reasonably be expected to result in a determination that would be adverse in any material respect to the applicable Loan Party, or with respect to any inquiry or investigation by such Governmental Authority or Affiliated Practice that would not reasonably be considered such a contest); (B) or any Borrower or, to the knowledge of the Borrowers, any Affiliated Practice, is in material default under any Service Agreement to which it is a party if, in the aggregate, the annual consolidated revenues of the Parent and its Subsidiaries arising from all Service Agreements affected by this clause (B) exceed five percent (5%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available; and (C) the occurrence of any action by any Governmental Authority that results in the revocation of the License of any Affiliated Practice, if, in the aggregate, the annual consolidated revenues of the Parent and its Subsidiaries arising from the Affiliated Practices affected by this clause (C) exceed five percent (5%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available;

(xii) Promptly and no event later than thirty (30) days (or such lesser amount of time agreed upon by Administrative Agent) prior to the date on which a Loan Party intends to commence providing management services to an Affiliated Practice having operations in a state (the “New State”) other than a state in which any existing Affiliated Practice has previously operated, a written notice and description thereof along with the form of Service Agreement pursuant to which such management services will be provided;

(xiii) Promptly and in no event later than forty-five (45) days after the end of each second and fourth fiscal quarter of each fiscal year, a report for preceding two fiscal quarter period (A) listing any new Service Agreements and the names and addresses of any new Affiliated Practices, (B) listing the termination of any Service Agreement and the reason therefore, (C) listing any Loan Party (other than Consumer Health) that requires Medicare or Medicaid certifications or a Medicare or Medicaid provider agreement for the operation of its business, (D) listing any Loan Party (other than Consumer Health) required to be classified as a “Covered Entity” (as defined in the HIPAA Privacy Standards), (E) attaching thereto a copy of (1) any new Service Agreement the form of which differs materially from the form of Service Agreements of the Borrowers and Guarantors delivered prior to the Closing Date, (2) any new material contracts, agreements and instruments (other than Service Agreements) between any Loan Party and each Affiliated Practice and (3) any material amendments to any Service Agreements and (F) describing the occurrence of any material defaults under any Service Agreements;

(xiv) Promptly and in no event later than forty-five (45) days after the end of each second and fourth fiscal quarter of each fiscal year, a report listing all Significant Third Party Payor Arrangements in effect and detailing all material amendments to the Significant Third Party Payor Arrangements and any new Significant Third Party Payor Arrangements entered into by any Loan Party during the preceding two fiscal quarter period, and, upon request, true and correct copies of any such amendments and new Significant Third Party Payor Arrangements;

(xv) Promptly and in no event later than forty-five (45) days after the end of each second and fourth fiscal quarter of each fiscal year, an executed supplement with respect to the Collateral Assignment of Leases adding any leasehold interest in real property acquired or created in the six month period ending thereon to the Collateral Assignment of Leases, as applicable;

(xvi) Without derogation of the Borrowers’ obligation under Section 5.02(k), promptly after the effectiveness thereof, any material change in accounting policies of or financial reporting practices by the Loan Parties; and

(xvii) Such other agreements, documents and information relating to the Properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrowers with the terms of this Agreement and the other Credit Documents as the Administrative Agent (individually or on behalf of any Lender) may from time to time reasonably request.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Material that may be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c) Inspections. The Loan Parties shall permit the Administrative Agent and any Lender accompanying the Administrative Agent, or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Event of Default shall have occurred and be continuing and otherwise at any time as the Administrative Agent may determine with or without prior notice to the Borrowers, to visit and inspect any of the properties and offices of the Loan Parties and dental facilities related thereto, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent may request, all at the Borrowers’ reasonable expense; provided that Borrowers shall be responsible for such reasonable expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing).

(d) Insurance. The Loan Parties shall:

(i) Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, business interruption, fire, liability, property damage and worker’s compensation and (B) insurance for claims in connection with the provision of dental services by Providers and/or ancillary services covered by the Service Agreements, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons;

(ii) Furnish to Administrative Agent, upon written request, full information as to the insurance carried;

(iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is satisfactory to the Administrative Agent; and

(iv) In the case of the insurance maintained by the Borrowers and any Domestic Subsidiaries, obtain and maintain endorsements acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Collateral Agent, the Administrative Agent and the Lenders as additional insureds and the Collateral Agent as mortgagee and lender’s loss payee and including mortgagee’s and lender’s loss payable endorsements;

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due all Federal and other material Taxes and other material Governmental Charges, except such Taxes or Governmental Charges as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained in accordance with GAAP and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f) Use of Proceeds. The Borrowers shall use the proceeds of the Loans (i) to refinance existing first lien and second lien Indebtedness and certain other existing Indebtedness of the Loan Parties, (ii) to pay fees and expenses incurred in connection with transactions contemplated by this Agreement and (iii) to provide for the ongoing working capital and other general corporate purposes of the Loan Parties.

(g) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization, except to the extent permitted hereby (provided that this clause (i) shall not apply to any Excluded Subsidiary), (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, (iv) maintain, preserve and protect all of its rights to enjoy and use all of its licenses, leases, intellectual property, qualifications, privileges, franchises and other authority reasonably necessary to the conduct of its business and (v) conduct its business in an orderly manner without voluntary interruption, except in the case of clauses (ii), (iii), (iv) or (v), where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Laws. Each Loan Party shall (i) comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including, without limitation, all Environmental Laws and all DPM Laws) and (ii) implement and maintain policies that are consistent with the HIPAA Privacy Standards, except in each case where (A) (1) such as may be contested in good faith by appropriate proceedings diligently prosecuted without risk of loss of any Collateral, (2) as to which a bona fide dispute exists and (3) for which appropriate reserves have been established on Borrowers’ financial statements or (B) where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(i) New Subsidiaries and Parent. The Borrowers shall, at their own expense promptly, and in any event within thirty (30) days, after the formation of or the date of the acquisition of any Subsidiary by any Loan Party (other than an Excluded Subsidiary), after any Excluded Subsidiary ceases to be an Excluded Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(vii)), (B) cause each such Subsidiary to become a party to the Guaranty, the Security Agreement and each other applicable Security Document in accordance with the terms thereof, (C) in the case of the formation or acquisition of a First-Tier Foreign Subsidiary, execute and deliver to the Collateral Agent a pledge agreement with respect to the Equity Securities of such First-Tier Foreign Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (D) deliver (or cause the appropriate Person to deliver) to the Collateral Agent all stock certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be reasonably requested by the Collateral Agent or the Administrative Agent to perfect the Collateral Agent’s first priority Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States), (E) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to federally registered intellectual property owned by each new Domestic Subsidiary) required by law or reasonably requested by the Collateral Agent or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded, subject to Permitted Liens, and evidence thereof delivered to the Collateral Agent, (F) deliver (or cause the appropriate Person to deliver) the Organizational Documents, certificates, resolutions and other documents that would have been required of such Subsidiary under clause (b) of Schedule 3.01 if such Subsidiary had been a Borrower on the Closing Date and (G) if required by the Administrative Agent deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to each new Guarantor, the pledge of the Equity Securities of each Domestic Subsidiary and First-Tier Foreign Subsidiary, and the other matters customarily covered by an opinion of counsel set forth in this
Section 5.01(i). Notwithstanding the foregoing, the Borrowers shall not be required to provide the Collateral Agent, the Administrative Agent or the Lenders with any Excluded Foreign Credit Support.

In the event that the Smile Brands entities reorganize after the Closing Date in a manner that results in a Person other than the Parent being the parent holding company of the Smile Brands entities (such Person being referred to herein as the “Ultimate Parent”), then (i) any Indebtedness of the Ultimate Parent (and each Person that directly or indirectly owns the Parent and is directly or indirectly owned by the Ultimate Parent) shall be included in the calculation of the financial covenants contained in Section 5.03 and (ii) the Ultimate Parent (and each Person that directly or indirectly owns the Parent and is directly or indirectly owned by the Ultimate Parent) shall within thirty (30) days of the effective date of such reorganization become a party to the Guaranty and the Security Agreement, in accordance with the terms thereof, and deliver (or cause the appropriate Person to deliver) to the Collateral Agent all stock certificates evidenced by its ownership interests in Parent free and clear of all adverse claims, accompanied by undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be reasonably requested by the Collateral Agent or the Administrative Agent to perfect the Collateral Agent’s first priority Lien in such Equity Securities in compliance with any applicable laws of jurisdiction); provided that in no event shall any Freeman Spogli entity be deemed to be subject to this paragraph.

(j) Collateral Assignment of Leases. If any Guarantor who is not then party to the Collateral Assignment of Leases executes any lease, the Borrowers shall, within thirty (30) days after the date thereof, cause such Guarantor to become a party to the Collateral Assignment of Leases.

(k) Additional Collateral. If at any time from and after the Closing Date any Borrower or any Domestic Subsidiary (other than an Excluded Subsidiary) acquires any fee interests in real property with a fair market value in excess of $2,000,000, such Borrower or Domestic Subsidiary shall promptly deliver to the Administrative Agent, at its own expense, all documentation and information in form and substance reasonably satisfactory to the Collateral Agent (including, to the extent available, any appraisals, surveys and environmental reports) to assist the Collateral Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Collateral Agent may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Administrative Agent, in an amount equal to not less than the fair market value thereof, insuring the Collateral Agent’s Lien on such additional real property Collateral to be of first priority, subject to Permitted Liens and only to such other exceptions as the Collateral Agent shall approve in its reasonable discretion, with all costs thereof to be paid by such Borrower or such Domestic Subsidiary.

(l) Rate Contracts. No later than one hundred twenty (120) days after the Closing Date, the Borrowers shall enter into, and shall maintain in full force and effect for a period of no less than three (3) years from the effective date thereof, one or more Lender Rate Contracts with respect to the Indebtedness evidenced by this Agreement reasonably satisfactory to the Administrative Agent, which agreements shall provide coverage in a notional amount equal to (i) before the occurrence of the Initial Public Offering, at least 50%, and (ii) from and after the occurrence of the Initial Public Offering, at least 25%, of the Effective Amount of the Term Loans (as the same may be reduced from time to time pursuant to repayments under
Section 2.01(g)(iii) and prepayments under Section 2.06).

(m) Service Agreements.

(i) Each of the Loan Parties shall comply with its obligations under each Service Agreement and shall promptly enforce and diligently pursue all of their material rights under each Service Agreement, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

(ii) After entering into any new Service Agreement (other than any new Service Agreement which is expected or projected to have or represent a de minimis amount of the next full fiscal year’s consolidated revenues of the Parent and its Subsidiaries), each Loan Party party thereto shall promptly file a Uniform Commercial Code financing statement with respect to the accounts, accounts receivable, contract rights, deposits, deposit accounts, inventory, equipment and general intangibles relating to professional dental practice owned and conducted by the Affiliated Practice party thereto; provided however that patient records (whether confidential or otherwise) or other property where the disclosure, transfer, assignment, pledge or encumbrance of which is prohibited by, or is otherwise contrary to, applicable law shall not be included in the description of the collateral therein.

(iii) After entering into any new Service Agreement which is expected or projected to have or represent not less than five percent (5%) or more of the next full fiscal year’s consolidated revenues of the Parent and its Subsidiaries calculated in accordance with GAAP, each Loan Party party thereto shall promptly file a Uniform Commercial Code financing statement assigning to the Collateral Agent the interests set forth in the financing statement for such Service Agreement filed pursuant to Section 5.01(m)(ii) (unless the Collateral Agent is listed as assignee in such original financing statement).

5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force (except in each case other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), each Borrower will comply, and will cause compliance by the other Loan Parties, with the negative covenants set forth in this Section 5.02, unless the Required Lenders shall otherwise consent in writing.

(a) Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i) Indebtedness of the Loan Parties under the Credit Documents;

(ii) Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement and any Indebtedness of the Loan Parties under initial or successive refinancings of any Indebtedness permitted by this
Section 5.02(a)(ii); provided that the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced together with accrued interest and any premium thereon and fees and expenses incurred in connection with such refinancing;

(iii) Indebtedness of the Loan Parties under Rate Contracts permitted by Section 5.02(l);

(iv) Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

(v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vi) Indebtedness owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);

(vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(viii) Acquired Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(ix) Subordinated Obligations incurred after the Closing Date; provided that such Subordinated Obligations and the documentation for such Subordinated Obligations are reasonably satisfactory to the Required Lenders (but in any event, the maturity of such Subordinated Obligations shall be no earlier than a date that is six (6) months after the Maturity Date and such Indebtedness shall have no principal payments prior to a date that is six (6) months after the Maturity Date);

(x) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

(xii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xiii) Indebtedness of Borrower or any of its Subsidiaries that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and payments and similar obligations in connection with Permitted Acquisitions or sales of assets and/or businesses;

(xiv) Indebtedness permitted under Section 5.02(e); and

(xv) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding.

(b) Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its Property, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i) Liens in favor of the Collateral Agent, the Administrative Agent or any Lender securing the Obligations and Negative Pledges under the Credit Documents;

(ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and associated Negative Pledges and any replacement Liens (covering the same or a lesser scope of Property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii) and associated Negative Pledges;

(iii) Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and have not proceeded to judgment or the payment of which is permitted under Section 5.01(e); provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no material Property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(iv) statutory Liens, possessory liens of carriers and warehousemen, materialmen Liens, mechanic’s Liens, landlord Liens or other similar Liens, in each case arising in the ordinary course of business with respect to obligations which are not delinquent for more than forty-five (45) days or remain payable without penalty or are being contested in good faith by appropriate proceedings, provided that, if delinquent for more than forty-five (45) days, adequate reserves have been set aside with respect thereto in accordance with GAAP and, by reason of nonpayment, no material Property of any Loan Party is subject to a material impending risk of loss or forfeiture;

(v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety, appeal or customs bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vi) Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);

(vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in Section 5.02(b)(ii) or (vi) above and associated Negative Pledges; provided that any extension, renewal or replacement Lien (A) is limited to the Property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount (including accrued interest) than the Indebtedness secured by the existing Lien together with premiums, fees and expenses incurred in connection with such refinancing;

(viii) leases, subleases or licenses granted to others (in the ordinary course of business consistent with past practices) and associated Negative Pledges not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(ix) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;

(x) easements, rights-of-way, restrictions, zoning and other restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(xi) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers;

(xii) Liens on the real property subject to any of the Real Property Security Documents identified in the ALTA title policy received by the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) relating to such real property;

(xiii) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(xiv) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party and associated Negative Pledges;

(xv) Liens securing Acquired Indebtedness permitted by Section 5.02(a)(xiii), with recourse limited as set forth in the definition of Acquired Indebtedness and associated Negative Pledges;

(xvi) Liens arising out of judgments or decrees and not resulting in an Event of Default;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xviii) Liens arising from precautionary Uniform Commercial Code financing statements; and

(xix) other Liens not specifically listed above in a principal amount not to exceed $2,500,000 in the aggregate at any time outstanding;

provided, however, that the foregoing exceptions shall not permit any Lien on any Equity Securities issued by any Loan Party that are owned by another Loan Party, except for Liens in favor of the Collateral Agent securing the Obligations (or any guaranty thereof).

(c) Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its Property, whether now owned or hereafter acquired, except for the following:

(i) sales by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party);

(ii) sales by the Loan Parties of damaged, worn-out, obsolete or surplus property in the ordinary course of their businesses;

(iii) sales or other dispositions by any Loan Party of Investments permitted by Sections 5.02(e)(i) or (ii) for not less than fair market value;

(iv) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent in the ordinary course of business and not for purposes of financing;

(v) leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Loan Parties, taken as a whole;

(vi) licenses or sublicenses of intellectual property or software in the ordinary course of business, to the extent that they do not materially interfere with the business of the Loan Parties;

(vii) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party;

(viii) sales or other dispositions of assets and property (A) by any Borrower to any Guarantor (other than Parent) or any other Borrower, (B) by any Guarantor to any Borrower or any other Guarantor (other than Parent), (C) by any Loan Party that is not a Borrower or Guarantor (other than a Pledged Foreign Subsidiary) to any other Loan Party, and (D) by any Pledged Foreign Subsidiary to any Borrower, any Guarantor or any other Pledged Foreign Subsidiary;

(ix) dispositions not otherwise permitted hereunder of assets which are made for fair market value; provided, that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) 60% or more the consideration received in any such disposition shall consist of cash (or other consideration approved by Administrative Agent) and (iii) the aggregate fair market value of all assets so sold by the Loan Parties pursuant to this clause (ix), together, shall not exceed $15,000,000 during the term of this Agreement;

(x) in order to resolve disputes that occur in the ordinary course of business, any Loan Party may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(xi) transfers permitted by Section 5.02(b), Section 5.02(d), Section 5.02(e) and Section 5.02(f); and

(xii) other sales or dispositions in an aggregate amount not to exceed $1,000,000 in any fiscal year.

(d) Mergers, Acquisitions, Etc. No Loan Party shall consolidate with or merge into any other Person or permit any other Person to merge into it, or liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve, or acquire any Person as a new Subsidiary or acquire all or substantially all of the assets, or any identifiable business unit or division, of any other Person, except for the following:

(i) the Borrowers and the other Loan Parties (other than Parent) may merge with each other; provided that (A) no Default shall have occurred and be continuing or would result after giving effect to any such merger, (B) in any such merger involving a Borrower and another Loan Party (other than another Borrower), such Borrower is the surviving Person, and (C) in any such merger involving a Guarantor and another Loan Party (other than a Borrower or another Guarantor), such Guarantor is the surviving Person;

(ii) a merger or consolidation of a Person into a Borrower or into a Guarantor which constitutes an acquisition permitted by Section 5.02(d)(iii); provided that no Default shall have occurred and be continuing or would result after giving effect to any such merger or consolidation;

(iii) Acquisitions by a Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target” and any such acquisition, a “Permitted Acquisition”); provided that:

(A) No Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);

(B) The Proposed Target is in a business permitted under Section 5.02(g) hereof;

(C) The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D) The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable Governmental Rules;

(E) The Proposed Target’s Adjusted EBITDA for the last twelve months ending as of a recent date prior to such acquisition (after giving effect to any adjustments contemplated in the definition of Adjusted EBITDA with respect to such Proposed Target, it being understood that any such adjustments are subject to the review and exclusion by the Administrative Agent in the exercise of its reasonable discretion) is not less than zero;

(F) The Borrowers have delivered to the Administrative Agent, (1) except in the case of a proposed acquisition of less than $5,000,000 to the extent not available, financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the substantial equivalent of financial statements with respect to such assets) to the extent available, but in no event for less than the immediately preceding twelve months (or such other period of time agreed to by the Administrative Agent in its reasonable discretion), and (2) in the case of a proposed acquisition of more than $10,000,000, pro forma financial statements reflecting the combined projected performance of the Loan Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrowers, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default hereunder;

(G) No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States, and no Proposed Target shall have more than 15% of its assets or annual revenues based in or from outside of the United States or Canada (as determined from the most recently available financial information for the Proposed Target);

(H) The consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with such acquisition, together with the amount of Acquired Indebtedness related to such acquisition, when taken together with each other Permitted Acquisition consummated after the Closing Date, but excluding any Equity Securities issued by Parent (or capital contribution to Parent) in connection with such Permitted Acquisition and the proceeds thereof, that are paid in connection with such Permitted Acquisition, shall not exceed, when added to Investments made pursuant to Section 5.02(e)(xii), $60,000,000 in the aggregate;

(I) If the consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with such acquisition, together with the amount of Acquired Indebtedness related to such acquisition, when taken together with each other Permitted Acquisition consummated after the Closing Date, but excluding any Equity Securities issued by Parent (or capital contribution to Parent) in connection with such Permitted Acquisition and the proceeds thereof, that are paid in connection with such Permitted Acquisition, when added to Investments made pursuant to Section 5.02(e)(xii), exceeds

$20,000,000 in the aggregate, then as of the date of and after giving effect to such acquisition, the Total Leverage Ratio on a pro forma basis would be no greater than 0.25 less than the maximum ratio permitted as of the last day of the then applicable fiscal quarter pursuant to Section 5.03(a);

(iv) Any Loan Party (other than the Parent or the Borrowers) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interest of the Borrowers; provided that if such Loan Party is a Guarantor that liquidates or dissolves, all the assets of such Guarantor are transferred upon such liquidation or dissolution to another Guarantor or to a Borrower.

(e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

(i) Investments by the Loan Parties in cash and Cash Equivalents;

(ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement;

(iii) Investments by the Loan Parties in each other; provided if any Investments by a Borrower or a Guarantor constituting Indebtedness of another Loan Party are evidenced by any Pledged Intercompany Notes, such Pledged Intercompany Notes shall be promptly delivered to the Collateral Agent, together with accompanying allonges or indorsements in blank and attached thereto; provided further that notwithstanding the foregoing, (A) the Borrowers and Guarantors may not make any Investments under this clause (iii) directly or indirectly in Foreign Subsidiaries and (B) Investments by the Borrowers and Guarantors in Excluded Subsidiaries after the Closing Date may not exceed $1,000,000 in the aggregate at any time as to any one Excluded Subsidiary or $2,000,000 in the aggregate at any one time as to all Excluded Subsidiaries;

(iv) Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding $500,000 at any one time outstanding;

(v) Payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Loan Parties for accounting purposes and that are made in the ordinary course of business;

(vi) Investments in Consumer Health in an outstanding amount at any time not exceeding $1,000,000;

(vii) Investments permitted by Section 5.02(d);

(viii) Deposit accounts; provided that, for deposit accounts of the Borrowers and each Guarantor, such Investments are subject to a Control Agreement to the extent required by Section 2.14 hereof;

(ix) Extensions of trade credit in the ordinary course of business to customers of the Loan Parties;

(x) Investments of any Person existing at the time such Person becomes a Loan Party or consolidates or merges with a Loan Party (including in connection with a Permitted Acquisition) in connection with a transaction permitted hereby so long as such investments were not made in contemplation of such Person becoming a Loan Party or of such consolidation of merger;

(xi) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(xii) Investments made by a Loan Party to acquire minority equity interests owned by Persons other than the Loan Parties in any Subsidiary that is not a Wholly Owned Subsidiary; provided that (i) such Investments are treated as a Permitted Acquisition hereunder and the aggregate amount of such Investments is counted in the aggregate consideration test contained in Section 5.02(d)(iii)(H) and (ii) after such acquisition, to the extent such Subsidiary is not an Excluded Subsidiary, such Subsidiary promptly becomes a Guarantor hereunder;

(xiii) Investments in the Rate Contracts permitted by Section 5.02(l);

(xiv) Receivables, security deposits or other trade payables owing to any Loan Party if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(xv) Investments received in connection with the disposition of any asset permitted under Section 5.02(c); and

(xvi) Other Investments made by the Loan Parties from and after the Closing Date not exceeding $5,000,000 in the aggregate outstanding at any time.

The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

(f) Dividends, Redemptions, Etc. No Loan Party shall make any Distributions or set apart any sum for any such purpose except as follows:

(i) Any Subsidiary of a Borrower may pay dividends or distributions on its Equity Securities to a Borrower or any intervening Subsidiary;

(ii) the Borrowers may make Distributions to the Parent (and the Parent may make such Distributions) for the sole purpose of permitting the Parent (x) to purchase stock or stock options of the Parent from present or former officers, directors or employees of any Loan Party upon the death, disability or termination of employment of such officers, directors or employees or (y) to make payments pursuant to and in accordance with stock option plans or other benefit plans approved by the Parent’s board of directors for directors, officers or employees of the Loan Parties; provided that (A) no Event of Default then exists or would result therefrom, (B) after giving effect to the proposed Distribution, the Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 5.03 and (C) after giving effect to the proposed Distribution, the Unused Revolving Commitment is at least $2,500,000; provided, further that the aggregate amount of such Distributions, when added to the aggregate amount paid by any Loan Party to purchase such common stock or common stock options (or other Equity Securities) from such officers or employees, does not exceed $2,000,000 in any fiscal year or $4,000,000 during the term of the Agreement; provided that if at the time of any such Distribution the Total Leverage Ratio is equal to or less than 1.50:1.00 after giving effect thereto, the Borrowers may make Distributions pursuant to this clause (ii) in an amount that does not exceed $5,000,000 in any fiscal year subject to clauses (A), (B) and (C) above;

(iii) The Borrowers may make Distributions to the Parent to pay corporate overhead expenses incurred in the ordinary course and as may be necessary to permit the Parent to pay its expenses and liabilities incurred in the ordinary course, including, without limitation, (i) customary and reasonable salary, bonus and other benefits payable to officers, employees and consultants of Parent, (ii) customary and reasonable fees and expenses paid to members of the board of directors of Parent or payments in respect of indemnification obligations to such board members and (iii) reasonable general corporate overhead expenses of Parent;

(iv) The Borrowers may make Distributions to Parent to permit Parent to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business in an aggregate amount not to exceed the amount necessary to pay such taxes and licensing expenses;

(v) Parent may declare and pay dividends or make other Distributions with respect to its Equity Securities payable solely in shares of Equity Securities;

(vi) Parent may purchase fractional shares of its capital stock arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions and pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for capital stock of Parent; and

(vii) Parent may redeem its outstanding preferred stock and options in connection with the Initial Public Offering as contemplated by Section 2.06(c)(ii).

(g) Change in Business. No Borrower shall, nor shall Borrowers suffer or permit the Loan Parties to engage in any material line of business substantially different from those lines of business carried on by the Loan Parties on the date hereof.

(h) Payments of Certain Indebtedness, Etc. No Loan Party shall:

(i) pay or prepay any principal, premium, interest or any other amount (including sinking fund payments) with respect to any Subordinated Obligation (except in each case payments expressly permitted by the subordination provisions approved by the Administrative Agent and the Required Lenders pursuant to Section 5.02(a)(ix) and payments expressly approved in writing by the Required Lenders), or redeem purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) any Subordinated Obligations (except in each case payments expressly permitted by the subordination provisions approved by the Administrative Agent and the Required Lenders pursuant to Section 5.02(a)(ix) and payments expressly approved in writing by the Required Lenders); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Subordinated Obligations prior to the date when due or otherwise to provide for the defeasance of any Subordinated Obligations; or

(ii) directly or indirectly, change or amend the terms of any Subordinated Obligations if the effect of such amendment is to: (i) increase the interest rate on such Indebtedness; (ii) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (iii) add or change in a manner adverse to any Borrower or any Loan Party any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (iv) change in a manner adverse to any Borrower or any Loan Party the prepayment provisions of such Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Borrower, any Loan Party, the Administrative Agent or Lenders.

(i) ERISA.

(i) Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or any ERISA Affiliate shall (A) adopt or institute any new Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC.

(ii) Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan.

(j) Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) except:

(i) upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons;

(ii) any Distribution permitted by Section 5.02(f) hereof;

(iii) the payment of reasonable fees to directors of the Parent or the Loan Parties who are not employees of the Loan Parties;

(iv) Investments, loans or advances permitted under Sections 5.02(e)(vi) or (v);

(v) Any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans in the ordinary course of business and approved by the Parent’s board of directors;

(vi) Employment and severance arrangements entered into in the ordinary course of business between any Loan Party and any employee thereof;

(vii) transactions with Affiliated Practices in the ordinary course of business; and

(viii) transactions existing as of the Closing Date as described further on Schedule 5.02(j) hereof.

(k) Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as required by GAAP.

(l) Rate Contracts. No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which such Loan Party has actual exposure, (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Loan Party and (iii) as required under Section 5.01(l).

(m) Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document, in each case in a manner which could reasonably be expected to adversely affect in any material respect the interests of the Administrative Agent and the Lenders.

(n) Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions (other than Distributions by the Parent) or the transferring of assets from any Loan Party to another Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.02(n), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignments thereof and (vi) the foregoing shall not apply to restrictions and conditions that are applicable solely to Excluded Subsidiaries or Foreign Subsidiaries that are not Loan Parties.

(o) Joint Ventures; Non-Wholly-Owned Subsidiaries. No Loan Party shall enter into any Joint Venture or own any Non-Wholly-Owned Subsidiaries (other than (i) Excluded Subsidiaries, (ii) Monarch/Hashem, J.V. and (iii) Investments permitted under Sections 5.02(e)(x), (xi) and (xvi)).

(p) Sales and Leaseback. No Loan Party shall engage in any Sale and Leaseback transaction with respect to any of its Property of any character, whether now owned or hereafter acquired, except for a Sale and Leaseback transaction involving real property owned in fee by a Loan Party.

(q) Service Agreements. No Loan Party shall modify or amend any Service Agreement in any manner which would impair the Collateral Agent’s Lien on the Collateral (or the ability of the Collateral Agent to realize the proceeds thereof). It is agreed and understood that a modification made to a Service Agreement in order to satisfy requirements imposed under the Loan Documents shall not constitute a breach of this Section 5.02(q).

(r) Capital Expenditures. No Loan Party shall permit the aggregate amount of Capital Expenditures made by the Loan Parties in any fiscal year to exceed the amounts set forth opposite the applicable fiscal year below; provided that Capital Expenditures permitted for a fiscal year may, to the extent not expended in such fiscal year, be carried over and expended only in the immediately succeeding fiscal year:

Fiscal Year Ending	Maximum Capital Expenditures
December 31, 2010	$27,500,000
December 31, 2011	$32,500,000
December 31, 2012 and thereafter	$35,000,000

5.03. Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force (except in each case other than contingent indemnification obligations or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted), the Borrowers will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2010, to be greater than the ratio set forth opposite the applicable fiscal quarter:

Any Fiscal Quarter Ending	Maximum Total Leverage Ratio
March 31, 2010 through and including March 31, 2011	3.00:1.00

June 30, 2011	2.80:1.00

September 30, 2011	2.70:1.00

December 31, 2011	2.50:1.00

March 31, 2012	2.40:1.00

June 30, 2012	2.25:1.00

September 30, 2012	2.10:1.00

December 31, 2012 through and including March 31, 2013	2.00:1.00

June 30, 2013 through and including September 30, 2013	1.75:1.00

December 31, 2013 through and including June 30, 2014	1.50:1.00

September 30, 2014 and thereafter	1.25:1.00

(b) Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2010, to be less than 1.75:1.00.

ARTICLE VI. EVENTS OF DEFAULT.

6.01. Events of Default. The occurrence or existence of any one or more of the following events set forth in this Section 6.01 shall constitute an “Event of Default” hereunder.

(a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty), or (ii) fail to pay within three (3) days after the same becomes due, any interest on any Loan or (iii) fail to pay within five (5) days after the same becomes due, any fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents and, to the extent not included in clause (i), the Guaranty); or

(b) Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in (i) Section 5.01(a), Section 5.01(f), Section 5.01(g)(i) (with respect to existence), Section 5.01(i), Section 5.01(k), Section 5.02 or Section 5.03 or (ii) any Specified Provision; or

(c) Other Defaults. Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after the earlier of (i) an officer of any Loan Party obtaining knowledge of such default or (ii) any Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or

(d) Representations and Warranties. Any representation, warranty, certificate or statement made by or on behalf of any Loan Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, shall be false or incorrect in any material respect when made or furnished; or

(e) Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part (except in a transaction permitted by Section 5.02(d)), (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief (except in a transaction permitted by Section 5.02(d)) with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount of $5,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrowers and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days; (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $5,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability) or shall otherwise cease to be in full force and effect except in accordance with its terms or as otherwise provided hereunder; or

(j) Security Documents. Any Lien intended to be created by any Security Document shall at any time be invalidated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, except as a result of the release of a Borrower or Guarantor or the sale or other disposition of the applicable Collateral in a transaction permitted under the Credit Documents; or

(k) ERISA. Either (i) any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrowers by the Administrative Agent and such Reportable Event would reasonably be expected to have a Material Adverse Effect; or (ii) any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan and such termination or appointment, as the case may be, would reasonably be expected to have a Material Adverse Effect; or

(l) Change of Control. Any Change of Control shall occur; or

(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against any Loan Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n) Other Default. The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Credit Document) under any other Credit Document; or

(o) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(p) Designated Person. Any Loan Party shall become a Designated Person; or

(q) Subordinated Obligations. Any trustee for, or any holder of, any of the Subordinated Obligations asserts in writing that any such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement or a final judgment is entered by a court of competent jurisdiction that any such Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations; or

(r) Affiliated Practices – Insolvency, Bankruptcy.

(i) Any Significant Affiliated Practice shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (4) be dissolved or liquidated in full or in part, (D) become insolvent (as such term may be defined or interpreted under any applicable statute), or (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction, in each case except to the extent that could not reasonably be expected to have a Material Adverse Effect.

(ii) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Significant Affiliated Practice or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Significant Affiliated Practice or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction, except to the extent that could not reasonably be expected to have a Material Adverse Effect; or

(s) Service Agreements.

(i) Any Governmental Authority shall deliver notice to any Loan Party that it contests the legality of any material provision of any Service Agreement if, in the aggregate, the gross revenues to Loan Parties arising from all Service Agreements affected by this Section 6.01(s)(i) exceed ten percent (10%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available calculated in accordance with GAAP (provided, that this Section 6.01(s)(i) shall not apply with respect to (x) any such contest that could not reasonably be expected to have a material adverse financial impact on the Loan Parties, (y) any inquiry or investigation by a Governmental Authority that would not reasonably be considered such a contest or (z) any contest, inquiry or investigation to the extent that it is resolved or otherwise cured in all material respects within one hundred eighty (180) days after an Event of Default under this clause (i) would otherwise be deemed to have occurred); or

(ii) Any Affiliated Practice shall contest any material provision of, or the validity or enforceability of, any Service Agreement or deny that it has any further liability or obligation thereunder if, in the aggregate, the gross revenues to Loan Parties arising from all Service Agreements affected by this Section 6.01(s)(ii) exceed ten percent (10%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available calculated in accordance with GAAP (provided, that this Section 6.01(s)(ii) shall not apply with respect to (x) any such contest or denial by an Affiliated Practice that could not reasonably be expected to have a material adverse financial impact on the Loan Parties or (y) any such contest or denial that is resolved or otherwise cured within one hundred eighty (180) days after an Event of Default under this clause (ii) would otherwise be deemed to have occurred); or

(iii) Any Affiliated Practice or any Borrower is in material default under any Service Agreement to which it is a party if known to a Responsible Officer of any Borrower and, in the aggregate, the gross revenues to Loan Parties arising from all Service Agreements affected by this Section 6.01(s)(iii) exceed ten percent (10%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available calculated in accordance with GAAP (provided, that this Section 6.01(s)(iii) shall not apply with respect to (x) any such material default that could not reasonably be expected to have a material adverse financial impact on the Loan Parties or (y) any such material default that is resolved or otherwise cured within one hundred eighty (180) days after an Event of Default under this clause (iii) would otherwise be deemed to have occurred); or

(iv) The occurrence of any action by any Governmental Authority that results in the revocation of the License to practice dentistry of any Provider or Affiliated Practice, if, in the aggregate, the gross revenues to the Loan Parties arising from any Providers and/or Affiliated Practices affected by this Section 6.01(s)(iv) exceed ten percent (10%) of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year most recently ended for which Financial Statements are available calculated in accordance with GAAP (provided, that this Section 6.01(s)(iv) shall not apply with respect to (x) any such revocation that could not reasonably be expected to have a material adverse financial impact on the Loan Parties or (y) any such revocation that is resolved or otherwise cured within one hundred eighty (180) days after an Event of Default under this clause (iv) would otherwise be deemed to have occurred).

(t) Warning Letters. Any Loan Party shall receive a warning letter from any Governmental Authority with respect to any deviations from, or violation in any material respect, any Healthcare Laws that would reasonably be expected to result in a determination that would have a Material Adverse Effect.

6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrowers, (a) terminate the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts or Lender Bank Products) payable by the Borrowers to be immediately due and payable and/or (c) require that the Borrowers Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrowers to Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Collateral Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral pledged by the Borrowers as contemplated by the last sentence of Section 2.02(a)(ii)(H), shall first be applied to reimburse the L/C Issuer in respect of any amounts that a Lender has failed to fund under Section 2.02(c), then to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below:

The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:

First, to the Administrative Agent and the Collateral Agent, pari passu and ratably, in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent and the Collateral Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) or their Affiliates to whom obligations are owed in connection with any Lender Rate Contracts to the extent of the associated Termination Values of such Lender Rate Contracts;

Fourth, to the Lenders in an amount equal to any other Obligations (other than the Obligations related to Lender Rate Contracts not paid under clause Third above and to Lender Bank Products) which are then unpaid;

Fifth, to the Lender Parties in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid;

Sixth, to the Lender Parties in an amount equal to any Secured Obligations related to Lender Bank Products which are then unpaid; and

Finally, upon payment in full of all of the Obligations, to the Person(s) legally entitled thereto.

No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder or thereunder or at law or in equity.

ARTICLE VII. ADMINISTRATIVE AGENT, COLLATERAL AGENT AND

RELATIONS AMONG LENDERS.

7.01. Appointment, Powers and Immunities.

(a) Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or a provider of Lender Bank Products) hereby appoints and authorizes Wells Fargo Bank, National Association, as the Administrative Agent and the Collateral Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto, and Wells Fargo Bank, National Association hereby accepts such appointment as Administrative Agent and as Collateral Agent. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or provider of Lender Bank Products) hereby authorizes the

Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Syndication Agent and Joint Lead Arrangers shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of the Syndication Agent or, except to the extent expressly set forth in Section 8.04(e), the Joint Lead Arrangers, in such capacity. Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or provider of Lender Bank Products) or have any fiduciary duty to any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or provider of Lender Bank Products). Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor the Collateral Agent shall be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rules. None of the Administrative Agent, the Collateral Agent or any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor the Collateral Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent and the Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent or the Collateral Agent in good faith deems advisable under the circumstances.

(b) The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.01(a) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder and hereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article VII, Section 8.02 and Section 8.03 as if set forth in full herein with respect thereto.

(c) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this

Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02. Reliance by the Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. The Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, e-mail or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (including any certificate, notice or other document from a Loan Party that a sale, transfer, or other disposition of Collateral is permitted by Section 5.02(c)), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent and the Collateral Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent and the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03. Defaults. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent or the Collateral Agent has received a written notice from a Lender or the Borrowers, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default, the Administrative Agent or the Collateral Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04. Indemnification. Without limiting the Obligations of the Borrowers hereunder, each Lender agrees to indemnify the Administrative Agent and the Collateral Agent, ratably in accordance with its Proportionate Share of all Obligations and Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct. The Administrative Agent and the Collateral Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, the Collateral Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor the Collateral Agent, nor any of their respective Affiliates, directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent or the Collateral Agent or that is communicated to or obtained by the bank serving as Administrative Agent or Collateral Agent or any of their respective Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder or the other Credit Documents; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

7.06. Resignation of the Administrative Agent or Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrowers and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable, which successor Administrative Agent or Collateral Agent, if not a Lender,

shall be reasonably acceptable to the Borrowers; provided, however, that the Borrowers shall have no right to approve a successor Administrative Agent or Collateral Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, as applicable, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent or Collateral Agent shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day period even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Credit Documents, and all payments and communications provided to be made by, to or through Administrative Agent shall instead be made by, to or through each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent or the Collateral Agent, as applicable, in accordance with this Section 7.06. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent, as applicable. In the case of the replacement of the Administrative Agent, the successor Administrative Agent (or if there is no successor, one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent, and any successor Administrative Agent appointed pursuant to this Section 7.06 shall, upon its acceptance of such appointment, become the successor “L/C Issuer” and “Swing Line Lender” for all purposes hereunder.

7.07. Collateral Matters.

(a) The Collateral Agent is hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b) The Lenders irrevocably authorize the Collateral Agent to release (and to execute and deliver such documents, instruments and agreements as the Collateral Agent may deem necessary to release) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon (A) termination of the Commitments, (B) the full Cash Collateralization of the then outstanding L/C Obligations, (C) either full Cash Collateralization of or other arrangements satisfactory to the obligees thereof in respect of Obligations under Lender Rate Contracts and Lender Bank Products and (D) the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction permitted by this Agreement or the Credit Documents; (iii)

constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. In the case of clause (ii) above involving a sale of a Guarantor, the Lenders also irrevocably authorize the Administrative Agent to release a Guarantor from the Guaranty. Upon request by the Collateral Agent, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.07.

(c) Any and all cash collateral for the Obligations shall be released to the Borrowers, to the extent not applied to the Obligations, only if (i) the Commitments have been terminated (ii) all Obligations (other than Obligations in respect of Lender Rate Contracts and Lender Bank Products) have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations and (iii) Obligations in respect of Lender Rate Contracts and Lender Bank Products have been either fully Cash Collateralized or other arrangements satisfactory to the obligees thereof have been made; provided, however, that any cash Collateral posted by any Borrower under Sections 2.02(a), 2.02(g)(ii) or 2.03(a) shall be released if no Event of Default then exists and the situation requiring such cash Collateral no longer exists.

7.08. Performance of Conditions. For the purpose of determining fulfillment by the Borrowers and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Proportionate Share of such Loan or Letter of Credit.

7.09. The Administrative Agent and the Collateral Agent in their Individual Capacities. Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder and as though the Collateral Agent were not the Collateral Agent hereunder. With respect to Loans, if any, made by the Administrative Agent or the Collateral

Agent in its capacity as a Lender, the Administrative Agent or the Collateral Agent, as applicable, in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender or the Collateral Agent, as applicable, and the terms “Lender” or “Lenders” shall include the Administrative Agent or the Collateral Agent, as applicable, in its capacity as a Lender. Neither the Administrative Agent nor the Collateral Agent shall be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Collateral Agent.

7.10. Collateral Matters/Lender Rate Contracts/Lender Bank Products. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that counterparties to Lender Rate Contracts and providers of Lender Bank Products will have the benefits of the Collateral as set forth in the Credit Documents.

7.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.

ARTICLE VIII. MISCELLANEOUS.

8.01. Notices.

(a) Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers, any Lender or the Administrative Agent or the Collateral Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrowers or to the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender, at

its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the first Business Day following the deposit with such service; (ii) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, the earlier of upon receipt or three Business Days after depositing it in the United States Postal Service; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission or e-mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender	For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
MAC Mail A0187-08A
San Francisco, California 94103
Attention: Cristina Zaragoza
Tel. No. (415) 477-5423

Fax No. (415) 512-9408
E-mail: cristina.n.zaragoza@wellsfargo.com

For all other notices:

Wells Fargo Bank, National Association
333 S. Grand Avenue, Suite 900
Los Angeles, California 90071
Attention: Luke Harbinson
Tel. No. (213) 253-6207
Fax No. (213) 628-1188
E-mail: luke.harbinson@wellsfargo.com

The Borrowers:	c/o Smile Brands Inc.
201 East Sandpointe, 8th Floor
Santa Ana, California 92707
Attention: Bradley E. Schmidt
Chief Financial Officer
Tel. No. (714) 428-1254
Fax No. (714) 428-1303
E-mail: brad.schmidt@brightnow.com

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrowers to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 10:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrowers to the Administrative Agent, the Collateral Agent or any Lender to be made by telephone or facsimile, the Administrative Agent, the Collateral Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent, the Collateral Agent or a Lender is such a person.

(b) The Borrowers agree that the Administrative Agent and the Collateral Agent may make any material delivered by the Borrowers to the Administrative Agent or the Collateral Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrowers or any other Loan Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, the Collateral Agent, an Affiliate of the Administrative Agent or the Collateral Agent, or any Person that is not an Affiliate of the Administrative Agent or the Collateral Agent), such as IntraLinks, The Debt Exchange, Inc, DXSyndicate. or a substantially similar electronic system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor the Collateral Agent nor any of their respective Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and the Collateral Agent and their respective Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent, the Collateral Agent or any of their respective Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent and the Collateral Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent and the Collateral Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

(c) Smile West, Smile Texas and Smile East hereby appoint and constitute Smile Brands (the “Borrower Representative”) as its agent to (i) receive statements on account and all other notices from the Administrative Agent, the Lenders and the L/C Issuer and the Swing Line Lender and (ii) execute and deliver notices, statements and certificates to the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer and the Swing Line Lender, in each case, with respect to the Obligations or otherwise under or in connection with this Agreement and the other Credit Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of Smile West, Smile Texas or Smile East by the Borrower Representative shall be deemed for all purposes to have been made by Smile West, Smile Texas or Smile East, as the case may be, and shall be binding upon and enforceable against Smile West, Smile Texas or Smile East (as applicable) to the same extent as if made directly by Smile West, Smile Texas or Smile East (as applicable). Any notice or certificate required or permitted hereunder to be delivered by any or all of the Borrowers (or their Responsible Officers or Senior Officers) may be delivered by the Borrower Representative (or its Responsible Officers or Senior Officers) on behalf of any or all of the Borrowers, as the case may be. The Borrowers may replace the Borrower Representative with a different Borrower from time to time upon prior written notice to the Administrative Agent.

8.02. Expenses. The Borrowers shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses incurred by the

Administrative Agent, the Collateral Agent and the Joint Lead Arrangers in connection with the syndication of the facilities provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Credit Documents, (b) all reasonable fees and expenses of the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers in connection with the use of any Platform and (c) all fees and expenses, including attorneys’ fees and expenses, (i) incurred by the Administrative Agent and the Collateral Agent from time to time and (ii) incurred after the occurrence and during the continuance of an Event of Default by the Lenders, in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, the Collateral Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrowers under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrowers agree to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, the L/C Issuer, the Joint Lead Arrangers, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses of any kind or nature and from any suits, claims or demands, including in respect of or for reasonable attorneys’ fees and other expenses (collectively, “Damages”) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them (excluding Taxes (other than Taxes addressed in clause (v) of this Section), which shall be governed by Section 2.12), arising out of or relating to (i) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by a Borrower of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with a Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing, (iv) the use of any Platform or (v) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes and (b) reimburse each Indemnitee for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrowers to protect, indemnify, defend or hold harmless any Indemnitee against any Damages to the extent arising out of the gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, the holders of a Borrower’s Equity Securities, any creditor of a Borrower or an Indemnitee and whether not an Indemnitee is otherwise a party thereto. Upon receiving knowledge of any suit, claim or demand asserted by a third party that is covered by this indemnity, the Administrative Agent, the Collateral Agent, either Joint Lead Arranger or any Lender, as applicable, shall give the Borrowers notice of the matter, which notice shall specify in reasonable detail the events giving rise to such Third Party Claim, and the Administrative Agent, the Collateral Agent, such Joint Lead Arranger or such Lender may select its own counsel and the Borrowers shall be entitled to participate in the defense thereof, or the Borrowers may assume the defense of such Third Party claim, with legal counsel selected by the Borrowers and reasonably satisfactory to the Administrative Agent, the Collateral Agent, such Joint Lead Arranger or such Lender as the case may be, at the Borrowers’ sole cost and expense and the Borrowers shall not be liable to the Indemnitees for any legal or similar expenses subsequently incurred by the Indemnitees in connection with the defense thereof; provided, however, that the Administrative Agent, the Collateral Agent, such Joint Lead Arranger or such Lender, as the case may be, shall have the right to retain one separate counsel to represent it, and the Borrowers shall pay the reasonable fees and expenses of one such separate counsel, in the defense of any Third Party Claim that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate the Administrative Agent’s, the Collateral Agent’s, such Joint Lead Arranger’s or such Lender’s business. Notwithstanding the foregoing provisions, the Indemnitees will be entitled to employ counsel separate from counsel for the Borrowers and for any other party in an action related to a Third Party Claim, and the Borrowers shall pay the reasonable fees and expenses of one such separate counsel, if, in the reasonable written opinion of counsel to the Indemnitees, there is a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrowers not advisable, all at the Borrowers’ reasonable expense; provided, that any such representation is limited to matters where such conflict of interest exists. If the Borrowers choose to defend or prosecute a Third Party Claim, all the Indemnitees shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Borrowers’ request) the access to and the provision to the Borrowers of records and information that are reasonably relevant to such Third Party Claim, and making employees and Representatives available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding related to a Third Party Claim brought against the Borrowers in which an Indemnitee is not named as a defendant, the Borrowers agree to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers or any Lender to notify the Borrowers of any such suit, claim or demand shall not relieve the Borrowers of their obligations under this Section 8.03, except to the extent the Borrowers shall have been actually and materially prejudiced as a result of such failure. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee. Whether or not the Borrowers assume the defense of a Third Party Claim, the Indemnitees shall not admit any liability with respect to, settle or compromise such Third Party Claim without the Borrowers’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If the Borrowers assume the defense of a Third Party Claim, the Borrowers shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. The obligations of the Borrowers under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement. The obligations of the Loan Parties with respect to Environmental Damages are (1) separate and distinct from the Obligations described within the Real Property Security Documents and the Liens and security interests created in the Real Property Security Documents, and (2) may be enforced against the Loan Parties without regard to the existence of the Real Property Security Documents and independently of any action with respect to the Real Property Security Documents.

8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrowers and the Required Lenders (or the Administrative Agent or Collateral Agent, as applicable, on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:

(a) Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) increase the Total Revolving Loan Commitment or the Total Term Loan Commitment, (iii) amend this Section 8.04, (iv) release all or substantially all of the Collateral or (v) release any Guarantor must be in writing and signed or approved in writing by all of the Lenders (provided that any Guarantor may be released without any Lender approval in connection with a sale or other disposition of the Equity Securities of such Guarantor that is permitted under Section 5.02(c) or (d), and provided, further, that this clause (v) shall not apply to any amendment, waiver or consent with respect to Section 5.02(c) or (d), which amendment, waiver or consent shall require the consent of the Required Lenders); provided, however that only the consent of the Borrowers and the Required Lenders shall be required to amend the definition of “Excess Cash Flow” (or any defined term used therein);

(b) Any amendment, waiver or consent which would (i) reduce the principal of or interest on any Loans or L/C Borrowings or any fees or other amounts payable for the account of the Lenders hereunder, (ii) extend any date (including the Maturity Date) fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of a Lender (excluding mandatory prepayments required by Sections 2.06(c)(ii) – (viii)), or (iii) amend Section 2.10, must be in writing and signed or approved in writing by each Lender directly adversely affected thereby;

(c) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender must be in writing and signed by such Lender (other than any assignment permitted under Section 8.05(c);

(d) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(e) Any amendment, waiver or consent which affects the rights of the Joint Lead Arrangers under Section 8.02 or Section 8.03 must be in writing and signed by the Joint Lead Arrangers;

(f) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(g) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(h) Any amendment, waiver or consent which affects the rights or obligations of the Collateral Agent must be in writing and signed by the Collateral Agent.

For the avoidance of doubt, the application of the provisions of Section 2.01(b) of the Guaranty or any similar provisions in any other Credit Document: (1) is automatic to the extent applicable, (2) is not an amendment or modification of the Guaranty or any other Credit Document and (3) does not require the consent or approval of any Person.

No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrowers (which may be payable only to the Lenders that consent to such matters within specified periods).

In addition, notwithstanding the foregoing, (x) the Fee Letter may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract and agreement with respect to Lender Bank Products may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or the Collateral Agent, as applicable) hereunder and under the other Credit Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent or the Collateral Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Notwithstanding the foregoing, after the occurrence of the Initial Public Offering following the Closing Date, the Administrative Agent and the Borrowers shall mutually agree upon new levels for the financial covenants set forth in Section 5.03 substantially consistent with the cushions above the Loan Parties’ projections that were implicit in the financial covenant levels set forth in this Agreement as of the Closing Date (provided that (i) the maximum Total Leverage Ratio will not be set above the ratio for any applicable period set forth in Section 5.03(a) and (ii) the minimum Fixed Charge Coverage Ratio will not be set below the ratio for any applicable period set forth in Section 5.03(b)) and all parties hereto agree to execute an amendment in order to effect such amendment in the financial covenant levels mutually agreed upon by the Borrowers and the Administrative Agent.

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document (except in connection with a merger or consolidation permitted by Section 5.02(d)) without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrowers, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the

Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a)(iv) or (v) or Section 8.04(b)(i) or (ii) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrowers agree that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrowers also agree that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.

(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit H (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i) Each Assignee Lender that is a Revolving Lender shall provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;

(ii) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrowers (which consent of the Administrative Agent and the Borrowers shall not be unreasonably withheld), no Lender may make any Assignment of Term Loans, Revolving Loan Commitments, Revolving Loans, L/C Advances or Swing Line Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund as to such Lender; and

(iii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Revolving Lender, the L/C Issuer, and (3) if no Default has occurred and is continuing, the Borrowers, each such consent which shall not be unreasonably withheld or delayed, no Lender may make any Assignment to any Assignee Lender (I) with respect to any Assignment of a Term Loan, that is less than Ten Million Dollars ($10,000,000) in the aggregate, (II) with respect to any Assignment of Revolving Loans or a Revolving Loan Commitment, that is less than Five Million Dollars ($5,000,000) in the aggregate or (III) if, after giving effect to such Assignment, the Revolving Loan Commitment or Term Loan of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) or Ten Million Dollars ($10,000,000), respectively (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Term Loan to zero without the written consent of the Borrowers and the Administrative Agent except to the extent such written consent is required by Section 8.05(c)(ii) above).

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note or Term Loan Note, if any, of the Assignor Lender thereunder, a new Revolving Loan Note or Term Loan Note to the order of each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note or Term Loan Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it. Each such new Revolving Loan Note and Term Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrowers marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder shall, within three (3) Business Days of becoming a Lender, deliver to the Borrowers and the Administrative Agent the applicable forms described in Section 2.12(e) as if it were a Lender but only if and to the extent such Lender is legally entitled to do so (it being understood that if such Lender is not legally entitled to do so but is entitled to deliver applicable forms which entitle such Lender to a reduced rate of withholding tax, it shall execute and deliver such other forms) and such Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.15) shall not be entitled to indemnification for such Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to Section 8.05(c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrowers, resign as the Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swing Line Lender, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Wells Fargo resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

(d) Register. The Borrowers hereby designates the Administrative Agent (the “Agent”), and the Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 8.05(d), to maintain a register at its address referred to in Section 8.01 (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by, and Letters of Credit of, each of the Lenders and each repayment in respect of the principal amount of the Loans and Letters of Credit of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans or Letters of Credit. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan or Letter of Credit made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent. The ownership of such Commitment, Loans and Letters of Credit prior to such recordation and all amounts owing to the transferor with respect to such Commitment, Loans and Letters of Credit shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitment, Loan or Letter of Credit shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.05(c). Coincident with the delivery of such an Assignment Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to assigning or transferor Lender. The Borrowers agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.05(d).

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrowers a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means).

(f) Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.

(g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in Section 8.05(b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrowers or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

(i) Additional Forms. If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrowers and each Lender shall prepare, execute and deliver a completed Form U-1 (or Form G-3, as applicable) for each

Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

8.06. Setoff; Security Interest.

(a) Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrowers, any such notice and consent being expressly waived by the Borrowers to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrowers. The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Security Interest. As security for the Obligations, the Borrowers hereby grant to the Administrative Agent and each Lender, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of a Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09. Jury Trial. EACH OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10. Confidentiality. None of the Lenders, the Administrative Agent or the Collateral Agent shall disclose to any Person any Confidential Information, except that any Lender, the Administrative Agent or the Collateral Agent may disclose any such information (a) to its Affiliates or any of its or its Affiliates’ employees, officers, directors, agents, legal counsel, accountants, auditors and other representatives and advisors (collectively, its “Representatives”) in connection with the evaluation, administration and enforcement of the Credit Documents or the development of the relationship between such Lender, the Administrative Agent or the Collateral Agent and any Loan Party (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and not to use such Confidential Information for any unlawful purpose); (b) to any other Lender, the Trade Bank, the Administrative Agent, the Joint Lead Arrangers or the Collateral Agent; (c) to the extent required by Governmental Rules or in connection with any legal proceedings or otherwise requested by any governmental agency, regulatory authority (including, any self-regulatory organization claiming to have jurisdiction) or any bank examiner; provided that if such Lender, the Administrative Agent or the Collateral Agent discloses any Confidential Information to a person pursuant to this clause (c), then such Lender, the Administrative Agent or the Collateral Agent will, to the extent not prohibited by any Governmental Rules (i) inform such person of the confidential nature of such information and (ii) notify Parent of such disclosure promptly; provided, however, that such Lender, the Administrative Agent and the Collateral Agent shall not be required to inform such person or give such notification to Parent if the disclosure was made to a bank examiner, regulatory examiner or self-regulatory examiner in the course of such examiner’s examination or inspection; (d) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (e) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. In addition, the Borrowers irrevocably submit to the non-exclusive jurisdiction of the courts of any State (each a “Real Property State”) where any real property described in any Real Property Security Agreement is located and the courts of the United States located in any such Real Property State and agrees that any legal action, suit or proceeding arising out of or relating to any Real Property Security

Agreement related to real property located in a Real Property State may be brought against such party in any such courts in such Real Property State. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrowers agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York or any Real Property State or to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13. Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrowers and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrowers or any of their Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lenders, the Administrative Agent and the Collateral Agent do not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrowers or any of their Affiliates. The Borrowers and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Administrative Agent or the Collateral Agent in connection with such matters is solely for the protection of the Lenders, the Administrative Agent and the Collateral Agent and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.

8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each party to this Agreement hereby agrees that it shall not seek from any other party to this Agreement any punitive, exemplary or consequential damages under any theory of liability.

8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

8.17. Waivers and Agreements of Borrowers. While not intended by the parties hereto, if it is determined that either Borrower is a surety of the other Borrower:

(a) Without limiting the provisions of Section 1.13, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and such obligations shall be absolute, unconditional and irrevocable, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable.

(b) Each Borrower hereby waives (i) any right of redemption with respect to the Collateral after the sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Collateral Agent or any Lender to (A) proceed against the other Borrowers or any other Person, (B) proceed against or exhaust any other collateral or security for any of the Obligations or (C) pursue any remedy in the Administrative Agent’s, the Collateral Agent’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of the disability of the other Borrowers or any other Person, or the enforceability of the Obligations or any part thereof from any cause to the extent permitted by law, or the cessation from any cause of the liability of the other Borrowers other than payment in full of the Obligations. The Collateral Agent may, at its election, foreclose on any security held by the Collateral Agent by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or the Collateral Agent may have against the other Borrowers or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full or required by applicable law. Each Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Collateral Agent, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrowers.

8.18. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

[The first signature page follows.]

IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWERS: SMILE BRANDS INC., a Washington corporation, SMILE BRANDS WEST, INC., a Delaware corporation and SMILE BRANDS EAST, INC., a Delaware corporation

By:	/s/ Bradley E. Schmidt
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY:	SB HOLDINGS 3, INC., a Texas corporation
Its:	General Partner

	By:	/s/ Bradley E. Schmidt
	Name:	Bradley E. Schmidt
	Title:	Chief Financial Officer

Signature Page to Credit Agreement (Smile Brands)

ADMINISTRATIVE AGENT, COLLATERAL AGENT, L/C ISSUER AND SWING LINE LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender

By:	/s/ Michael T. O’Brien
Name:	Michael T. O’Brien
Title:	Managing Director

THE LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael T. O’Brien
Name:	Michael T. O’Brien
Title:	Managing Director

Signature Page to Credit Agreement (Smile Brands)

SUNTRUST BANK

By:	/s/ Subhadra Shrivastava
Name:	Subhadra Shrivastava
Title:	Vice President

Signature Page to Credit Agreement (Smile Brands)

BANK OF AMERICA, N.A.

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

Signature Page to Credit Agreement (Smile Brands)

UNION BANK, N.A.

By:	/s/ Michael Tschida
Name:	Michael Tschida
Title:	Vice President

Signature Page to Credit Agreement (Smile Brands)

BANK OF THE WEST

By:	/s/ Daniel H. Leppo
Name:	Daniel H. Leppo
Title:	VP

Signature Page to Credit Agreement (Smile Brands)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Karim Blasetti
Name:	Karim Blasetti
Title:	Vice President

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

Signature Page to Credit Agreement (Smile Brands)

JEFFERIES FINANCE LLC

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

JEFFERIES FINANCE CP FUNDING LLC

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

Signature Page to Credit Agreement (Smile Brands)

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Stephanie Marinello
Name:	Stephanie Marinello
Title:	SVP Operations

By:	/s/ David Kantes
Name:	David Kantes
Title:	Senior Vice President and Chief Risk Officer

Signature Page to Credit Agreement (Smile Brands)

MANUFACTURERS BANK

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Vice President

Signature Page to Credit Agreement (Smile Brands)

SCHEDULE I

THE LENDERS

Part A

Name of Lender	Revolving Loan Commitment	Revolving Proportionate Share	Term Loan Commitment	Term Proportionate Share
Wells Fargo Bank, National Association	$5,029,585.80	20.1183432%	$28,970,414.20	20.1183432%
SunTrust Bank	$5,029,585.80	20.1183432%	$28,970,414.20	20.1183432%
Bank of America, N.A.	$2,514,792.90	10.0591716%	$14,485,207.10	10.0591716%
Union Bank, N.A.	$2,514,792.90	10.0591716%	$14,485,207.10	10.0591716%
Bank of the West	$2,366,863.91	9.4674556%	$13,633,136.09	9.4674556%
Credit Suisse AG, Cayman Islands Branch	$2,021,696.30	8.0867852%	$11,644,970.70	8.0867852%
Jefferies Finance LLC	$2,021,696.30	8.0867852%	n/a	n/a
Jefferies Finance CP Funding LLC	n/a	n/a	$11,644,970.70	8.0867852%
Siemens Financial Services, Inc.	$2,021,696.15	8.0867846%	$11,644,969.85	8.0867846%
Manufacturers Bank	$1,479,289.94	5.9171598%	$8,520,710.06	5.9171598%

Total	$25,000,000	100.00%	$144,000,000	100.00%

1

Part B

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

Notices:

Wells Fargo Bank, National Association

333 S. Grand Avenue, Suite 900

Los Angeles, California 90071

Attention:    Luke Harbinson

Tel. No.       (213) 253-6207

Fax No.        (213) 628-1188

E-mail: luke.harbinson@wellsfargo.com

Domestic and Euro-Dollar Lending Office:

Wells Fargo Bank, National Association

201 Third Street, 8th Floor

MAC Mail A0187-08A

San Francisco, California 94103

Attention:     Cristina Zaragoza

Tel. No.        (415) 477-5423

Fax No.         (415) 512-9408

E-mail: cristina.n.zaragoza@wellsfargo.com

SUNTRUST BANK

as a Lender

Notices:

SunTrust Bank

303 Peachtree Street NE 23rd Floor

Atlanta, Georgia 30308

Attention:     Subhadra Shrivastava

Telephone:   (404) 813-6701

Facsimile:    (404) 588-7497

E-mail: subhadra.shrivastava@suntrust.com

2

Domestic and Euro-Dollar Lending Office:

SunTrust Bank

211 Perimeter Center Parkway

Atlanta, Georgia 30346

Attention:     Clare Coyne

Telephone:   (770) 352-5310

Facsimile:    (404) 588-4406

E-mail: clare.coyne@suntrust.com

BANK OF AMERICA, N.A.

as a Lender

Notices:

Bank of America, N.A.

901 Main Street

10th Floor

Mall Code – TX1-492-10-04

Dallas, Texas 75202-3714

Attention:     Daniel Penkar

Telephone:   (214) 209-1178

Facsimile:    (214) 530-3042

E-mail: daniel.penkar@baml.com

Domestic and Euro-Dollar Lending Office:

Bank of America, N.A.

901 Main Street

10th Floor

Mall Code – TX1-492-10-04

Dallas, Texas 75202-3714

Attention:     Daniel Penkar

Telephone:   (214) 209-1178

Facsimile:    (214) 530-3042

E-mail: daniel.penkar@baml.com

3

UNION BANK, N.A.

as a Lender

Notices:

Union Bank, N.A.

445 S. Figueroa, 16th Floor

Los Angeles, California 90071

Attention:     Michael Tschida

Telephone:   (213) 236-5273

Facsimile:    (213) 236-7636

E-mail: michael.tschida@unionbank.com

Domestic and Euro-Dollar Lending Office:

Union Bank, N.A.

1980 Saturn St.

Monterey Park, California 91755

Attention: Wanda Pace-Rogers

Telephone:(323) 720-2666

Facsimile:(323) 724-6198

BANK OF THE WEST

as a Lender

Notices:

Bank of the West

4400 Macarthur Blvd.

Newport Beach, California 92660

Attention:     Daniel Leppo

Telephone:   (949) 797-1962

Facsimile:    (949) 797-1959

E-mail: daniel.leppo@bankofthewest.com

Domestic and Euro-Dollar Lending Office:

Bank of the West

1977 Saturn Street – 3rd Floor

Monterey Park, California 91755

Attention:     Sandra Fox

Telephone:   (323) 727-3065

Facsimile:    (323) 727-3099

E-mail: sandra.fox@bankofthewest.com

4

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as a Lender

Notices:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention:     Karim Blasetti

Telephone:   (212) 325-9940

Facsimile:    (917) 326-2684

E-mail: karim.blasetti@credit-suisse.com

Domestic and Euro-Dollar Lending Office:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention:     Lillian Cortes

Telephone:   (212) 325-9042

Facsimile:    (212) 743-2375

E-mail: corpbaning.tmg@credit-suisse.com

JEFFERIES FINANCE LLC AND JEFFERIES FINANCE CP FUNDING LLC

as a Revolving Lender and Term Lender

Notices:

Jefferies Finance LLC

520 Madison Avenue 18th Floor

New York, New York 10022

Attention:     Crandall Deery

Telephone:   (212) 284-2180

Facsimile:    (212) 284-3444

E-mail: cdeery@jefferies.com

Domestic and Euro-Dollar Lending Office:

Investors Bank and Trust Company

200 Clarendon Street

Boston, Massachusetts 02116

Attention:     Caitlin Farren

Telephone:   (617) 937-6471

Facsimile:    (617) 937-0638

E-mail: caitlin.farren@statestreet.com

5

SIEMENS FINANCIAL SERVICES, INC.

as a Lender

Notices:

Siemens Financial Services, Inc.

170 Wood Avenue South

Iselin, NJ 08830

Attention:       Doug Maher

Telephone:     (732) 476-3562

Facsimile:      (732) 476-3567

E-mail: douglas.maher@siemens.com

Domestic and Euro-Dollar Lending Office:

Siemens Financial Services, Inc.

170 Wood Avenue South

Iselin, NJ 08830

Attention:       April Greaves-Bryan

Telephone:     (732) 476-3443

Facsimile:      (919) 374-9105

E-mail: sfspops.sfs@siemens.com

MANUFACTURERS BANK

as a Lender

Notices:

Manufacturers Bank

515 South Figueroa Street

Los Angeles, California 90071

Attention:       Maureen Kelly

Telephone:     (213) 489-6068

Facsimile:      (213) 489-6028

E-mail: mkelly@manubank.com

Domestic and Euro-Dollar Lending Office:

Manufacturers Bank

515 South Figueroa Street

Los Angeles, California 90071

Attention:       Maurine Chin-Lau

Telephone:     (213) 489-8837

Facsimile:      (213) 489-8875

E-mail: mchinlau@manubank.com

6

SCHEDULE 3.01

Initial Conditions Precedent

The occurrence of the initial Credit Event under the Credit Agreement is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrowers, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent (or, where expressly indicated, the Collateral Agent) and each Lender and with sufficient copies for the Administrative Agent (and, where expressly indicated, each Lender) and (ii) in the case of all other conditions listed below, the Administrative Agent’s (or, where expressly indicated, the Collateral Agent’s) determination that such conditions have been reasonably satisfied or waived.

(a) Principal Credit Documents.

(i) This Agreement, duly executed by the Borrowers, each Lender and the Administrative Agent;

(ii) A Revolving Loan Note payable to each Revolving Lender, each duly executed by the Borrowers;

(iii) A Term Loan Note payable to each Term Lender, each duly executed by the Borrowers;

(iv) A Swing Line Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrowers;

(v) The Guaranty, in form and substance satisfactory to the Administrative Agent, duly executed by the Guarantors;

(vi) The Security Agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Borrowers and the Guarantors, together with (A) the original certificates (if any) representing all of the outstanding Equity Securities of each Borrower and each Subsidiary that are pledged to the Collateral Agent pursuant to the Security Agreement (or any other Security Document), together with undated stock powers duly executed by the appropriate Loan Party, as applicable, in blank and attached thereto and (B) all other collateral listed on Schedule I of the Security Agreement;

(vii) The Collateral Assignment of Leases, in form and substance satisfactory to the Collateral Agent, duly executed by the Borrowers and the Guarantors; and

(viii) The completed Collateral Certificate, duly executed by the Borrower Representative.

(b) Borrowers’ Organizational Documents.

(i) The certificate or articles of incorporation of each Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of such Borrower’s jurisdiction of incorporation;

(ii) A certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, certifying (A) that attached thereto is a true and correct copy of the certificate or articles of incorporation and bylaws of such Borrower as in effect on the Closing Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Borrower and continuing in effect, which authorize the execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents executed or to be executed by such Borrower and the consummation of the transactions contemplated hereby and thereby; (C) that there are no proceedings for the dissolution or liquidation of such Borrower; and (D) the incumbency, signatures and authority of the officers of such Borrower authorized to execute, deliver and perform the Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by such Borrower;

(iii) Certificates of good standing (or comparable certificates) for each Borrower, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of such Borrower’s jurisdiction of incorporation and each jurisdiction in which such Borrower does a material amount of business; and

(iv) To the extent available on a commercially reasonable basis, Certificates of the Franchise Tax Board, Secretary of State or comparable official of the same jurisdictions referenced in clause (iii) above for each Borrower (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as such Borrower), certified as of a recent date prior to the Closing Date, stating that such Borrower is in good tax standing under the laws of such jurisdiction; provided, however the Administrative Agent may in its discretion agree that one or more such certificates may be provided on a post-closing basis within a time period that the Administrative Agent believes to be reasonable.

(c) Guarantor Organizational Documents.

(i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation;

(ii) A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation and jurisdiction in which such Guarantor does a material amount of business;

(iii) To the extent available on a commercially reasonable basis, Certificates of the Franchise Tax Board, Secretary of State or comparable official of the jurisdiction of incorporation or formation of each Guarantor (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as such Guarantor) and each state in which such Guarantor is qualified to do business, dated as of a date close to the Closing Date, stating that such Person is in good tax standing under the laws of such jurisdiction; provided, however the Administrative Agent may in its discretion agree that one or more such certificates may be provided on a post-closing basis within a time period that the Administrative Agent believes to be reasonable; and

(iv) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying (A) that attached thereto is a true and correct copy of the Organizational Documents of such Person as in effect on the Closing Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Person and continuing in effect, which authorize the execution, delivery and performance by such Person each Credit Document executed or to be executed by such Person and the consummation of the transactions contemplated thereby; (C) that there are no proceedings for the dissolution or liquidation of such Person; and (D) the incumbency, signatures and authority of the officers of such Person authorized to execute, deliver and perform the Credit Documents to be executed by such Person.

(d) Financial Statements, Financial Condition, Etc.

(i) A copy of the (A) audited consolidated Financial Statements of the Loan Parties for the fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, (B) unaudited consolidated and consolidating Financial Statements of the Loan Parties for the fiscal quarters ending March 31, 2009, June 30, 2009 and September 30, 2009 and December 31, 2009 and (C) draft consolidated and consolidating Financial Statements of the Loan Parties for the fiscal year ending December 31, 2009;

(ii) A copy of (and the Administrative Agent’s reasonably satisfactory review of) the projected consolidated financial statements of the Loan Parties by fiscal year for each of the fiscal years through the Maturity Date (which shall be quarterly for the fiscal years ending December 31, 2010 and December 31, 2011 and annually thereafter), including, in each case, projected balance sheets, statements of income and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include quarterly projections for the first two years after the Closing Date reflecting the Borrowers’ compliance with each of the covenants set forth in Section 5.03 of this Agreement, all prepared by a Senior Finance Officer of Smile Brands;

(iii) A certificate of a Senior Finance Officer of Smile Brands certifying that as of the Closing Date (and after giving pro forma effect to (A) the refinancing of certain existing Indebtedness, (B) any Borrowings and Letters of Credit and (C) the payment of fees, commissions and expenses in connection with each of the foregoing, in each case to be consummated on the Closing Date (collectively, the “Transactions”)), (x) the Total Leverage Ratio is less than or equal to 2.70:1.00, and (y) the consolidated Adjusted EBITDA of the Loan Parties for the four consecutive fiscal quarter period ending December 31, 2009 is greater than or equal to $54,500,000, and attaching calculations demonstrating the same to the reasonable satisfaction of the Administrative Agent;

(iv) A certificate of a Senior Finance Officer of Smile Brands as to the financial condition and solvency of each Borrower and, on a consolidated basis, the Loan Parties after giving pro forma effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(e) Other Collateral Documents.

(i) Copies of all appropriate Uniform Commercial Code financing statements and documents to be filed with the United States Patent and Trademark Office and all other filings and documents reasonably necessary to perfect the security interest granted to the Collateral Agent under the Security Documents;

(ii) Payoff letters from Antares Capital Corporation with respect to any Indebtedness of the Loan Parties under (A) that certain Credit Agreement, dated as of May 24, 2005 (as amended, supplemented or otherwise modified from time to time) and (B) that certain Second Lien Credit Agreement, dated as of May 24, 2005 (as amended, supplemented or otherwise modified from time to time);

(iii) Uniform Commercial Code searches or search certifications from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e)(i) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Collateral Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement as Permitted Liens or (b) for which the Administrative Agent has received a termination statement or and has made a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness pursuant to subsection (e)(ii) above;

(iv) Each Loan Party that is party to a Service Agreement shall have filed Uniform Commercial Code financing statements with respect to the accounts, accounts receivable, contract rights, deposits, deposit accounts, inventory, equipment and general intangibles relating to the professional dental practice owned and conducted by the respective Affiliated Practice party to each Service Agreements; provided however that patient records (whether confidential or otherwise) or other property where the disclosure, transfer, assignment, pledge or encumbrance of which is prohibited by, or is otherwise contrary to, applicable law shall not be included in the description of the collateral therein;

(v) Each Loan Party that is party to a Service Agreement with a Significant Affiliated Practice shall have filed Uniform Commercial Code financing statements assigning to the Collateral Agent the interests set forth in the financing statement for each such Service Agreement filed pursuant to subsection(e)(iv) above; and

(vi) Such other evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents have been taken.

(f) Opinions. Opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, from (i) O’Melveny and Myers LLP, special counsel for the Borrowers and the Guarantors, (ii) Davis Wright Tremaine LLP, special Washington counsel to Smile Brands and (iii) Locke Lord Bissell & Liddell LLP, special counsel to Smile Texas and certain Guarantors.

(g) Other Items.

(i) A duly completed Notice of Loan Borrowing for Revolving Loans, to the extent any Revolving Loans are requested to be made to the Borrowers on the Closing Date;

(ii) A duly completed Notice of Loan Borrowing for the Term Loans;

(iii) A funds flow statement detailing the disbursement of the Borrowings to occur on the Closing Date, in form and substance acceptable to the Administrative Agent;

(iv) Certificates of insurance and endorsements (including a lender’s loss payable endorsement) naming the Collateral Agent as mortgagee and loss payee and the Collateral Agent, the Administrative Agent and the Lenders as additional insureds in accordance with Section 5.01(d) of this Agreement;

(v) The absence of any material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the judgment of the Administrative Agent, has materially impaired, or could reasonably be expected to materially impair, the syndication of any component of the credit facilities provided hereunder;

(vi) Since December 31, 2008, no event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of the Loan Parties taken as a whole;

(vii) There shall not exist any pending or threatened litigation, bankruptcy or other proceeding that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole;

(viii) There shall not exist any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transactions contemplated under this Agreement or the other Credit Documents;

(ix) The Administrative Agent shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information and projections previously delivered to the Administrative Agent;

(x) A certificate of a Senior Finance Officer of Parent certifying that (A) the representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date); (B) no Default shall have occurred and be continuing; and (C) each Loan Party has obtained all Governmental Authorizations and material third party consents, in each case that are necessary to have been obtained prior to the Closing Date and which are in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent could not have a Material Adverse Effect;

(xi) The Borrowers and the Guarantors shall have provided to the Lenders such documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;

(xii) All fees and expenses due to the Lenders, WFS, the Administrative Agent and counsel to WFS and the Administrative Agent shall have been paid (including fees and expenses of counsel to the Wells Fargo Parties invoiced through the Closing Date and fees payable to Wells Fargo Parties pursuant to the Fee Letter); and

(xiii) Such other evidence of completion of such investigations, reviews and audits with respect to the Borrowers and Guarantors and the transactions contemplated by this Agreement and the other Credit Documents as may be reasonably requested by the Administrative Agent or any Lender.

Schedule 4.01(g)

LITIGATION

None.

Schedule 4.01(h)

REAL PROPERTY

(i)	SEE ATTACHED LEASE SCHEDULE.

(ii)	NONE.

SCHEDULE 4.01(h) LEASED REAL PROPERTY

Address1	City, State	Use	Landlord	Expiration Date
2665 Donaghey Avenue, Suite 112	Conway, AR	Dental Office	Trinity Development Company	01/31/12

2861 N. College Avenue	Fayetteville, AR	Dental Office	Iron Trust, LLC	03/31/10

8700 S. 36th Terrace	Fort Smith, AR	Dental Office	N & W Properties, LLC	02/28/15

281 Cornerstone Blvd.	Hot Springs, AR	Dental Office	Cornerstone Center II, LLC	01/31/20

10101 Mabelvale Plaza Drive, Suite 11B	Little Rock, AR	Dental Office	Mabelvale Plaza, LLC	02/28/11

301 N. Shackleford Road, Suite B1	Little Rock, AR	Dental Office	Flake & Kelley Management	06/30/10

4700 West Commercial Drive, Suite A	North Little Rock, AR	Admin Office	Danco Construction Company	05/31/10

4909 Warden Road	North Little Rock, AR	Dental Office	Makan Hospiliy, LLC	07/31/13

11 Chapel Village Shopping Center	Pine Bluff, AR	Dental Office	Sizemore Properties, LLC	05/31/11

1003 E. Ray Fine Boulevard	Roland, OK	Dental Office	Johnnie Roberts	03/31/10

200 Shoppingway Boulevard	West Memphis, AR	Dental Office	Guaranty Loan & Real Estate Co.	03/31/11

2901 S. Capital of Texas Highway, L-9	Austin, TX	Dental Office	Simon Property Group (Texas), LP	01/31/12

9025 Research Boulevard, Suite 250	Austin, TX	Dental Office	Colonnade Shopping Center Ltd.	11/30/10

3001 South Lamar Blvd., Suite 100	Austin, TX	Dental Office	Corners Shopping Center LTD	12/31/14

13376 Research Boulevard, Suite 200	Austin, TX	Dental Office	Galleria Associates, Ltd.	12/31/10

1000 East 41st Street, Suite 230	Austin, TX	Dental Office	Regency Centers, LP	11/30/13

500 Canyon Ridge Drive, Suite F-100	Austin, TX	Dental Office	Tech Ridge Phase I, LP	03/31/19

5510 S. IH 35, Suite E	Austin, TX	Dental Office	TPRF/Stassney, L.P.	04/30/10

4534 Westgate Boulevard, Suite 200	Austin, TX	Dental Office	WTV, Ltd.	03/31/12

401 E. Whitestone Boulevard, Suite C105	Cedar Park, TX	Dental Office	ASC Management, Inc.	08/31/17

2511 Trimmier Road, Suite 170	Killeen, TX	Dental Office	HEB Grocery Company, LP	06/30/16

5103 Kyle Center Drive, Suite 105	Kyle, TX	Dental Office	DDR DB Kyle, LP	11/30/19

117 Louis Henna Drive, Bldg. B230	Round Rock, TX	Dental Office	Sage Socrates, Ltd.	11/30/12

1700 E. Palm Valley Boulevard, Suite 495	Round Rock, TX	Dental Office	HEB Grocery Company, LP	06/30/16

6001 West Waco Drive, Suite 104	Waco, TX	Dental Office	CBL RM-Waco, LLC	06/30/14

1473 N. Dysart Road, Suite 105	Avondale, AZ	Dental Office	Brown Coldwater, LLC	11/30/15

1445 S. Arizona Avenue, Suite 1	Chandler, AZ	Dental Office	Pacific Capital Management	07/31/15

8285 W. Union Hills Drive, Suite 103	Glendale, AZ	Dental Office	Georg-Liesl Land Management Company, LLC	12/31/15

86 West Esperanza Boulevard	Green Valley, AZ	Dental Office	Shodo Properties, LLC	11/30/11

1762 South Greenfield, Suite 103 & 104	Mesa, AZ	Dental Office	CTW-Greenfield Gateway, LLC	12/31/15

1804 South Signal Butte Road, Suite 111	Mesa, AZ	Dental Office	DTD-DevCo 8W, LLC	02/28/17

20235 N. Cave Creek Road	Phoenix, AZ	Dental Office	Oak Realty Partners, Inc.	06/30/16

2423 West Dunlap Avenue, Suite 110	Phoenix, AZ	Dental Office	Dunlap 2423 Company	12/31/14

13820 W. Bell Road, Suite 5	Surprise, AZ	Dental Office	Surprise Village E and F, LLC	11/30/16

4258 Belden Village Mall, Space FC-17	Canton, OH	Dental Office	Westfield Belden Village	01/31/16

667 Chestnut Commons Drive	Elyria, OH	Dental Office	Two Elyria Company, LLC	01/31/19

4785 Leavitt Road	Lorain, OH	Dental Office	Lorain Professionals, LLC	04/30/16

4785 Leavitt Road	Lorain, OH	Storage	Lorain Professionals, LLC	04/30/16

9161 Mentor Avenue	Mentor, OH	Dental Office	Hach Development Company	12/31/15

6315 Pearl Road, Suite 104	Parma Heights, OH	Admin Office	Royal Group LLC	04/01/12

6315 Pearl Road, Suite 104	Parma Heights, OH	Dental Office	Royal Group LLC	12/31/13

1313 West Bogart Road, Suite D	Sandusky, OH	Dental Office	Lake Wilmer Professional Center, Ltd.	06/30/10

23963 E. Prospect Avenue, Suite HV2BE	Aurora, CO	Dental Office	BLC-II, LLC	05/31/16

3551 S. Tower Road, Unit C	Aurora, CO	Dental Office	Yung Jean Lee, Successor Trustee of the Chuck L. Lee and Yung Jean Lee Living Trusts	01/31/16

1840 Folsom Street, Suite 105	Boulder, CO	Dental Office	Folcom, LLC	12/31/10

1001 South Perry Street, Suite 105 A	Castle Rock, CO	Dental Office	1001 S. Perry, LLC	09/30/11

701 Citadel Drive East	Colorado Springs, CO	Dental Office	Red Rock Springs, LLC	05/31/14

3208 N. Academy Boulevard, Suite 140	Colorado Springs, CO	Dental Office	Growth Financial, LLC	07/16/10

3865 Cherry Creek Drive N., Suite 200	Denver, CO	Dental/Admin	Frost Family Partnership - Cherry Terrace, LLP	06/30/12

1955 Arapahoe Street, Suite A	Denver, CO	Dental Office	Halcyon House	MTM

1217 East Elizabeth, Suite 5	Fort Collins, CO	Dental Office	Dr. Leopold Rodriguez	01/31/12

3626 Highlands Ranch Parkway, Suite 107	Highlands Ranch, CO	Dental Office	Village Center West 07 A, LLC	01/31/12

7611 West Colfax Avenue, Suite D	Lakewood, CO	Dental Office	Colfax Wadsworth, LLC	04/30/16

15 Ken Pratt Boulevard, Suite 280	Longmont, CO	Dental Office	PDC Properties, Inc.	12/31/16

1440 W. 29th Street, Suite 400	Loveland, CO	Dental Office	Professional Centers, Inc.	12/31/11

3003 W. 104th Avenue, Suite 300	Westminster, CO	Dental Office	Triumph Valle Vista, LLC	01/31/17

One South High Street	Arcanum, OH	Dental Office	Denture Centre II	02/28/13

6040 Wilmington Pike	Centerville, OH	Dental Office	Lofino Properties, LLC	04/30/12

1042 S. Smithville Road	Dayton, OH	Dental Office	EIG Pinewood Plaza, LLC	12/31/11

5660 Springboro Pike	Dayton, OH	Dental Office	B.F. Hill Investments	06/30/13

5925 N. Main Street, Suite A	Dayton, OH	Admin Office	Blue Chip Brothers and Harris J. Harbor, LLC	02/29/12

6188 Chambersburg Road	Huber Heights, OH	Dental Office	Columbia Building Co.	02/28/11

987 E. Ash Street, Suite A-O1	Piqua, OH	Dental Office	The Mid-America Management Corp.	09/30/11

1475 Upper Valley Pike, Suite 820B2	Springfield, OH	Dental Office	9750 Upper Valley Mall, LLC	02/28/18

5561 Salem Avenue	Dayton, OH	Dental Office	Salem Square Improvements, LLC	10/31/12

6757 Arapaho Road, Suite 777	Dallas, TX	Dental Office	Hillcrest Village Partners, Ltd.	11/30/12

90 Spring Creek Village	Dallas, TX	Dental Office	First Continental Enterprises, Inc.	07/22/14

5400 E. Mockingbird Lane, Suite 219	Dallas, TX	Dental Office	Mockingbird/Central Plaza Ltd.	12/31/14

14400 N. Dallas Parkway, Suite 200	Dallas, TX	Dental Office	Westdale Davenport, Ltd.	06/30/11

2201 S. I-35 East, L21C	Denton, TX	Dental Office	FMP Denton, LP	01/31/15

5404 Preston Road., Suite 108	Frisco, TX	Dental Office	Kimco Frisco, L.P.	08/31/19

3325 E. Beltline Road	Garland, TX	Dental Office	DeLorden, Ltd.	10/31/13

1288 W. Main Street, Suite 123	Lewisville, TX	Dental Office	1171 & Old Orchard Joint Venture	10/31/13

2700 East Eldorado Parkway, Suite 106	Little Elm, TX	Dental Office	Little Elm Towne Crossing, Ltd.	03/31/19

1720 N. Central Expressway, Suite 130	McKinney, TX	Dental Office	Michael G. Cabral Living Trust	12/31/14

8910 State Hwy 121, Suite 210	McKinney, TX	Dental Office	McKinney Towne Crossing, L.P.	06/30/17

3303 N. Central Expressway, Suite 250	Plano, TX	Dental Office	F.D. Enterprises, Ltd.	01/31/11

3516 Preston Road, Suite 600	Plano, TX	Dental Office	3516 Preston, LP	07/31/12

3516 Preston Road, Suite 600	Plano, TX	Dental Office	3516 Preston, LP	07/31/12

5068 W. Plano Parkway, Suite 156	Plano, TX	Dental Office	Parkway Commons, LP	09/30/12

1750 Alma Road, Suite 108	Richardson, TX	Dental Office	1750 Alma Management, LLC & Gabriella Bat- Aviv	06/30/15

4770 State Highway 121, Suite 100	Lewisville, TX	Dental Office	Weber/Inland American Lewisville TC, LP	05/31/20

3329 Turner Drive, Suite 110-South	Abilene, TX	Dental Office	Turner Plaza Dr. Ltd.	11/30/13

8401 Osuna Road NE, Suite B	Albuquerque, NM	Dental Office	Osuna Dental Medical, LLC	12/31/11

1717 Airport Freeway	Bedford, TX	Dental Office	Sherman Taylor Plaza Shopping Ctr., Ltd.	04/30/14

2540 Old Denton Road, Suite 188	Carrollton, TX	Dental Office	Trinity/Denton II, Ltd.	04/30/12

7650 S. Interstate 35 East, Suite 152	Corinth, TX	Dental Office	W.P. Corinth Holdings LLC	07/31/14

7040 N. Mesa Street, Suite A	El Paso, TX	Dental Office	Darakev Trust	09/30/10

1201 W. Airport Freeway, Suite 299	Euless, TX	Dental Office	Euless Capital, LP	12/31/11

6909 Green Oaks Road	Fort Worth, TX	Dental Office	Warren F. Melamed, DDS	12/31/16

6849 C Green Oaks Road	Fort Worth, TX	Dental Office	Oakwind, Ltd.	02/28/11

1101 Melbourne Road, Suite 2105	Hurst, TX	Dental Office	Simon Property Group (Texas), LP	MTM

6628 Lake Worth Boulevard, Suite 200	Lake Worth, TX	Dental Office	Inland Western Lake Worth Towne Crossing, Ltd.	10/31/15

2101 N. Midland Drive, Suite 14	Midland, TX	Dental Office	Main Street Santa Ana, LLC	MTM

8528 Davis Boulevard, Suite 100	North Richland Hills, TX	Dental Office	Inland Western North Richland Hills Davis, LP	11/30/14

6455 Hilltop Drive, Suite 114	North Richland Hills, TX	Dental Office	Hilltop Square S/C Partners, Ltd.	11/30/13

2818 West County Rd.	Odessa, TX	Dental Office	S&S Shopping Centers, Ltd.	11/30/14

811 Saint Michaels Drive, Suite 101	Santa Fe, NM	Dental Office	La Compania Management Account	05/31/11

505 S. Sherman Street, Suite F	Richardson, TX	Storage	MRI Sherman Plaza Investment Fund, LP	MTM

9310 E. RL Thorton Freeway, Suite 100	Dallas, TX	Dental Office	Dockside Threading, Inc.	02/28/16

420 E. Pleasant Run Road, Suite 390	Cedar Hill, TX	Dental Office	Inland Western Cedar Hill Pleasant Run, LP	03/31/15

9440 Garland Road, Suite 230	Dallas, TX	Dental Office	AmREIT Casa Linda, LP	01/31/14

10505 Church Road	Dallas, TX	Dental Office	John H. Davis, DDS	09/30/11

3619 Forest Lane	Dallas, TX	Dental Office	Park Forest Properties, Inc.	02/28/14

2121 Northwest Highway, Suite 112	Garland, TX	Dental Office	L2Y2, LLC	03/31/12

1036 Town East Mall	Mesquite, TX	Dental Office	Town East Mall, LLC	06/30/13

3501 Towne Crossing Boulevard, Suite 180	Mesquite, TX	Dental Office	The Brennan Company	07/31/12

217 E. FM 544, Suite 501	Murphy , TX	Dental Office	Allen & Loucks Venture, L.P.	10/31/18

3535 Marvin D. Love Freeway	Dallas, TX	Dental Office	Diane M. Earle, DDS	09/30/11

4140 Lemmon Avenue, Suite 290	Dallas, TX	Dental Office	Rosebriar Douglas Court, LP	05/31/12

269 E. Ovilla Road, Suite 400	Red Oak, TX	Dental Office	Williams Dental	12/31/10

2306 Greencrest	Rockwall, TX	Dental Office	JLIU Asset Management, Ltd.	08/31/10

4305 Lakeview Parkway, Suite 100	Rowlett, TX	Dental Office	SR Properties, LLC	04/30/19

895 US Highway 77 North, Suite 400	Waxahachie, TX	Dental Office	CNLRS BEP, LP	05/31/18

1005 N. Collins Street, Suite 100	Arlington, TX	Dental Office	1108 North Collins Associates, Ltd.	10/17/14

5760 W. Pleasant Ridge Road, Suite 110	Arlington, TX	Dental Office	Stanton Plaza S/C Partners, Ltd.	01/31/11

140 NW John Jones Drive, Suite 120	Burleson, TX	Dental Office	Inland Western Burleson South Towne, Ltd.	06/30/15

3235 W. Camp Wisdom Road	Dallas, TX	Dental Office	Maclay Red Bird, Ltd.	07/31/11

607 N. Cedar Ridge Drive, Suite 101	Duncanville, TX	Dental Office	Evan & Dorothy Evans	08/31/14

6041 Forest Lane	Dallas, TX	Dental Office	Aubrey Family, LLC	01/31/19

6261 Granbury Road	Fort Worth, TX	Dental Office	9SC Associates, Ltd.	02/28/13

4200 S. Freeway, Suite 15	Fort Worth, TX	Dental Office	Town Center Mall, LP	12/31/16

594 W. Interstate 20, Suite 205	Grand Prairie, TX	Dental Office	Inland Western Grand Prairie Carrier, LP	11/30/13

306 S. Park Boulevard	Grapevine, TX	Dental Office	Inland American Grapevine Park West, LP	02/28/10

3401 W. Airport Freeway, Suite 206	Irving, TX	Dental Office	Beltline & Airport Freeway Ltd.	02/29/12

7620 N. MacArthur Boulevard	Irving, TX	Dental Office	Inland Southwest Management Corp., #5005	05/31/14

101 West Debbie Lane, Suite 106	Mansfield, TX	Dental Office	KFSPEI, L.P.	11/30/14

220 Adams Drive, Suite 250	Weatherford, TX	Dental Office	Weatherford I-20 / Main St. L.P.	06/30/19

3611 First Street East, Suite 650	Bradenton, FL	Dental Office	Desoto Properties, LLC	12/31/12

11385 Causeway Boulevard, Suite A4-5	Brandon, FL	Dental Office	DDR MDT Lake Brandon Village, LLC	12/31/13

2045 Gulf to Bay Boulevard, Suite D	Clearwater, FL	Dental Office	Shoppes at Gulf to Bay Inc.	04/30/13

27066 US Highway 19 North	Clearwater, FL	Dental Office	Leap Clearwater, LC	11/30/14

900 N. Suncoast Boulevard	Crystal River, FL	Dental Office	South Square Plaza	09/30/11

4639 Sun Ray Drive	Holiday, FL	Dental Office	Sunray Holiday, LLC	09/30/10

10500 Ulmerton Road, Suite 210	Largo, FL	Dental Office	Weingarten Realty Investors	03/31/13

1770 North Wickham Road	Melbourne, FL	Dental/Admin	UDG Development Corp., Inc.	01/31/11

2206 SE 17th Street	Ocala, FL	Dental Office	Ocala Professional Properties, LLC	08/31/12

1051 Port Malabar Boulevard NE	Palm Bay, FL	Dental Office	Donald L. Kane, D.D.S., P.A.	01/31/11

324 East Lake Road	Palm Harbor, FL	Dental Office	Developers Diversified Realty Corporation	01/31/15

7886 US Highway 19 North	Pinellas Park, FL	Dental Office	APP of Florida, LLC	08/31/17

9682 US Highway 19 North	Port Richey, FL	Dental Office	Embassy Retail, LLC	12/31/11

1324 Highway A1A	Satellite Beach, FL	Dental Office	Donald L. Kane, D.D.S., P.A.	08/31/12

4351 Commercial Way	Spring Hill, FL	Dental Office	U.S. Retail Income Fund V, LP	09/30/14

11152 Spring Hill Drive	Spring Hill, FL	Dental Office	E & A Acquisitions, LP	06/30/13

14347 N. Dale Mabry Highway	Tampa, FL	Dental Office	CPI Limited, Inc.	12/31/12

11725 W. Hillsborough Avenue, Suite 205	Tampa, FL	Dental Office	KRG/PRP Oldsmar, LLC	07/31/13

6411 West Waters Avenue	Tampa, FL	Dental Office	Leap Clearwater, LC	11/30/14

1561 E. Orangethorpe Avenue	Fullerton, CA	Admin Office	Birch Windell, LLC	07/31/11

2321 Bay Area Boulevard	Houston, TX	Dental Office	S.I.V.G., LC	06/30/13

1020 W. NASA Road One, Suite 250	Webster, TX	Dental Office	H&R Property Corp.	04/30/13

1410 North Loop 336 W	Conroe, TX	Dental Office	Weingarten Realty Management Co.	02/28/11

25823 Northwest Freeway	Cypress, TX	Dental Office	CT Centers S.C., LP	11/30/17

13486 Northwest Freeway, Suite A	Houston, TX	Dental Office	Festival Properties, Inc.	01/31/13

9533 Southwest Freeway	Houston, TX	Dental Office	Bonwil, LLC	02/28/10

5020 FM 1960 Road West, Suite B1	Houston, TX	Dental Office	Houston RE Income Properties XVI, Ltd.	03/31/13

6510 FM 1960 Road West	Houston, TX	Dental Office	KNA Partners	09/30/14

8455 Fannin Street	Houston, TX	Dental Office	Treeline Partners, Ltd.	09/30/13

12246 FM 1960 West	Houston, TX	Dental Office	MB Houston Eldridge Town Center, LP	09/30/19

7906 Gulf Freeway	Houston, TX	Dental Office	8034 Park Place Boulevard Interest, LLC	09/30/12

6888 Gulf Freeway, Suite 610	Houston, TX	Dental Office	Woodridge Drive, Ltd.	04/30/11

6831 Highway 6 North	Houston, TX	Dental Office	Copperwood Village, LP.	07/31/12

12322 I-10 East Freeway, Suite A	Houston, TX	Dental Office	T Oaks M R LLC	01/31/15

13247 East Freeway	Houston, TX	Dental Office	Rossmore Enterprises	06/30/11

6500 North Freeway, Suite 124	Houston, TX	Dental Office	Parker Road Holdings, LLC	01/31/12

19961 Katy Freeway	Houston, TX	Dental Office	CALTIM, Ltd.	05/31/13

5712 Kirby Drive	Houston, TX	Dental Office	5650 Kirby Partnership	09/30/13

12341 S. Main Street	Houston, TX	Dental Office	Fiesta Mart, Inc.	08/31/11

21519 Tomball Parkway, Suite H	Houston, TX	Dental Office	J.C. Pad, Inc.	03/31/13

12520 Westheimer Road	Houston, TX	Dental Office	CA New Plan Fixed Rate Partnership, LP	12/31/11

202 FM 1960 Bypass Road East, Suite F	Humble, TX	Dental Office	Stateside Enterprises, Inc.	05/31/12

9809 FM 1960 Bypass Road W.	Humble, TX	Dental Office	JP Morgan Chase	07/31/11

462 S. Mason Road, Suite 200	Katy, TX	Dental Office	Texas Medical Investments, Inc.	07/31/10

2925 So. Gulf Freeway, Suite D	League City, TX	Dental Office	MB League City Bay Colony L.P.	09/30/17

5106 Fairmont Parkway	Pasadena, TX	Dental Office	Lovett Commercial	08/31/16

3570 Spencer Highway	Pasadena, TX	Dental Office	Centro NP Holdings 2 SPE, LLC	01/31/14

10645 Broadway Street, Suite 102	Pearland , TX	Dental Office	The Crossing at 288 Shopping Center, Ltd.	03/31/10

24601 SW Freeway, Suite 200	Rosenberg, TX	Dental Office	A-S 92 Hwy 59-Reading Rd., L.P.	01/31/19

25114 Grogan’s Mill Road, Suite D	Spring, TX	Dental Office	Almanara at Grogan’s Forest, Inc.	06/30/13

2565 Town Center Boulevard N.	Sugar Land, TX	Dental Office	Weingarten Realty Management Co.	05/31/12

406 Auto Center Drive	Claremont, CA	Dental Office	DKVCMT, LLC and DLVCMT, LLC	04/30/18

140 W. Ontario Avenue, Suite 105	Corona, CA	Dental Office	Waugh - PRP, LLC	07/31/14

12636 Limonite Avenue, Suite 1-A	Corona, CA	Dental Office	Cloverdale Marketplace, LLC	03/31/15

16135 Sierra Lakes Parkway, Suite 200	Fontana, CA	Dental Office	Sierra Lakes Village, LLC	12/31/17

11561 Foothill Boulevard, Suite 104	Rancho Cucamonga, CA	Dental Office	BMV Investment Properties, LLC	12/31/15

2721 W. Florida Avenue	Hemet, CA	Dental Office	Jianna Properties, LLC	08/31/16

79255 Hwy 111, Suite 1A & 1B	La Quinta, CA	Dental Office	Stamko Development Co., LP	02/28/17

12420 Day Street, Suite B4	Moreno Valley, CA	Dental Office	Gateway Company, LLC	11/10/14

1285 Alabama Street	Redlands, CA	Dental Office	Hyrosen Properties, Inc.	05/30/16

3560 Arlington Avenue	Riverside, CA	Dental Office	AJ Trinh Properties LLC	09/30/12

3724 La Sierra Avenue, Suite F1	Riverside, CA	Dental Office	B & A Investment Properties	04/30/18

5023 E. 56th Street, Suite 203	Indianapolis, IN	Dental Office	Rees Realty, LLP	11/30/11

4200 South East Street, Suite 28	Indianapolis, IN	Dental Office	Tri-Land Properties, Inc.	02/29/12

1216 W. Eads Parkway	Lawrenceburg, IN	Dental Office	Ace #1 Investments	07/31/12

304 Norris Avenue	North Vernon, IN	Dental Office	Norris Avenue Professional Bldg.	07/31/12

301 Gaslight Drive	Versailles, IN	Admin Office	Ace #1 Investments	07/31/12

301 Gaslight Drive	Versailles, IN	Dental Office	Ace #1 Investments	07/31/12

570 Masonic Way	Belmont, CA	Dental Office	Harris Wolfson	09/12/11

1420 Shaw Avenue, Suite 101	Clovis, CA	Dental Office	Bradley Land Company	08/31/11

39489 Fremont Boulevard	Fremont, CA	Dental Office	P&N Enterprises, LLC	02/29/12

39489 Fremont Boulevard	Fremont, CA	Ortho Office	P&N Enterprises, LLC	02/29/12

3585 W. Beechwood Avenue, Suite 102	Fresno, CA	Dental Office	James & Linda O Donnell	06/30/12

6680 N. Blackstone Avenue	Fresno, CA	Dental Office	Robmor Investments	11/30/13

1160 Arnold Drive, Suite G	Martinez, CA	Dental Office	Cardoza Properties, Inc.	08/31/13

2225 Plaza Parkway, Suite P1	Modesto, CA	Dental Office	Central Valley Associates	02/28/12

8105 Edgewater Drive, Suite 250	Oakland, CA	Dental Office	Patricia Cardenas	04/30/18

1477 Fitzgerald Drive, Suite 106	Pinole, CA	Dental Office	Pinole Ridge, LLC	06/30/14

5755 Redwood Drive	Rohnert Park, CA	Dental Office	Sunhill Enterprises	12/31/10

960 Sunrise Avenue, Suite 115	Roseville, CA	Dental Office	Patterson Family Trust	02/07/14

591 Watt Avenue, Suite 100	Sacramento, CA	Dental Office	Watt-Fair Oaks Professional Centre, LLC	08/31/13

2930 Aborn Square Road	San Jose, CA	Dental Office	Sek Hou Mock, Sui Ping Mock	08/31/12

2135 Tracy Boulevard	Tracy, CA	Dental Office	Save Mart Supermarkets	03/31/12

5344 W. Cypress Avenue, Suite 101	Visalia, CA	Dental Office	Warren Barigian	10/31/14

140 N. Victory Boulevard, Suite 101	Burbank, CA	Dental Office	Elliot Schlang, DDS	10/31/11

17003 Bear Valley Road, Suite D	Hesperia, CA	Dental Office	Bear Valley and Hesperia Partners, LLC	02/28/17

1155 N. Vermont Avenue, Suite 100	Hollywood, CA	Dental Office	Ok S. Kim	12/31/13

43456 10th St. West	Lancaster, CA	Dental Office	Nashashibi Family Trust	06/30/17

39345 10th Street West, Bldg. B	Palmdale, CA	Dental Office	Amargosa Palmdale Investments, LLC	04/19/14

81 N. Lake Avenue	Pasadena, CA	Dental Office	Lake/Union Ltd.	04/05/12

26477 Golden Valley Road	Santa Clarita, CA	Dental Office	Kaylor Point, LLC	01/31/18

1440 Lincoln Boulevard	Venice, CA	Dental Office	Lincoln Center, LLC	MTM

151 N. Azusa Avenue	West Covina, CA	Dental Office	Charles & Doris Crick	10/31/14

1400 West Covina Parkway	West Covina, CA	Dental Office	Megada, Inc.	12/31/12

150 N. State College Boulevard	Anaheim, CA	Dental Office	Wolfsen Land & Cattle Co.	03/07/17

1718 W. Orangethorpe Avenue	Fullerton, CA	Dental Office	Orangebrook, LLC	02/29/12

21714 Pioneer Boulevard	Hawaiian Gardens, CA	Dental Office	Dennis R. Fratt Family Trust	08/31/10

3383 Long Beach Boulevard	Long Beach, CA	Dental Office	I-Ming Hwang	06/30/13

23482 Alicia Parkway	Mission Viejo, CA	Dental Office	Megada, Inc.	12/31/12

1710 E. Chapman Avenue	Orange, CA	Dental Office	ICI Development Co.	05/31/12

1631 N. Bristol Street, Suite 100	Santa Ana, CA	Dental Office	Megada, Inc.	12/31/12

11001 Beach Boulevard	Stanton, CA	Dental Office	Megada, Inc.	12/31/12

15458 Beach Boulevard	Westminster, CA	Dental Office	Westminster Plaza Property Mgmt. Co.	05/31/12

15458 Beach Boulevard	Westminster, CA	Dental Office	Westminster Plaza Property Mgmt. Co.	05/31/12

4655 SW Griffith Drive, Suite 105	Beaverton, OR	Dental Office	Griffith Center, LLC	11/08/16

1021 NE 6th Street	Grants Pass, OR	Dental Office	Megada, Inc.	12/31/12

443 NW Burnside Road	Gresham, OR	Dental Office	Forcum Equities, LLC	07/31/14

7206 N.E. Cornell Road	Hillsboro, OR	Dental Office	Pacific Realty Associates, LP	04/30/17

17186 SE McLoughlin Boulevard	Milwaukie, OR	Dental Office	Megada, Inc.	12/31/12

3580 SE 82nd Avenue	Portland, OR	Dental Office	Megada, Inc.	12/31/12

831 Lancaster Mall Drive NE, Suite 2	Salem, OR	Dental Office	Lancaster Properties 52, LLC	09/30/13

3250 SE 164th Avenue, Suite 102	Vancouver, WA	Dental Office	The Davis Commercial Center, LLC	06/30/14

2101 NE 129th Street, Suite 101	Vancouver, WA	Dental Office	Kirkwood Properties One, LLC	10/29/13

25700 SW Argyle Avenue, Unit F	Wilsonville, OR	Dental Office	Argyle Capital, LLC	04/30/14

185 Franklin Mills Boulevard	Philadelphia, PA	Dental Office	Benbrooke Franklin Partners, LP	10/31/16

2960 South Eagle Road	Newtown, PA	Dental Office	Newtown Village Plaza Associates., LP	07/31/11

526 South Burnt Mill Road	Voorhees, NJ	Dental Office	526 Burnt, LLC	07/31/13

6501 Windcrest Drive, Suite 100	Plano, TX	Admin Office	GKII Plano, L.P.	08/14/10

201 E. Sandpointe Avenue, Suite 800	Santa Ana, CA	Admin Office	The Realty Associates Fund VIII, L.P.	06/30/10

201 E. Sandpointe Avenue, Suite 800	Santa Ana, CA	Admin Office	The Realty Associates Fund VIII, L.P.	06/30/10

201 E. Sandpointe Avenue, Suite 800	Santa Ana, CA	Storage	The Realty Associates Fund VIII, L.P.	06/30/10

1202 Southwest Military Drive	San Antonio, TX	Dental Office	1202 S.W. Military, LLC	10/31/14

1218 SW Military Drive	San Antonio, TX	Dental/Admin	Press Southside, Ltd.	09/30/12

2027 Culebra Road	San Antonio, TX	Dental Office	Charles & Louella Mueller Trust	06/30/14

4315 Fredericksburg Road	San Antonio, TX	Dental Office	Ms. Pamela M. Hodges	10/31/14

4400 Fredericksburg Road, Suite 103	San Antonio , TX	Dental Office	Leon Springs Associates, LLC	08/31/10

7860 Culebra Road	San Antonio, TX	Dental Office	Press Westside, Ltd.	09/30/12

17700 US 281 North, Suite 320	San Antonio, TX	Dental Office	A & B Properties, Inc.	04/30/14

11398 Bandera Road, Suite 106	San Antonio, TX	Dental Office	Bandera View, LLC	08/31/16

5983 Bandera Road	San Antonio, TX	Dental Office	Lapeau, LP	MTM

5841 NW Loop 410, Suite 110	San Antonio, TX	Dental Office	NWC 410/Roxbury, LTD.	03/31/19

7850 Culebra Road	San Antonio, TX	Storage	PNS Realty, LTD.	09/30/11

3800 S. New Braunfels Avenue, Suite 100	San Antonio, TX	Dental Office	James P. & Sara N. Broussard	05/31/12

430 W. Loop 1604 North, Suite 109	San Antonio, TX	Dental Office	Potranco Retail, Ltd.	07/31/17

6909 N. Loop 1604 E, Suite 1010	San Antonio, TX	Dental Office	3805 Simon Property Group (Texas), LP	01/31/12

17244 IH-35 North, Suite 5	Schertz, TX	Dental Office	I35 - 3009, Ltd.	07/31/19

18850 Stone Oak Parkway	San Antonio, TX	Dental/Admin	Press Westside, Ltd.	09/30/12

21025 US Highway 281 North, Suite 1308	San Antonio, TX	Dental Office	Stone Ridge Market Phase 2, Ltd.	04/30/19

4158 Swans Landing, Suite 100	San Antonio, TX	Dental Office	Alfred G. Bradford	12/31/13

2846 Thousand Oaks Drive	San Antonio, TX	Dental Office	Adobe Thousand Oaks Venture, LP	08/31/10

8502 Village Drive	San Antonio, TX	Dental Office	8500 Village, Ltd.	06/30/14

6531 FM 78, Suite 105	San Antonio, TX	Dental Office	Woodlake Market, Ltd.	11/30/16

30571 Temecula Parkway, Suite D	Temecula, CA	Dental Office	Paul and Winona McNitt, Trustees	11/30/15

39804 Winchester Rd., Suite B	Temecula, CA	Dental Office	Temecurich, LLC	05/31/17

17615 Lakewood Boulevard	Bellflower, CA	Dental Office	Megada, Inc.	12/31/12

6633 S. Atlantic Boulevard	Bell, CA	Dental Office	Austin Turk & Samer Khoury	01/31/14

4251 Crenshaw Boulevard	Los Angeles, CA	Dental Office	Kay Center, Inc.	12/31/10

3635 E. First Street	Los Angeles, CA	Dental Office	3635 East First Street, LLC	06/30/12

13220 S. Hawthorne Boulevard	Hawthorne, CA	Dental Office	Elliot Schlang, DDS	09/30/12

16128 Hawthorne Boulevard	Lawndale, CA	Dental Office	Megada, Inc.	03/31/12

12052 E. Imperial Highway, Suite 101	Norwalk, CA	Dental Office	Megada, Inc.	12/31/12

11481 Rosecrans Avenue	Norwalk, CA	Dental Office	Falchion Land Management Inc.	09/30/12

697 S. Gaffey Street	San Pedro, CA	Dental Office	J.W. Rich Investment Co.	03/31/14

4433 Tweedy Boulevard	South Gate, CA	Dental Office	Dr. Jack Azad	12/31/14

1610 N. Avalon Boulevard	Wilmington, CA	Dental Office	Victor Bardack, Sherry Bardack, Michael Robbitt & Patty Rabbitt, jointly & severably	04/30/11

5708 Uptain Road, Suite 100	Chattanooga, TN	Dental Office	Osborne Building Corporation	09/30/14

787-B S. Willow Avenue	Cookeville, TN	Dental Office	Heavenly Host Lutheran Church	04/30/11

1010 Murfreesboro Road, Suite 196	Franklin, TN	Dental Office	Transamerica Life Insurance Company	02/29/12

813 Rivergate Parkway	Goodlettsville, TN	Dental Office	Edwin B. Raskin Company	11/30/17

5756 Highway 153, Suite C4	Hixson, TN	Dental Office	Wolford Development Chattanooga, LLC	03/31/14

790 N.W. Broad Street	Murfreesboro, TN	Dental Office	CNL APF Partners, LP	08/31/19

2375 Murfreesboro Road, Space C	Nashville, TN	Dental Office	U.S. Retail Income Fund VI, LP	01/31/14

3907 Nolensville Road	Nashville, TN	Dental Office	H.G. Hill Realty Company, LLC	01/31/14

21 White Bridge Road, Suite 111	Nashville, TN	Dental Office	Post Square Shopping Center, GP	04/30/17

2111 N. Jackson Avenue, Suite 9	Tullahoma, TN	Dental Office	Centro NP Commerce Central, LLC	01/31/14

476 N. 900 W., Suite A	American Fork, UT	Dental Office	Park Place Group, Ltd.	03/31/16

24 South 500 West, Suite D	Bountiful, UT	Dental Office	WBC Partners, L.C., FLC West Bountiful Commons, LLC and JC West Bountiful Commons, LLC	06/30/16

420 E. South Temple, Suite 312	Salt Lake City, UT	Admin Office	Bay Pacific Corporation	MTM

1492 West Antelope Drive, Suite 201	Layton, UT	Dental Office	HCPI/UTAH,LLC	12/31/11

575 E. University Parkway, Suite A-24	Orem, UT	Dental Office	University Mall Shopping Center, LC	01/31/16

370 East South Temple, Suite 350	Salt Lake City, UT	Dental Office	Reynolds Properties, LLC	03/31/11

10011 S. Centennial Parkway, Suite 330	Sandy, UT	Dental Office	Sandy Center Associates L.C	06/30/12

5974 S. Fashion Pointe Drive, Suite 210	South Ogden, UT	Dental Office	Jack Litt, LLC	06/30/13

5419 S. Redwood Road, Unit 2	Taylorsville, UT	Dental Office	Taylorsville, LLC	07/31/16

3730 West 4700 South	West Valley, UT	Dental Office	University of Utah Hospitals & Clinics	07/31/10

5249 Duke Street, Suite 210	Alexandria, VA	Dental Office	Landmark Center, LLC	04/30/14

7620 Little River Turnpike, Suite 204	Annandale, VA	Admin Office	Myers Station Investments (LRT), LLC	04/30/12

7620 Little River Turnpike, Suite 204	Annandale, VA	Storage	Myers Station Investments (LRT), LLC	04/30/12

5726-B Buckeystown Pike	Frederick, MD	Dental Office	Evergreen Square Limited Partnership	12/31/17

68 Thomas Johnson Drive, Unit B	Frederick, MD	Dental Office	Meteor Associates, LLC	12/31/10

13873 Park Center Road, Suite 137	Herndon, VA	Dental Office	Brit-Hallmark, LLC	08/31/14

13873 Park Center Road, Suite 137	Herndon, VA	Storage	Brit-Hallmark, LLC	08/31/14

10454 Hilltop Plaza Way	Spotsylvania, VA	Dental Office	Notting Hill Gate, LLC	08/31/14

392 Garrisonville Road, Suite 205	Stafford, VA	Dental Office	RCH Family, LLC	05/31/13

6 Pidgeon Hill Drive, Suite 210	Sterling, VA	Dental Office	Creaney & Smith Group	04/30/11

2230 Gallows Road, Suite 320	Vienna, VA	Dental Office	Cedar Hill II, LLC	02/28/14

13412 Occuquan Road	Woodbridge, VA	Dental Office	Ramon A. Woodall, III, DDS	04/14/13

4291 Meridian Street, Suite 101	Bellingham, WA	Dental Office	KIR Bellingham, LP	12/31/13

9503 192nd Avenue East	Bonney Lake, WA	Dental Office	Junction 192 L.L.C	01/31/20

1507 S. 348th Street, Suite K2-102	Federal Way, WA	Dental Office	Fana Federal Way Crossings, LP	01/31/17

25610 104th Avenue SE	Kent, WA	Dental Office	KHP Limited Partnership	01/31/12

18910 28th Avenue W, Suite 202	Lynnwood, WA	Dental Office	Rosen Investment Company	12/31/14

4210 Martin Way East, Suite 101	Olympia, WA	Dental Office	QRP Martin Way, LLC	09/30/13

10228 156th Street East, Suite 101	Puyallup, WA	Dental Office	Meridian Sunrise Village L.L.C.	10/31/18

7407 N. Division Street, Suite K	Spokane, WA	Dental Office	Ironwood Investors LLP	12/31/13

4545 South Union Avenue, Suite 100	Tacoma, WA	Dental Office	Union 4545, LLC	02/28/14

16400 Southcenter Parkway, Suite 103	Tukwila, WA	Dental Office	Legacy Partners I Tukwila, LLC	10/31/12

Schedule 4.01(j)

EQUITY SECURITIES

The holders of the Series A Convertible Preferred Stock of Smile Brands West, Inc. (f/k/a Monarch Dental Corporation) have the right to convert their shares to shares of Common Stock on the terms and conditions set forth in the Certificate of Incorporation of Smile Brands West. Smile Brands Inc. is the sole stockholder of Smile Brands West.

Schedule 4.01(k)

MULTIEMPLOYER PLANS

(i)-(iv) None. No Loan Party participates in a defined benefit pension plan.

Smile Brands Inc. sponsors the Smile Brands Inc. 401(k) Plan and Trust, for which Fidelity Management Trust Company acts as the trustee.

Schedule 4.01(n)

GOVERNMENTAL CHARGES

None.

Schedule 4.01(o)

SUBSIDIARIES

A.	SMILE BRANDS GROUP INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	2,000,000 shares
Preferred Stock	2,000,000 shares	[1]

ISSUED AND OUTSTANDING CAPITAL STOCK:

Common Stock	Subscription Shares
FS Equity Partners V, L.P.	738,790 shares
FS Affiliates V, L.P.	9,882 shares
The Mark A. Pulido and Donna J. Walker Revocable Trust, Dated April 1997	5,000 shares
California State Teachers’ Retirement System	100,000 shares
Madison Capital Funding LLC	6,666 shares
Dennis Fratt	666 shares
Steve Tumbarello	400 shares
Bradley Schmidt	2,666 shares
Alan Sechrest	2,334 shares
BN Dental Holdings, LLC	18,467 shares
Gryphon Partners II, L.P.	30,670.3 shares
Gryphon Partners II-A, L.P.	2,156.6 shares
Gryphon Dental Partners V, L.P.	15,372.1 shares
The Starrett Family Trust, dated April 11, 1999	5,000 shares
Antares Capital Corporation	3,333 shares
A.S.F. Co-Investment Partners II, L.P.	66,666 shares
Steven C. Bilt	14,000 shares
1,022,069 TOTAL

Preferred Stock
FS Partners	369,395 shares
FS Affiliates	4,941 shares
The Starrett Family Trust	2,500 shares
Mark A. Pulido and Donna J. Walker Revocable Trust, Dated April 1997	2,500 shares
California State Teacher’s Retirement System	50,000 shares
A.S.F. Co-Investment Partners II, L.P.	33,334 shares

[1]	600,000 shares of Preferred Stock are designated as Series A Preferred Stock.

Antares Capital Corporation	1,667 shares
Madison Capital Funding LLC	3,334 shares
Dennis Fratt	334 shares
Steve Tumbarello	200 shares
Steven C. Bilt	7,000 shares
Bradley Schmidt	1,334 shares
Alan Sechrest	1,166 shares
BN Dental Holdings, LLC	9,234 shares
Gryphon Partners II, L.P.	15,336 shares
Gryphon Partners II-A, L.P.	1,078 shares
Gryphon Dental Partners V, L.P.	7,686 shares
511,039 TOTAL

B.	SMILE BRANDS INC.

a Washington corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	153.53 shares

Common Stock	Percentage
Smile Brands Group Inc.	100%
%
Total:	100%

C.	SMILE BRANDS WEST, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Voting Common Stock	100 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Voting Common Stock	100 shares

Voting Common Stock	Percentage
Smile Brands Inc.	100%
Total:	100%

D.	SMILE BRANDS OF ARKANSAS, INC.

an Arkansas corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	1,000 shares

Common Stock	Percentage
Smile Brands West, Inc.	100%
Total:	100%

E.	VFD OF GEORGIA, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	1,000 shares

Common Stock	Percentage
SB Holdings 4, Inc.	100%
Total:	100%

F.	SMILE BRANDS EAST, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	1,000 shares

Common Stock	Percentage
SB Holdings 4, Inc.	100%
Total:	100%

G.	SB HOLDINGS 4, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	100 shares

Common Stock	Percentage
Smile Brands West, Inc.	100%
Total:	100%

H.	SMILE BRANDS OF INDIANA, INC.

an Indiana corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	1,000 shares

Common Stock	Percentage
Smile Brands West, Inc.	100%
Total:	100%

I.	SMILE BRANDS OF CLEVELAND, INC.

an Ohio corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	665 shares
Preferred Stock	85 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	120 shares

Common Stock	Percentage
Smile Brands East, Inc.	100%
Total:	100%

Preferred Stock	81 shares

Preferred Stock	Percentage
Smile Brands East, Inc.	100%
Total:	100%

J.	SMILE BRANDS OF PENNSYLVANIA, INC.

a Pennsylvania corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	265,975 shares

Common Stock	Percentage
SB Holdings 4, Inc.	100%
Total:	100%

K.	SMILE BRANDS SOUTHWEST, INC.

a Texas corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	179,743 shares

Common Stock	Percentage
Smile Brands West, Inc.	100%
Total:	100%

L.	SB HOLDINGS 3, INC.

a Texas corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	1,000 shares

Common Stock	Percentage
Smile Brands West, Inc.	100%
Total:	100%

M.	SMILE BRANDS OF TEXAS, L.P.

a Texas limited partnership

ISSUED AND OUTSTANDING:

Partnership Interests	Percentage
GP-SB Holdings 3, Inc.	1%
LP-SB Holdings 1, Inc.	33%
LP-Smile Brands West, Inc.	66%
Total:	100%

N.	SB HOLDINGS 2, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	100 shares
Preferred Stock	100 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	100 shares

Common Stock	Percentage
Smile Brands Inc.	100%
Total:	100%

Preferred Stock	100 shares

Preferred Stock	Percentage
Smile Brands Inc.	100%
Total:	100%

O.	SMILE NOW! FINANCE, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:	100 shares

Common Stock	Percentage
Smile Brands Inc.	100%
Total:	100%

P.	SMILE BRANDS OF TENNESSEE, INC.

a Tennessee corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	1,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:	1,000 shares

Common Stock	Percentage
SB Holdings 2, Inc.	100%
Total:	100%

Q.	SB HOLDINGS 1, INC.

a Delaware corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	100 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:	100 shares

Common Stock	Percentage
SB Holdings 2, Inc.	100%
Total:	100%

R.	SMILE BRANDS OF ABILENE, L.P.

a Texas limited partnership

ISSUED AND OUTSTANDING:

Partnership Interests	Percentage
GP-SB Holdings 3, Inc.	1%
LP-Smile Brands West, Inc.	74%
Total:	75%

S.	SMILE BRANDS OF MIDLAND/ODESSA, L.P.

a Texas limited partnership

ISSUED AND OUTSTANDING:

Partnership Interests	Percentage
GP-SB Holdings 3, Inc.	1%
LP-Smile Brands West, Inc.	79%
Total:	80%

T.	CONSUMERHEALTH, INC.

a California corporation

AUTHORIZED CAPITAL STOCK:
Common Stock	10,00,000 shares
Preferred Stock	5,000,000 shares
ISSUED AND OUTSTANDING CAPITAL STOCK:
Common Stock	10,000,000 shares

Common Stock	Percentage
Smile Brands Inc.	100%
Total:	100%

Schedule 4.01(u)

INSURANCE

Casualty

Automobile Liability
Insurer	C.N.A. (Valley Forge Ins. Co)
Policy Number	BUA4012868322
Policy Period	10/31/08 - 3/1/10
Policy Limit	$1,000,000 CSL - BI/PD $1,000,000 Uninsured/Underinsured Motorists Coverage
Policy Deductible	$1,000 Comp/Collision - Hired and specifically described autos

General Liability
Insurer	C.N.A. (Valley Forge Ins. Co)
Policy Number	GL4012868353
Policy Period	10/31/08 - 3/1/10
Policy Limit	$1,000,000 per Occurrence $2,000,000 Aggregate
Policy Deductible	$0 Bodily Injury/Property Damage $1,000 Employee Benefits Liability

Workers Compensation & Employers Liability
Insurer	Hartford (Hartford Insurance Company of the Midwest)
Policy Number	84 WNR 28400
Policy Period	7/1/09 - 7/1/10
Policy Limit	$1,000,000 per Accident – Employer’s Liability $1,000,000 Disease per person/Disease Aggregate – Employer’s Liability Workers’ Compensation in California – Statutory Limits
Policy Deductible	$250,000 per Claim $2,400,000 Aggregate

Umbrella Liability
Insurer	C.N.A. (Continental Casualty Co.)
Policy Number	4012258727
Policy Period	10/31/08 - 3/1/10
Policy Limit	$15,000,000 per Occurrence $15,000,000 Aggregate
Policy Deductible	$10,000 SIR

Professional Liability
Insurer	C.N.A. (Continental Casualty Co.)
Policy Number	SLD2098352033
Policy Period	4/1/09 - 4/1/10
Policy Limit	Entity: $1,000,000 per Claim $6,000,000 Aggregate Individual Doctor: $1,000,000 per Claim $3,000,000 Aggregate
Policy Deductible	$50,000 Deductible (Indemnity & Expense) $500,000 Policy Aggregate

Directors & Officers Liability
Insurer	Chubb (Federal Insurance Co.)
Policy Number	8211-4215
Policy Period	2/25/09 – 5/25/10
Policy Limit	$10,000,000 Aggregate
Policy Deductible	$100,000 All other Claims (including private placements)

Employment Practices Liability
Insurer	Chubb (Federal Insurance Co.)
Policy Number	8211-4215
Policy Period	2/25/09 – 5/25/10
Policy Limit	Included in Directors & Officers Liability Insurance
Policy Deductible	$200,000 per Occurrence

Employed Lawyers Liability
Insurer	Executive Risk Indemnity
Policy Number	8211-4220
Policy Period	2/25/09 – 5/25/10
Policy Limit	$1,000,000
Policy Deductible	$10,000

Directors & Officers Liability (Run-off)
Insurer	National Union Fire Insurance Company of Pittsburg, PA
Policy Number	5442630
Policy Period	5/24/05 - 5/24/11
Policy Limit	$7,500,000
Policy Deductible	$50,000 Indemnifiable Losses

Crime Insurance
Insurer	Travelers Casualty & Surety of America
Policy Number	105203172
Policy Period	11/15/08 – 5/25/10
Policy Limit	$3,000,000 subject to stated sublimits
Policy Deductible	$50,000

Fiduciary Liability
Insurer	Travelers Casualty & Surety of America
Policy Number	105203172
Policy Period	11/15/08 – 5/25/10
Policy Limit	$3,000,000 Annual Aggregate Liability
Policy Deductible	$0

Property - including Business Interruption/Income and Boiler & Machinery
Insurer	Axis Insurance Company
Policy Number	MCB710359-08
Policy Period	10/31/08 - 3/1/10
Policy Limit	$50,000,000 except $10,000,000 earthquake and flood; $5,000,000 flood in special flood hazard areas
Policy Deductible	$25,000 except that separate deductibles may apply for certain catastrophic events in some states

Flood Insurance for 900 N. Suncoast Boulevard Crystal River, FL 34429-5472
Insurer	Hartford Insurance Company of the Midwest
Policy Numbers	99045700792010
Policy Periods	1/15/10 - 1/15/11
Policy Limits	$429,800 for contents; $1,000 deductible

Flood Insurance for 1216 W Eads Pkwy Lawrenceburg, IN 47025-1165
Insurer	Hartford Insurance Company of the Midwest
Policy Numbers	99045700802010
Policy Periods	1/15/10 - 1/15/11
Policy Limits	$410,000 contents; $1,000 deductible

Flood Insurance for 5106 Fairmont Parkway Pasadena, TX 77505-3728
Insurer	Hartford Insurance Company of the Midwest
Policy Numbers	99045700782010
Policy Periods	1/15/10 - 1/15/11
Policy Limits	$441,100 contents; $1,000 deductible

Flood Insurance for 4639 Sunray Drive Holiday, FL 34690-3807
Insurer	Hartford Insurance Company of the Midwest
Policy Numbers	99045700772010
Policy Periods	1/15/10 - 1/15/11
Policy Limits	$492,500 contents; $1,000 deductible

Flood Insurance for 11725 W Hillsborough Avenue Tampa, FL 33635-9748
Insurer	Hartford Insurance Company of the Midwest
Policy Numbers	99045700762010
Policy Periods	1/15/10 - 1/15/11
Policy Limits	$441,000 contents; $1,000 deductible

Third Party Administrator Bond - Utah
Insurer	Travelers Casualty & Surety of America
Policy Number	71S103125770
Policy Period	11/17/08 - 11/17/09
Policy Limit	$500,000
Policy Deductible	None

Third Party Administrator Bond - Idaho
Insurer	Travelers Casualty & Surety of America
Policy Number	104198301
Policy Period	9/28/09 - 9/28/10
Policy Limit	$20,000
Policy Deductible	None

Notary Bond for Robin Clow
Insurer	Western Surety Company
Policy Number	54745250
Policy Period	3/12/09 - 3/12/10
Policy Limit	$15,000
Policy Deductible	None

Notary Bond for Judy Burke
Insurer	Travelers Casualty & Surety of America
Policy Number	54745257
Policy Period	2/26/08 - 2/26/09
Policy Limit	$15,000
Policy Deductible	None

Lockton - All lines except Professional Liability	N/A - Broker Fee Info
Insurer	n/a
Policy Number	n/a
Policy Period	8/15/09 - 8/15/10
Policy Limit	Flat fee
Policy Deductible	n/a

Behnke - Professional Liability	N/A – Broker Fee Info
Insurer	n/a
Policy Number	n/a
Policy Period	4/1/09 - 4/1/10
Policy Limit	Commission
Policy Deductible	n/a

Schedule 4.01(x)

SERVICE AGREEMENTS

BSSA = Business Support Services Agreement DSTA = Directed Stock Transfer Agreement

Affiliated Practice	Address	Loan Party	Material Contracts
Alayssami Dental, P.C., a Maryland professional corporation	198 Thomas Johnson Dr., Ste. 5, Frederick MD 21702	Smile Brands East, Inc.	BSSA; DSTA

Mazin Alayssami, D.M.D., P.C., a Virginia professional corporation	7620 Little River Turnpike, Suite 204, Annandale VA 22003	Smile Brands East, Inc.	BSSA; DSTA

Stirewalt, P.C., a Washington professional corporation	7404 N. Division Street, Spokane WA 99208	Smile Brands Inc.	BSSA; DSTA

Erick N. Cuenca, D.M.D., Inc., a California professional corporation	1420 Shaw Ave., Ste. 101, Clovis CA 93611	Smile Brands Inc.	BSSA; DSTA

CHI is a Loan Party so its agreement doesn’t fall under this definition; see below.

Castle 1st Dental Care, P.A., a Florida professional corporation	324 E. Lake Road, Palm Harbor FL 34685	Smile Brands East, Inc.	BSSA; Option Agreement

Castle Dental Associates of Texas, P.C., a Texas professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands of Texas, L.P.	BSSA; DSTA

Castle Mid-South Dental Center, P.C., a Tennessee professional corporation	5756 Hwy 153, Stes C4&C5, Hixson TN 37343	Smile Brands of Tennessee, Inc.	BSSA; DSTA

Fratt Dental Corporation, a California professional corporation	201 E. Sandpointe, Suite 800, Santa Ana, CA 92707	Smile Brands, Inc.	BSSA; DSTA

Modern Dental Professionals - Arizona, P.C., an Arizona professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands West, Inc.	BSSA; DSTA

Affiliated Practice	Address	Loan Party	Material Contracts
Modern Dental Professionals - Colorado, P.C., a Colorado professional corporation	701 Citadel Dr. E., Colorado Springs COI 80909	Smile Brands West, Inc.	BSSA; DSTA

Modern Dental Professionals - Dallas/Fort Worth, P.C., a Texas professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands of Texas, L.P.	BSSA; DSTA

Modern Dental Professionals - Peek, P.A., an Arkansas professional association	1421 Central Avenue, Hot Springs AR, 71901	Smile Brands of Arkansas, Inc.	BSSA; DSTA

Modern Dental Professionals - El Paso, P.C., a Texas professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands Southwest, Inc.	BSSA; DSTA

Modern Dental Professionals - Houston, P.C., a Texas professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands of Texas, L.P.	BSSA; DSTA

Modern Dental Professionals - Indiana, P.C. an Indiana professional corporation	P.O. Box 1252, Carmel IN 46082	Smile Brands of Indiana, Inc.	BSSA; DSTA

Modern Dental Professionals -New Mexico, P.C., a New Mexico professional corporation	811 Saint Michaels Drive, Santa Fe NM 87505	Smile Brands Southwest, Inc.	BSSA; DSTA

Modern Dental Professionals - Philadelphia, P.C., a Pennsylvania professional corporation	4 Cottonwood Court, Lafayette Hills, PA 19444	Smile Brands of Pennsylvania, Inc.	BSSA; Succession Agreement

Modern Dental Professionals - San Antonio, P.C., a Texas professional corporation	6501 Windcrest Dr., Ste. 100, Plano TX 75024	Smile Brands of Texas, L.P.	BSSA; DSTA

Modern Dental Professionals - Utah, P.C., a Utah professional corporation	2774 W. South Pointe Drive Road, South Jordan UT 84096	Smile Brands West, Inc.	BSSA; DSTA

Affiliated Practice	Address	Loan Party	Material Contracts
Northwest Dental Associates, P.C., an Oregon professional corporation	7404 N. Division Street, Spokane WA 99208	Smile Brands Inc.	BSSA; DSTA

Valley Forge Dental of Florida, P.A., a Florida professional association	1324 Highway A1A, Satellite Beach FL 32937	Smile Brands East, Inc.	BSSA; Option Agreement

Village at Newtown Dentists, P.C., a Pennsylvania professional corporation	2960 South Eagle Road, Newtown PA 18940	Smile Brands of Pennsylvania, Inc.	BSSA; Succession Agreement

Dental Professionals Cleveland - Nouneh, Inc., an Ohio professional corporation	3203 Royal Oak Ct, Westlake OH 44145	Smile Brands of Cleveland, Inc.	BSSA; DSTA

Lawrence J. Paul, D.D.S. and Associates, P.A., a New Jersey professional association	526 South Burnt Mill Rd, Voorheese, NJ 08043	Smile Brands of Pennsylvania, Inc.	BSSA; DSTA

Modern Dental Professionals - Lee, Inc., an Ohio professional corporation	6040 Wilmington Pike, Dayton OH 45459	Smile Brands West, Inc.	BSSA; DSTA

Richard Woods, D.D.S.	39489 Fremont Blvd. Fremont, CA 94538	Smile Brands Inc.	Provider Network Service Agreement; Accounting Agreement

Doctors Johnson, Terry & Associates	301 Gaslight Drive, Versailles IN 47042	Smile Brands of Indiana, Inc.	Partnership Agreement; Management Services Agreement

Smile Brands Inc. also has in place an Administrative Services Agreement with ConsumerHealth, Inc., its wholly-owned subsidiary, which is an Excluded Subsidiary under the Credit Agreement. The Administrative Services Agreement may not be assigned without the consent of ConsumerHealth.

Schedule 5.02(a)

EXISTING INDEBTEDNESS

1.	Capital lease obligation with respect to that certain Master Agreement to Lease Equipment, dated as of October 21, 2008, by and between Cisco Systems Capital Corporation and Smile Brands Inc. (f/k/a Bright Now! Dental). Section 3.8 of the Agreement requires Cisco’s consent to any assignment of the rights of Smile Brands Inc. thereunder, including a grant of a security interest in such rights.

2.	That certain Letter of Credit dated June 30, 2009, reference no. S86882, issued by ABN Amro Bank, N.V. for the benefit of Hartford Fire Insurance Company, for the account of Smile Brands Inc. in the amount of $675,000. A backstop letter of credit will be provided by Wells Fargo at the Closing, and this letter of credit will be terminated post-Closing.

3.	That certain Standby Letter of Credit dated July 6, 2006, reference no. S671116, issued by ABN Amro Bank, N.V. for the benefit of Hartford Fire Insurance Company, for the account of Smile Brands Inc. in the amount of $1,150,000. This L/C will be terminated at the Closing. A backstop letter of credit will be provided by Wells Fargo at the Closing, and this letter of credit will be terminated post-Closing.

4.	Contingent obligations arising out of the 1% general partnership interests in each of Smile Brands of Texas, L.P., Smile Brands of Abilene, L.P., and Smile Brands of Midland/Odessa, L .P. held by SB Holdings 3, Inc.

Schedule 5.02(b)

EXISTING LIENS

None.

Schedule 5.02(e)

EXISTING INVESTMENTS

1.	The current investments of the Loan Parties in the capital stock of their respective subsidiaries, as described on Schedule 4.01(o).

2.	The current investments of the applicable Loan Parties in each of the Excluded Subsidiaries.

Schedule 5.02(j)

TRANSACTIONS WITH AFFILIATES

1.	Employment Agreement between Smile Brands Inc. and Steven Bilt, dated December 2, 2008.

2.	Employment Agreement between Smile Brands Inc. and Bradley Schmidt, dated February 21, 2003.

3.	Indemnification Agreement between Smile Brands Inc. and Bradley Schmidt, dated February 21, 2003.

4.	Obligations of Smile Brands Group Inc. to various Affiliates with respect to its Stockholders’ Agreement, dated as of May 24, 2005.

Schedule 5.02(n)

RESTRICTIVE AGREEMENTS

None.

EXHIBIT A

NOTICE OF LOAN BORROWING

[Date]

Wells Fargo Bank, National Association

  as the Administrative Agent

201 Third Street, 8th Floor

MAC Mail A0187-081

San Francisco, CA 94103

Attn: Cristina Zaragoza

Tel: (415) 477-5423

Fax: (415) 512-9408 / 546-6353

Email: Cristina.n.zaragoza@wellsfargo.com

1. Reference is made to that certain Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(c) of the Credit Agreement, the Borrowers hereby irrevocably request a

☐	Revolving Loan Borrowing

☐	Term Loan Borrowing

upon the following terms1:

(a) The principal amount of the requested Borrowing is to be $            ;

[1]

Paragraphs 2(b) and 2(c) below need only be completed in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing. Per Section 2.01(c) of the Credit Agreement, the Term Loan Borrowing shall be initially made as a Base Rate Portion.

(b) The requested Revolving Loan Borrowing is to consist of Revolving [Base Rate] [LIBOR] Loans;

(c) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be [one (1)] [three (3)] [six (6)] month[s]; and

(d) The date of the requested Borrowing is to be                     ,             .

3. Each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(d) above and after giving effect to the requested Borrowing:

(a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b) No Default has occurred and is continuing;

(c) Since December 31, 2008 there has been no material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole; and

(d) The Total Leverage Ratio as of the date of, and after giving effect to the Borrowing shall not exceed the maximum Total Leverage Ratio permitted under Section 5.03(a) of the Credit Agreement, it being understood that Total Funded Debt shall be calculated for purposes thereof as of the date of the Borrowing after giving effect thereto and Adjusted EBITDA shall be calculated as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, as the case may be.

4. Please disburse the proceeds of the requested Borrowing to:

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Loan Borrowing on the date set forth above.

BORROWERS:

SMILE BRANDS INC., a Washington corporation SMILE BRANDS WEST, INC., a Delaware corporation SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

EXHIBIT B

NOTICE OF CONVERSION

[Date]

Wells Fargo Bank, National Association

  as the Administrative Agent

201 Third Street, 8th Floor

MAC Mail A0187-081

San Francisco, CA 94103

Attn: Cristina Zaragoza

Tel: (415) 477-5423

Fax: (415) 512-9408 / 546-6353

Email: Cristina.n.zaragoza@wellsfargo.com

1. Reference is made to that certain Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(e) of the Credit Agreement, the Borrowers hereby irrevocably request to convert a

☐	Revolving Loan Borrowing

☐	Term Loan Borrowing

as follows:

(a) ☐ The Revolving Loan Borrowing to be converted consists of [Base Rate] [LIBOR] Loans in the aggregate principal amount of $             which were initially advanced to the Borrowers on                     ,         ;

(a) ☐ The Portion of the Term Loan Borrowing to be converted is the [Base Rate] [LIBOR] Portion in the aggregate principal amount of $             [which has a current Interest Period of [one (1)] [three (3)] [six (6)] month[s] expiring on                     ,             ];

(b) Such Borrowing is to be converted into a Borrowing consisting of the following type(s), amount(s) and, for each LIBOR Loan or Portion, Interest Period:

Type	Amount	Interest Period

The Loans or Portions of the Borrowing are to be converted into [Base Rate] [LIBOR] Loans or Portions, as applicable;

(c) If such Loans or Portions are to be converted into LIBOR Loans or Portions, the initial Interest Period for such Loans or Portions commencing upon conversion will be                      months; and

(d) The date of the requested conversion is to be                     ,             .

3. For each conversion of a Borrowing consisting of Base Rate Loans to LIBOR Loans, each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion, no Event of Default has occurred and is continuing.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Conversion on the date set forth above.

BORROWERS:

SMILE BRANDS INC., a Washington corporation SMILE BRANDS WEST, INC., a Delaware corporation SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

EXHIBIT C

NOTICE OF INTEREST PERIOD SELECTION

[Date]

Wells Fargo Bank, National Association

  as the Administrative Agent

201 Third Street, 8th Floor

MAC Mail A0187-081

San Francisco, CA 94103

Attn: Cristina Zaragoza

Tel: (415) 477-5423

Fax: (415) 512-9408 / 546-6353

Email: Cristina.n.zaragoza@wellsfargo.com

1. Reference is made to that certain Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(f) of the Credit Agreement, the Borrowers hereby irrevocably select a new Interest Period for a

☐ Revolving Loan Borrowing

☐ Term Loan Borrowing

as follows:

(a) ☐ The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $             which were initially advanced to the Borrowers on                     ,             ;

(a) ☐ The Portion of the Term Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Portions in the aggregate principal amount of $             which were initially [advanced to] [converted by] the Borrowers on                     ,             ;

(b) The last day of the current Interest Period for such Loans or Portion(s) is                     ,             ; and

(c) The next Interest Period for such Loans or Portion(s) commencing upon the last day of the current Interest Period is to be [one (1)] [three (3)] [six (6)]month[s].

3. Each Borrower hereby certifies to the Administrative Agent and the Lenders that on the date of this Notice of Interest Period Selection, after giving effect to the requested selection, no Event of Default has occurred and is continuing.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Interest Period Selection on the date set forth above.

BORROWERS:

SMILE BRANDS INC., a Washington corporation SMILE BRANDS WEST, INC., a Delaware corporation SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

EXHIBIT D

NOTICE OF SWING LINE BORROWING

[Date]

Wells Fargo Bank, National Association

  as the Administrative Agent

201 Third Street, 8th Floor

MAC Mail A0187-081

San Francisco, CA 94103

Attn: Cristina Zaragoza

Tel: (415) 477-5423

Fax: (415) 512-9408 / 546-6353

Email: Cristina.n.zaragoza@wellsfargo.com

1. Reference is made to that certain Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.03(b) of the Credit Agreement, the Borrowers hereby irrevocably request the Swing Line Borrowing upon the following terms:

(a) The principal amount of the Swing Line Borrowing is to be $            ; and

(b) The date of the Swing Line Borrowing is to be             ,         .

3. Each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(b) above and after giving effect to the requested Swing Line Borrowing:

(a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b) No Default has occurred and is continuing;

(c) Since December 31, 2008 there has been no material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole; and

(d) The Total Leverage Ratio as of the date of, and after giving effect to, the Borrowing shall not exceed the maximum Total Leverage Ratio permitted under Section 5.03(a) of the Credit Agreement, it being understood that Total Funded Debt shall be calculated for purposes thereof as of the date of the Borrowing after giving effect thereto and Adjusted EBITDA shall be calculated as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, as the case may be.

4. Please disburse the proceeds of the Swing Line Borrowing to:

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Swing Line Borrowing on the date set forth above.

BORROWERS:

SMILE BRANDS INC., a Washington corporation SMILE BRANDS WEST, INC., a Delaware corporation SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

EXHIBIT E

REVOLVING LOAN NOTE

$_________	____________________, ____

FOR VALUE RECEIVED, SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P. (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”) hereby promise to pay to the order of                                 , a                      (the “Lender”), the principal sum of                                  DOLLARS ($            ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrowers pursuant to that certain Credit Agreement, dated as of February 26, 2010, among the Borrowers, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

Each Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrowers and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This Note is one of the Revolving Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due to the extent provided in Section 8.02 of the Credit Agreement. Each Borrower hereby waives notice of presentment, demand, protest or notice of any kind.

All obligations of the Borrowers hereunder shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Revolving Loan Note on the date set forth above.

SMILE BRANDS INC., a Washington corporation, SMILE BRANDS WEST, INC., a Delaware corporation and SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F

TERM LOAN NOTE

$_________	____________________, ____

FOR VALUE RECEIVED, SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”) hereby promise to pay to the order of                                 , a                      (the “Lender”), the principal sum of                                  DOLLARS ($            ) in the amounts and on such dates provided in the Credit Agreement (referred to below); and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in that certain Credit Agreement, dated as of February 26, 2010, among the Borrowers, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); provided, however, that all principal and accrued interest remaining unpaid shall be payable in full on the Maturity Date.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

This Note is one of the Term Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due to the extent provided in Section 8.02 of the Credit Agreement. Each Borrower hereby waives notice of presentment, demand, protest or notice of any kind.

All obligations of the Borrowers hereunder shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

F-1

IN WITNESS WHEREOF, the Borrowers have executed this Term Loan Note on the date set forth above.

SMILE BRANDS INC., a Washington corporation, SMILE BRANDS WEST, INC., a Delaware corporation and SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

F-2

EXHIBIT G

SWING LINE NOTE

$_________	____________________, ____

FOR VALUE RECEIVED, SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”), hereby promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), the principal sum of                                      DOLLARS ($            ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrowers pursuant to that certain Credit Agreement, dated as of February 26, 2010, among the Borrowers, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

Each Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrowers and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This Note is the Swing Line Note referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due to the extent provided in Section 8.02 of the Credit Agreement. Each Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

All obligations of the Borrowers hereunder shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrowers have executed this Swing Line Note on the date set forth above.

SMILE BRANDS INC., a Washington corporation, SMILE BRANDS WEST, INC., a Delaware corporation and SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation
Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

EXHIBIT H

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

(1) The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and

(2) The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).

RECITALS

A. Assignor Lender is one of the Lenders which is a party to the Credit Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender.

B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.

AGREEMENT

Now, therefore, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

2. Sale and Assignment. On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.

3. Assignment Effective Notice. Upon (a) receipt by the Administrative Agent of counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrowers and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to the Borrowers, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).

4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares purchased by Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares as described in Section 2 hereof shall become effective.

5. Payments After the Assignment Effective Date. Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

(a) All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

(b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor the Borrowers shall have any responsibility to effect or carry out such separate arrangements.

6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender. On or prior to the Assignment Effective Date, if requested, the Borrowers will deliver to the Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments and Term Proportionate Share of the Term Loan (as adjusted pursuant to this Assignment Agreement). As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date or such other date as may be agreed to by the Assignee Lender. Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to the Borrowers the superseded Notes payable to Assignor Lender, marked “Replaced.”

7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

9. Further Representations, Warranties and Covenants. Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent and the Lenders as follows:

(a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the Collateral or any security interest therein.

(b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any of the Guarantors or any of their obligations under the Credit Agreement or any other Credit Documents.

(c) Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

(d) Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

(e) Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.

(f) Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

(g) Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.

10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment or any Term Loan of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

________________________________________, as
Assignor Lender

By:
Name:
Title:

________________________________________, as
Assignee Lender

By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED BY:

BORROWERS:

SMILE BRANDS INC., a Washington corporation SMILE BRANDS WEST, INC., a Delaware corporation SMILE BRANDS EAST, INC., a Delaware corporation

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership

BY: SB HOLDINGS 3, INC., a Texas corporation Its: General Partner

By:
Name:	Bradley E. Schmidt
Title:	Chief Financial Officer

CONSENTED TO, ACKNOWLEDGED BY,

AND ACCEPTED FOR RECORDATION

  IN REGISTER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

By:
Name:
Title:

ATTACHMENT 1

TO ASSIGNMENT AGREEMENT

NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS, TERM LOANS AND

PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER

AND ASSIGNMENT EFFECTIVE DATE

                        , 20

		Column 1	Column 2
A.	ASSIGNOR LENDER	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares Transferred[1], [2]	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares After Assignment[1]

		$	$

		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.
[2]

Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

		Column 1	Column 2
B.	ASSIGNEE LENDER	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares Transferred[1], [2]	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares After Assignment[1]

		$	$

		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

		%	%

Applicable Lending Office:

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.
[2]

Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

C.	ASSIGNMENT EFFECTIVE DATE:

, 20

ATTACHMENT 2

TO ASSIGNMENT AGREEMENT

FORM OF

ASSIGNMENT EFFECTIVE NOTICE

Reference is made to that certain Credit Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. The Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. Terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be             .

2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

3. Pursuant to such Assignment Agreement and the Credit Agreement, the Borrowers are required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated                      [Insert appropriate date]:

[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by Assignor Lender and/or Assignee Lender.]

4. Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

EXHIBIT I

COMPLIANCE CERTIFICATE

(See attached)

EXHIBIT I

COMPLIANCE CERTIFICATE

                                     , 20__

Wells Fargo Bank, National Association,

as Administrative Agent

333 S. Grand Avenue, Suite 900

Los Angeles, California 90071

Attention: Luke Harbinson

Tel. No. (213) 253-6207

Fax No. (213) 628-1188

E-mail: luke.harbinson@wellsfargo.com

This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) SMILE BRANDS INC., a Washington corporation (“Smile Brands”), SMILE BRANDS WEST, INC., a Delaware corporation (“Smile West”), SMILE BRANDS OF TEXAS, L.P., a Texas limited partnership (“Smile Texas”) and SMILE BRANDS EAST, INC., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender.

Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned Senior Finance Officer of the Borrowers, on behalf of the Borrowers. This Compliance Certificate is delivered for the fiscal [quarter/year] (the “Test Period”) ended                     ,          (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(c), 5.02(d), 5.02(r) and 5.03 of the Credit Agreement are set forth below:

1. Section 5.02(c) – Asset Dispositions.

(a) Section 5.02(c)(ix). The aggregate fair market value of all assets sold by the Loan Parties pursuant to Section 5.02(c)(ix) is $            . The aggregate fair market value of such assets shall not exceed $15,000,000 during the term of the Credit Agreement. All sales by the Loan Parties pursuant to Section 5.02(c)(ix) were consummated in accordance with the terms set forth in such Section.

(b) Section 5.02(c)(xii). The aggregate amount of all other sales or dispositions not contemplated by Sections 5.02(c)(i) – (xi) during the Test Period is $            . The aggregate amount of all such dispositions shall not exceed $1,000,000 in any fiscal year.

2. Section 5.02(d) – Mergers, Acquisitions, etc.

The Borrowers have delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) and all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d) during the Test Period, including, but not limited to the following: The consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with any such acquisition, together with the amount of Acquired Indebtedness related to such acquisition, when taken together with each other Permitted Acquisition consummated after the Closing Date, but excluding any Equity Securities issued by Parent (or capital contribution to Parent) in connection with such Permitted Acquisition and the proceeds thereof, that are paid in connection with such Permitted Acquisition is $            . Such consideration, when added to Investments made pursuant to Section 5.02(e)(xii), shall not exceed $60,000,000 in the aggregate.

3. Section 5.02(e) – Investments.

(a) Section 5.02(e)(xvi). Other Investments made by the Loan Parties not contemplated by Sections 5.02(e)(i) – (xv) is $             in the aggregate, which, from and after the Closing Date shall not exceed $5,000,000 in the aggregate outstanding at any time.

4. Section 5.02(r) – Maximum Capital Expenditures. The aggregate amount of Capital Expenditures made by the Loan Parties during the Test Period is $            ; provided that Capital Expenditures permitted for the immediately preceding fiscal year may, to the extent not expended in such fiscal year, be carried over and expended in this fiscal year. The maximum permitted aggregate amount of Capital Expenditures for fiscal year [20__] is $            .

Capital Expenditures for the fiscal year to date were computed as follows:

(a) all expenditures which should be capitalized in accordance with GAAP, including all Maintenance Capital Expenditures and Growth Capital Expenditures	$___________

(b) expenditures made using the proceeds of dispositions that are permitted under Section 5.02(c) of the Credit Agreement	$___________

(c) expenditures made with tenant improvement allowances provided by landlords under leases	$___________

(d) expenditures incurred in connection with Permitted Acquisitions	$___________

Capital Expenditures for the fiscal year to date – equal
[(a)-(b)-(c)-(d)]	$___________

The maximum permitted aggregate amount of Capital Expenditures:

(a) Capital Expenditures permitted for this fiscal year	$___________

(b) Capital Expenditures permitted for the immediately preceding fiscal year to the extent not expended in such fiscal year, if any	$___________

Capital Expenditures permitted for the fiscal year to date – equal [(a)+(b)]	$___________

5. Section 5.03(a) – Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was         :1.00

The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Total Funded Debt of or attributed to the Loan Parties on a consolidated basis as of the Test Date

(i) all indebtedness for borrowed money	$___________

(ii) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business)	$___________

(iii) the face amount of all letters of credit issued for the account of any Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person

$___________

(iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses	$___________

(v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by any Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property)

$___________

(vi) all Capital Lease Obligations	$___________

(vii) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products	$___________

(viii) with respect to any Rate Contracts that have been terminated, the Termination Value thereof	$___________

(ix) all indebtedness of the types described in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by any Person, even though such Person has not assumed or become liable for the payment of such indebtedness

$___________

(x) all Contingent Obligations described in the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above; provided that clause (iv) in the definition of Contingent Obligations shall only apply after the termination of the applicable Rate Contract)

$___________

(a) – Total Funded Debt – equals

[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$___________

(b) Adjusted EBITDA for the four consecutive fiscal quarter period ending on the Test Date (the “Annual Period”) [1]

[1]

Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA (adjusted as provided below) as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period; provided that, with respect to any such Acquired Person, the Adjusted EBITDA of such Person shall be adjusted to take into account compensation expense, occupancy costs, rental expenses and other verifiable cost and expense items that will be eliminated as a result of consummating the Permitted Acquisition and integrating the applicable target company or business (“Acquisition Addbacks”); provided further that Acquisition Addbacks shall be subject to the review and exclusion by the Administrative Agent in the exercise of its reasonable discretion.

(i) Net Income for the Annual Period	$___________

(ii) Interest Expenses for the Annual Period	$___________

(iii) income tax expense for the Annual Period	$___________

(iv) depreciation and amortization expenses for the Annual Period	$___________

(v) non-cash expenses related to stock-based compensation for the Annual Period	$___________

(vi) losses on asset dispositions for the Annual Period	$___________

(vii) the aggregate amount of extraordinary or non-recurring losses for the Annual Period	$___________

(viii) reorganization costs and other expenses incurred in connection with the Initial Public Offering for the Annual Period, whether or not any such offering is consummated, provided that the aggregate amount of additions to Adjusted EBITDA do not exceed $7,000,000 in the aggregate during the term of the Credit Agreement,

$___________

(ix) expenses incurred in connection with the closing of the Credit Agreement and the transactions contemplated thereby for the Annual Period	$___________

(x) non-cash expenses related to goodwill and trademark impairment for the Annual Period	$___________

(xi) loss on debt extinguishments (net of any income) for the Annual Period	$___________

(xii) merger and other acquisition transaction and related costs, whether or not any such transaction is consummated, including integration or reorganization costs related to any such transaction for the Annual Period

$___________

(xiii) other non-cash charges for the Annual Period	$___________

(xiv) interest income for the Annual Period	$___________

(xv) the aggregate amount of extraordinary or non-recurring income or gain for the Annual Period	$___________

(xvi) gains from asset dispositions for the Annual Period	$___________

(xvii) other non-cash income or gains for the Annual Period	$___________

Items (ii) through (xiii) are included to the extent deducted in determining such Net Income for the Annual Period (without duplication).

Items (xiv) through (xvii) are included to the extent added in determining such Net Income for the Annual Period (without duplication).

(b) – Adjusted EBITDA for the Annual Period – equals[2]

[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)+(xi)+(xii)+(xiii)-(xiv)-(xv)-(xvi)-(xvii)]	$________

Total Leverage Ratio equals [(a)÷(b)]	_____:1.00

The maximum permitted Total Leverage Ratio as of the Test Date is:	_____:1.00

In compliance:	[YES][NO]

6. Section 5.03(b) – Minimum Fixed Charge Coverage Ratio. As of the Test Date, the Fixed Charge Coverage Ratio of the Loan Parties is $                    . The minimum Fixed Charge Coverage Ratio is 1.75:1.00.

The Fixed Charge Coverage Ratio was computed as follows:

(a) (i) Adjusted EBITDA for the Annual Period (as calculated in paragraph 5(b) above)	$________

Minus

(ii) the greater of (x) the aggregate amount of Maintenance Capital Expenditures made in the Annual Period and (y) $5,500,000	$________

Minus

(iii) Any Taxes paid in cash during the Annual Period	$________

[2]

All financial ratios and tests provided in or by reference to Section 5.03 that include the quarterly periods ending June 30, 2009, September 30, 2009 and December 31, 2009 shall be calculated based on the following schedule of Adjusted EBITDA for such periods: for the fiscal quarter ending June 30, 2009, Adjusted EBITDA of $14,436,886; for the fiscal quarter ending September 30, 2009, Adjusted EBITDA of $14,159,341; and for the fiscal quarter ending December 31, 2009, Adjusted EBITDA of $12,553,792.

(a) – equals

[(i)-(ii)-(iii)]	$________

Divided by

(b) Fixed Charges for the Loan Parties (determined on a consolidated basis without duplication) for the Annual Period

(i) Interest Expense paid in cash during the Annual Period	$________

(ii) payments of principal on Indebtedness scheduled to be paid during the Annual Period; provided, however, that for purposes of this clause (ii), any optional prepayments made during such period that are applied in forward order pursuant to Section 2.06(b) to payments on the Term Loans scheduled to be made during the Annual Period shall be disregarded, and such scheduled payments on the Term Loans during the Annual Period (prior to the making of such forward order payments) shall be included in this clause (ii) notwithstanding the prior application of such prepayments to such scheduled payments

$________

(iii) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during the Annual Period	$________

(b) Fixed Charges for the Annual Period – equal [(i)+(ii)+(iii)][3]	$________

Fixed Charge Ratio – equals

[3]

With respect to calculation of the Fixed Charges: (i) Fixed Charges for the fiscal quarter ending March 31, 2010 shall be deemed to be equal to the sum of the following: (A) (x) Interest Expense paid in cash for the period commencing on the Closing Date and ending March 31, 2010 multiplied by (y) 90 divided by 34, (B) $2,500,000 and (C) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during such fiscal quarter (the sum of (A), (B) and (C), the “March 31 Fixed Charges”), (ii) Fixed Charges for the period of four consecutive fiscal quarters ending March 31, 2010 shall be deemed equal to the March 31 Fixed Charges multiplied by four (4), (iii) Fixed Charges for the period of four consecutive fiscal quarters ending June 30, 2010 shall be deemed equal to (A) the sum of the March 31 Fixed Charges and the Fixed Charges for the fiscal quarter ending June 30, 2010, multiplied by (B) two and (iv) Fixed Charges for the period of four consecutive fiscal quarters ending September 30, 2010 shall be deemed equal to (A) the sum of the March 31 Fixed Charges, Fixed Charges for the fiscal quarter ending June 30, 2010 and Fixed Charges for the fiscal quarter ending September 30, 2010, multiplied by (B) four-thirds (4/3).

[a÷b]	_____:1.00

The Minimum Fixed Charge Ratio is:	1.75:1.00

In compliance	[YES][NO]

7. No Default. During the fiscal quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrowers have taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state).

[This Space Intentionally Left Blank]

The undersigned Senior Finance Officer, on behalf of the Borrowers certifies that the calculations made and the information contained herein are derived from the books and records of the Borrowers and that each and every matter contained herein correctly reflects those books and records.

Dated: , 20

BORROWERS: Smile Brands Inc. Smile Brands West, Inc. Smile Brands East, Inc.

By:
Name:
Title:

Smile Brands of Texas, L.P.

By:	SB Holdings 3, Inc.
Its:	General Partner

By:
Name:
Title:

EXHIBIT J

COLLATERAL CERTIFICATE

(See attached)

J-1

PLEASE COMPLETE AND RETURN

AS SOON AS POSSIBLE TO:

David Lin, Esq.

Orrick, Herrington & Sutcliffe, LLP

777 S. Figueroa Street, Suite 3200

Los Angeles, CA 90017

Tele: 213-612-2343

Fax: 213-612-2499

dlin@orrick.com

COLLATERAL CERTIFICATE

The undersigned,                                          (the “COMPANY”), hereby represents and warrants to Wells Fargo Bank, National Association, as administrative agent and a lender (“AGENT”) that the following information is true, accurate and complete:

1. NAMES OF THE COMPANY.

a. The exact legal name of the COMPANY as it appears in its Articles or Certificate of Incorporation, including any amendments thereto, is as follows:

                                                                                                                                                                                                                 .

b. The federal employer identification number of the COMPANY is as follows:

                                                                                                                                                                                                                 .

c. The COMPANY was formed on                     ,             , under the laws of                                          and is in good standing under those laws.

d. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by the COMPANY or any of its divisions or other unincorporated business units during the past five (5) years:

                                                                                                                                                                                                                 .

e. The following are the names of all entities which have been merged into the COMPANY during the past five (5) years:

                                                                                                                                                                                                                 .

f. The following are the names and addresses of all entities from whom the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Street and Mailing Address	Date of Acquisition	Type of Property

(i)	.

(ii)	.

(iii)	.

(iv)	.

2. NAMES OF SUBSIDIARIES OF THE COMPANY. Complete this section for any subsidiary of the COMPANY now existing.

a. The exact legal name of each subsidiary of the COMPANY as it appears in its Articles or Certificate of Incorporation (or comparable formation document), including any amendments thereto and the percentage interest of each such subsidiary owned by the COMPANY, is as follows:

(i)	( %).

(ii)	( %).

(iii)	( %).

(iv)	( %).

b. The federal employer identification number of each subsidiary of the COMPANY is as follows:

Name	Number

(i)	.

(ii)	.

(iii)	.

(iv)	.

c. The following is a list of the jurisdiction and date of incorporation of each subsidiary of the COMPANY:

Name	Jurisdiction	Date of Incorporation

(i)	.

(ii)	.

(iii)	.

(iv)	.

d. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by each subsidiary of the COMPANY during the past five (5) years:

Name	Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

e. The following are the names of all entities which have been merged into a subsidiary of the COMPANY during the past five (5) years:

Name	Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

f. The following are the names and addresses of all entities from whom each subsidiary of the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Mailing Address	Date of Acquisition	Type of Property	Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

3. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES.

a. The chief executive offices of the COMPANY and its subsidiaries are located at the following addresses:

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

b. During the past five (5) years, the COMPANY’s chief executive office and the chief executive offices of its subsidiaries have been located at the following additional addresses:

Complete Street and Mailing Address, including County and Zip Code	Dates Used	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

c. The following are all the locations in the United States of America where the COMPANY and its subsidiaries maintain any books or records relating to any of their accounts receivable (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

d. The following are all of the locations in the United States of America where the COMPANY and its subsidiaries maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

Record Owners of above:

(i)	.

(ii)	.

(iii)	.

(iv)	.

e. The following are all of the locations outside of the United States of America where the COMPANY and its subsidiaries maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Postal Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

f. The following are all the locations in the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

(viii)	.

(ix)	.

g. The following are all the locations outside of the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property:

Complete Street and Mailing Address, including Country and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

h. The following are the names and addresses of all consignees of the COMPANY and its subsidiaries:

Names	Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

i. The following are the names and addresses of all warehousemen or bailees who have possession of any of the COMPANY’s inventory and the inventory of its subsidiaries:

Names	Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

Are Documents of Title Issued?

If So, Are They Negotiable?

(v)	.

(vi)	.

(vii)	.

(viii)	.

j. The following are the names and addresses of all customs brokers or similar persons who act as agent for the COMPANY or any of COMPANY’s subsidiaries for the purpose of receiving bills of lading and other documents of title for goods or inventory and for receiving goods or inventory for which such bills of lading or documents of title have been issued:

Names	Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

k. The following are any locations in the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

l. The following are any locations outside of the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

Complete Street and Mailing Address, including Country and Zip Code	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

m. The following are the States of the United States of America in which the COMPANY and its subsidiaries transact business:

State	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

n. The following are the States of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

State	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

o. The following are countries or territories outside of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

Country/ Territory	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

4. ORGANIZATIONAL DOCUMENTS

a. The COMPANY’s and its subsidiaries’ Articles or Certificate of Incorporation, By-Laws (or comparable organization documents) and minutes (or comparable records) are available and complete at the following address(es):

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

b. There is no provision in the Articles or Certificates of Incorporation or By Laws (or comparable organizational documents) of the COMPANY or its subsidiaries, or in the laws of the state of its organization, requiring any vote or consent of shareholders to borrow money, obtain financial accommodations or mortgage, pledge, or create a security interest in any asset of the COMPANY or any subsidiary. Such power is vested exclusively in its officers and directors:

YES                                     NO

5. SPECIAL TYPES OF COLLATERAL.

a. The following are all of the trademarks or trademark applications of the COMPANY and its subsidiaries (including any service marks, collective marks and certification marks), together with the trademark numbers and dates of registration with the U.S. Patent and Trademark Office or similar foreign office, if applicable:

Trademark	Number	Date	If Foreign Trademark, What Country?	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

b. The following are all of the patents or patent applications of the COMPANY and its subsidiaries, together with the patent numbers, names of inventors and dates of registration with the U.S. Patent and Trademark Office or similar foreign office, if applicable:

Patent Name	Number	Date	Inventor	If Foreign Patent, What Country?	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

c. The following are all of the copyrights or copyright applications of the COMPANY and its subsidiaries, together with the copyright numbers and dates of registration with the U.S. Copyright Office or similar foreign office, if applicable:

Copyright	Number	Date	If Foreign Copyright, What Country?	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

d. The following are all licenses or similar agreements to use trademarks (including any service marks, collective marks and certification marks), patents, and copyrights of others of the COMPANY and its subsidiaries:

Description of License Agreement	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

e. The following are all governmental permits and/or licenses held by the COMPANY and/or its subsidiaries:

Description of License	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

(iv)	.

f. Attached hereto as Schedule F is list of all deposit accounts, brokerage accounts, commodity accounts and similar accounts including account numbers, where the accounts are maintained and how title in such accounts is held. [Company to provide Schedule F].

g. The COMPANY and its subsidiaries own the following kinds of assets, and attached hereto is a schedule describing each such asset owned by the COMPANY or its subsidiaries and identifying by which party such asset is owned:

Franchises, marketing agreements or similar agreements:	Yes	No

Stocks, Bonds or other securities:	Yes	No

Promissory notes, or other instruments or evidence of indebtedness in favor of such person:	Yes	No

Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes	No

Aircraft:	Yes	No

Vessels, Boats or Ships:	Yes	No

Railroad Rolling Stock:	Yes	No

h. The following are all letters of credit issued for the benefit of the COMPANY and its subsidiaries, together with the name of the issuer, the face amount of each letter of credit, the expiration date of each letter of credit and the account party for each letter of credit:

Name of Issuer	Face Amount	Expiration Date	Account Party	COMPANY/ Subsidiary

(i)	.

(ii)	.

(iii)	.

i. The following is a list of all commercial tort claims in which COMPANY or its domestic subsidiaries are a plaintiff:

(i)	vs. Court of [Docket No. ] filed , 200

(ii)	vs. Court of [Docket No. ] filed , 200 .

6. OFFICERS AND/OR DIRECTORS OF THE COMPANY AND ITS SUBSIDIARIES.

a. The following are the respective titles and signatures of the officers and directors of the COMPANY and its Subsidiaries (indicate if also a director):

Office Title	Name of Officer or Director	COMPANY/ Subsidiary	Signature	% of Ownership Interest Held

(i)	.

(ii)	.

(iii)	.

(iv)	.

b. Each of the officers and directors set forth in Paragraph 6.a. above have signatory powers as to all of AGENT’s transactions individually unless the COMPANY limits the signatory powers to the following officers or directors:

Name	Title	Signature

(i)	.

(ii)	.

(iii)	.

(iv)	.

c. In addition to the above named officers directors, the following individuals or entities own 10% or more of the voting stock of the COMPANY:

NAME/ADDRESS	% of Ownership Interest Held

(i)	.

(ii)	.

(iii)	.

(iv)	.

d. With respect to the officers and directors noted above, such officers and directors are affiliated with, or have ownership in the following closely held entities:

NAME/ADDRESS	TYPE OF OPERATION	% OF OWNERSHIP INTEREST HELD	RELATIONSHIP

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

e. The following are the shareholders of the COMPANY:

Name	Title	Address

(i)	.

(ii)	.

(iii)	.

7. OTHER

a. Attached hereto are copies of the front page (or if the name of the Company or its subsidiaries is not on the front page, the first page where each such name appears) of the federal income tax returns filed by the Company and its Subsidiaries in the United States for the last THREE tax years.

b. The COMPANY has never been involved in a bankruptcy, reorganization or Assignment for the Benefit of Creditors except (explain):

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

c. At the present time, there are not delinquent taxes owed by the COMPANY (including, but not limited to, all payroll taxes, real estate or income taxes) except as follows:

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

d. There are no tax liens, judgments or lawsuits pending against the COMPANY, its subsidiaries and/or affiliates or any of its officers or directors except as follows:

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

e.

(i)	The COMPANY participates in, maintains or provides a deferred compensation plan for the benefit of the COMPANY’s employees or a multi-employer plan as described in Section 4001(2)3 of the Employee Retirement Income Security Act (“ERISA”) of 1974 as amended. Yes No

(ii)	A determination as to qualifications of this plan has been issued. Yes No

(iii)	Funding is current and in compliance with established requirements. Yes No

f. The Insurance Broker/Agent for the COMPANY is as follows:

Name of the Firm: Address:

Broker/Agent Relationship:

[This Space Intentionally Left Blank]

The undersigned undertakes to advise the AGENT of any change or modification whatsoever with respect to any of the foregoing matters. Until such notice is received by the AGENT, the AGENT shall be entitled to rely upon all of the foregoing and presume they are correct and accurate in all respects.

DATED:                                      , 2010.

Company:

By:
Name: Title:

By:
Name: Title:

EXHIBIT K

NON-BANK CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) Smile Brands Inc., a Washington corporation (“Smile Brands”), Smile Brands West, Inc., a Delaware corporation (“Smile West”), Smile Brands of Texas, L.P., a Texas limited partnership (“Smile Texas”) and Smile Brands East, Inc., a Delaware corporation (“Smile East,” and together with Smile Brands, Smile West and Smile Texas, each, a “Borrower” and, collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders, as collateral agent for the Secured Parties (as defined in the Credit Agreement), as L/C Issuer and as Swing Line Lender. Pursuant to the provisions of Section 2.12(e) and Section 8.05(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended. The undersigned shall promptly notify the Borrowers and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF FINANCIAL INSTITUTION]

By:
Name:
Title:

K-1